Exhibit 10.1

Virgin Galactic Holdings, Inc.

Subscription Agreement

December 9, 2025

December 9, 2025

Virgin Galactic Holdings, Inc.

1700 Flight Way, 4th Floor

Tustin, California 92782

Attention: Douglas Ahrens, Chief Financial Officer

Ladies and Gentlemen:

Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), is proposing to (i) issue and sell for cash, shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in amounts as determined as set forth herein (the “Shares Issuance”), (ii) issue and sell for cash Prefunded Warrants (as defined below) in amounts as determined as set forth herein (the “Prefunded Warrants Issuance”), (iii) issue and sell for cash a new series of its 9.80% First Lien Notes due 2028 (the “Notes”) in amounts as determined as set forth herein (the “Notes Issuance”), and (iv) issue and sell for cash Purchase Warrants (as defined below) in amounts as determined as set forth herein (the “Purchase Warrants Issuance” and, together with the Shares Issuance, the Prefunded Warrants Issuance and the Notes Issuance, the “Transactions”), in each case, pursuant and subject to the terms and conditions set forth in this agreement (this “Agreement”).

The undersigned (the “Investor”), for itself and, if applicable, on behalf of the accounts (if any) listed on Exhibit A hereto for whom the Investor has been duly authorized to enter into the Transactions hereby agrees to purchase the Shares, the Prefunded Warrants, the Notes and the Purchase Warrants in the Transactions pursuant and subject to the terms and conditions set forth in this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (File No. 333-272826) that contains a base prospectus. Such registration statement registers the issuance and sale by the Company of the Shares, the Prefunded Warrants and the Prefunded Warrant Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”). The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares, the Prefunded Warrants and the Prefunded Warrant Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with the prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Exchange Act (as defined below)) relating to the issuance of the Shares, the Prefunded Warrants and the Prefunded Warrant Shares (the “Prospectus Supplement”) and any other prospectus supplement filed with the SEC pursuant to

Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, the Prefunded Warrants and the Prefunded Warrant Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is used by the Company in connection with the offering of the Shares, the Prefunded Warrants and the Prefunded Warrant Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first used in connection with the Transactions. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the SEC of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

The Notes will be issued pursuant to an indenture (the “Notes Indenture”), to be dated as of the Closing Date (as defined below), among the Company, as issuer, the guarantors party hereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Notes Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), substantially in the form set forth in Exhibit C hereto.

The Notes and the guarantees of the Notes by each of the Guarantors as set forth in the Notes Indenture (the “Guarantees”) will be secured by a first priority lien, pursuant to the terms of the Notes Indenture and a Security Agreement (the “Security Agreement”), to be dated as of the Closing Date, between the Company, the Guarantors party thereto and the Collateral Agent, substantially in the form set forth in Exhibit D hereto, on substantially all of the assets of the Company and the Guarantors, now owned or hereafter acquired by the Company and any Guarantor, subject to certain exceptions described in the Notes Indenture and the Security Agreement. The Company will also be entering into a Registration Rights Agreement (the “Registration Rights Agreement”), a Warrant Agreement (including the Purchase Warrant attached thereto) and a Prefunded Warrant, each to be dated as of the Closing Date and substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G hereto, respectively, with the Investor and other parties thereto in the case of the Registration Rights Agreement and, in the case of the Warrant Agreement (including the Purchase Warrant attached thereto) and the Prefunded Warrant, the warrant agent thereunder (the “Warrant Agent”).

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The Investor and each Account understands that the Notes Issuance and the Purchase Warrants Issuance are being made without registration under the Securities Act, or any securities laws of any state of the United States or of any other jurisdiction, and that the sales are only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

For purposes of this Agreement, the following terms have the meanings set forth below:

“Account” means each account for whom the Investor holds contractual and investment authority.

“Additional Notes” means, if the VWAP Price is less than the Minimum Price, the principal amount of Notes equal to the Additional Notes Amount.

“Additional Notes Amount” means, if the VWAP Price is less than the Minimum Price, an amount equal to the product of (x) the aggregate number of Shares and Prefunded Warrant Shares underlying the Prefunded Warrants issued to the Investor under this Agreement at the Closing and (y) the positive difference between the Minimum Price and the VWAP Price.

“Additional Purchase Warrants” means the number of Purchase Warrants calculated as the quotient where the numerator is the Additional Notes to be purchased by the Investor and the denominator is the Exercise Price (as defined in the Purchase Warrants).

“Akin” means Akin Gump Strauss Hauer & Feld LLP, as counsel to the Investor.

“Akin Engagement Letter” means that certain letter agreement, dated October 23, 2025, by and between the Company and Akin.

“Base Notes” means the principal amount of Notes specified in Exhibit A hereto.

“Base Purchase Warrants” means the number of Purchase Warrants calculated as the quotient where the numerator is the principal amount of Base Notes to be purchased by the Investor and the denominator is the Exercise Price (as defined in the Purchase Warrants).

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SPCE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price

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is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company for this purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Escrow Account” means the account established with the Escrow Agent into which payment for the Securities will be deposited under the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, a national banking association.

“Escrow Agreement” means the Escrow Agreement to be entered into by the Company and the Escrow Agent as of the Closing Date, substantially in the form attached hereto as Exhibit H.

“Governmental Authority” means any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any Guarantor or any of their properties or assets.

“Investor’s Fees and Expenses” means all reasonable and documented fees and expenses of Akin and one local counsel in each jurisdiction, each in its capacity as a professional advisor to the Investor, including, for the avoidance of doubt and without limitation, all accrued and unpaid fees and expenses accrued by Akin from April 1, 2025 through October 22, 2025 (net of the Partial Accrued Payment (as defined in the Akin Engagement Letter)).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, or business of the Company and the Subsidiaries taken as a whole or a material adverse effect on the performance by the Company and the Guarantors on their obligations under any Transaction Document or the consummation of any of the transactions contemplated hereby or thereby.

“Minimum Price” means a price per share of Common Stock that is the lesser of: (i) the Official Closing Price immediately preceding the signing of this Agreement; or (ii) the average Official Closing Price for the five Trading Days immediately preceding the signing of this Agreement.

“Notes Repurchase Agreement” means that certain Notes Repurchase Agreement, dated as of the date hereof, by and between the Company and the Investor.

“NYSE” means the New York Stock Exchange.

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“Observation Period” means the seven (7) consecutive Trading Days beginning on, and including, the first full Trading Day following execution of this Agreement.

“Official Closing Price” per share of Common Stock means the official closing price on the NYSE as reported to the consolidated tape of the NYSE immediately preceding the signing of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or any other entity.

“Prefunded Warrant Shares” means the shares of Common Stock issuable upon exercise of, or otherwise pursuant to, and underlying, the Prefunded Warrants.

“Prefunded Warrants” means prefunded warrants to purchase a number of Prefunded Warrant Shares equal to the Excess Shares, substantially in the form set forth in Exhibit G hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Purchase Warrant Purchase Price” per Warrant shall be calculated by the Company’s valuation specialist for pricing purposes only.

“Purchase Warrant Shares” means the shares of Common Stock issuable upon exercise, or otherwise pursuant to, and underlying the Purchase Warrants.

“Purchase Warrants” means warrants to purchase shares of the Company’s Common Stock attached as Exhibit A to the Warrant Agreement.

“Release Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, as soon as reasonably practicable thereafter but no later than 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Securities” means the Base Notes, the Base Purchase Warrants, the Guarantees, the Warrant Shares, the Additional Notes, if any, the Additional Purchase Warrants, if any, the Shares and the Prefunded Warrants to be purchased by the Investor.

“Share Purchase Price” means the greater of (i) the VWAP Price and (ii) the Minimum Price.

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“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Total Amount” means the sum of (i) the total dollar amount set forth on Exhibit A hereto consisting of the dollar amount of Shares purchased and principal amount of Base Notes purchased, as such amount is calculated pursuant to Sections 1.a. and 1.b.i of this Agreement, (ii) the total dollar amount of Base Purchase Warrants, as such amount is calculated pursuant to Section 1.b.ii of this Agreement, and (iii) the total dollar amount of Additional Notes and Additional Purchase Warrants, if any, as such amount is calculated pursuant to Section 1.c. of this Agreement.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the NYSE.

“Transaction Documents” means the Warrants, the Warrant Agreement, the Notes Indenture, the Security Agreement, the Notes Repurchase Agreement and the Registration Rights Agreement.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the NYSE to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 12:00 p.m., New York City time, on such date; provided, for the avoidance of doubt, that any activation or application of Rule 201 of Regulation SHO shall not, in and of itself, constitute a VWAP Market Disruption Event, except to the extent it results in an exchange-imposed trading halt or suspension.

“VWAP Price” means the lesser of (i) the average of the Daily VWAP over the Observation Period and (ii) a price per share equal to 150% of the Minimum Price.

“Warrant Agreement” means the warrant agreement providing for the issuance of the Purchase Warrants substantially in the form set forth in Exhibit F hereto.

“Warrant Register” means the books maintained by the Warrant Agent for the original issuance and registration of the Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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“Warrants” means, collectively, the Prefunded Warrants and the Purchase Warrants.

1.	The Transactions. Subject to the terms and conditions of this Agreement:

a.

the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, at the Closing, up to the dollar amount of Shares specified in Exhibit A hereto at the Share Purchase Price, provided, however, that to the extent Investor would be required to purchase any Shares in excess of [•] Shares (“Excess Shares”), the Investor shall, in lieu of purchasing such Excess Shares, purchase Prefunded Warrants in such manner as to result in the same aggregate Share Purchase Price being paid by the Investor to the Company, less $0.0001 per Prefunded Warrant purchased. For the avoidance of doubt, (A) no fractional Shares or Prefunded Warrants shall be issued in connection with the Closing and (B) the number of Shares and Prefunded Warrants deliverable to the Investor shall be rounded down to the nearest whole Share or Prefunded Warrant, as applicable;

b.	the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, at the Closing,

i.	the Base Notes at the purchase price of 100% of the principal amount of the Base Notes to be purchased by the Investor specified in Exhibit A; and

ii.	the Base Purchase Warrants at the Purchase Warrant Purchase Price; and

c.	if the VWAP Price is less than the Minimum Price, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, at the Closing,

i.	the Additional Notes at the purchase price of 100% of the principal amount of the Additional Notes to be purchased by the Investor; and

ii.	the Additional Purchase Warrants at the Purchase Warrant Purchase Price.

2.

Closing. The closing of the Transactions (the “Closing”) will take place virtually at 10:00 A.M., New York City time, on the first business day following the last Trading Day of the Observation Period, or at such other time or place on the same or such other date, as the Investor and the Company may agree upon in writing (the “Closing Date”) after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions); provided that the Closing Date cannot be later than December 19, 2025 (the “Cutoff Date”) without the prior written consent of the Company and the Investor.

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3.	Closing Mechanics.

a.	The closing of the Company’s sale of, and the Investor’s purchase of, the Securities shall be consummated by electronic exchange of documents and wire transfer of funds on the Closing Date.

b.

Payment for the Securities to be purchased on the Closing Date shall be made by wire transfer of immediately available funds to the Escrow Account in accordance with the Escrow Agreement, a form of which is attached as Exhibit H hereto.

c.

Upon confirmation by the Escrow Agent of receipt of the wire transfer, on the Closing Date, the Company shall deliver the Base Notes, the Additional Notes, if any, and the Shares through the facilities of The Depository Trust Company (the “DTC”) and shall cause the Warrant Agent to issue and register the Purchase Warrants and the Prefunded Warrants to the Investor.

4.

Representations and Warranties of the Company. As of the date hereof and as of the Closing Date, each of the Company and the Guarantors, jointly and severally, represents and warrants to the Investor (and each Account, as applicable), that:

a.

Subsidiaries. Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from Liens, encumbrances and defects.

b.

Shares. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Shares will have been validly issued, fully paid and nonassessable, will conform in all material respects to the description of such Shares contained in the Prospectus; the

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stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement and the Prospectus or for rights or options made pursuant to equity incentive plans described in the Registration Statement and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options; as of the Closing Date the Shares and the Warrant Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

c.

Organization. The Company, each of the Subsidiaries and each of the Guarantors is duly organized and validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and has the requisite power and authority to own their properties and to carry on their business as now being conducted. Neither the Company nor any Subsidiary nor any Guarantor is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

d.	Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

e.	[Reserved.]

f.

The Notes. The Notes and the Notes Indenture have been duly authorized by the Company and each Guarantor and, when duly executed by the Company and each Guarantor, as applicable, in accordance with the terms of the Notes Indenture, assuming due authentication of the Notes by the Notes Trustee, upon delivery to the Investor in accordance with the terms of this Agreement, will be validly issued and delivered, will constitute valid and binding obligations of the Company and each of the Guarantors and will be entitled to the benefits of the Notes Indenture,

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enforceable against the Company and each Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law) and except insofar as enforceability of indemnification or contribution provisions may be limited by applicable law or public policy (collectively, the “Enforceability Exceptions”). Any shares of Common Stock issuable pursuant to the terms of the Notes Indenture have been duly and validly authorized and, when issued pursuant to the terms of the Notes Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any Common Stock pursuant to the terms of the Notes Indenture will not be subject to any preemptive, participation, rights of first refusal or similar rights with respect to the issuance of shares of Common Stock under any agreement to which the Company is a party.

g.

The Warrants. The Warrant Agreement and the Warrants have been duly authorized by the Company and, when duly executed by the Company, upon registration in the name of the Investor , the Warrants will be validly issued and delivered, the Warrant Agreement and the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company, subject to the Enforceability Exceptions. The Warrant Shares initially issuable upon exercise of the Warrants (assuming full exercise of the Warrants) have been duly and validly authorized and reserved for by the Company and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of any Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights with respect to the issuance of shares of Common Stock under any agreement to which the Company is a party. At or prior to the Closing, a Supplemental Listing Application notification form covering the Warrant Shares shall have been submitted to the NYSE. At or prior to the Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Purchase Warrants.

h.

Registration Rights Agreement. The Company has all requisite corporate power and authority to perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the other parties thereto, the Registration Rights Agreement, upon execution and delivery thereof by the Company will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

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i.

Prospectus and Registration Statement. No order preventing or suspending the use of any Prospectus has been issued by the SEC, and the Prospectus, at the time of filing thereof, as of the date hereof, and as of the time of purchase, complied and will comply in all material respects with the applicable provisions of the Securities Act, and the Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement meets, and the offering and sale of the Shares and the Prefunded Warrants as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Prospectus did not, at the time of filing thereof, as of the date hereof, at the time of purchase and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement has been declared effective by the SEC. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares or the Prefunded Warrants has been initiated or, to the knowledge of the Company, threatened by the SEC; as of the effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, the Prospectus, and the Prospectus Supplement complied and as of the applicable effective date will comply in all material respects with the applicable requirements of the Securities Act, and did not, at the time of filing thereof, and will not as of the applicable effective date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

j.

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing this Agreement, (1) the issuance of the Notes, the Guarantees, the Purchase Warrants, any shares of Common Stock issuable under the Notes and any Purchase Warrant Shares in connection with the Transactions pursuant to this Agreement and the Purchase Warrants is exempt from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act; and (2) the Notes Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

k.

New Class. The Notes and the Purchase Warrants, when issued, will not be of the same class as securities listed on a national securities exchange registered under the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

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l.

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors, as applicable, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Notes and the Warrants and any issuance of Warrant Shares, and the granting of any Liens or other security interests to be granted by the Company or the Guarantors pursuant to the Notes Indenture and Security Agreement, as applicable, will not: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any Subsidiary or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any Governmental Authority, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a Material Adverse Effect.

m.

Governmental Authorizations. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the “Required Authorizations”), none of the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Required Authorizations and all Required Authorizations are valid and in full force and effect, and (b) no authorization of, or registration, notice or filing with, any Governmental Authority is required for (i) the execution, delivery and performance of any of the Transaction Documents, and (ii) the consummation by the Company or any of the Subsidiaries of the Transactions or any other transactions contemplated by the Transaction Documents, except (A) for such as have already been obtained or made prior to the Closing Date that are in full force and effect or such as will be obtained or made prior to the Closing Date, (B) for those required in connection with the perfection of any security interest in or exercise of remedies in respect of any collateral securing the Notes, (C) pursuant to applicable federal and state securities laws, rules and regulations that are expressly contemplated by Section 13 or 15(d) of the Exchange Act and by the Registration Rights Agreement, or (D) for filings expressly contemplated or required by the Transaction Documents.

n.

Collateral Documents. Upon execution and delivery, the Security Agreement will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the collateral described therein to the extent intended to be created thereby. The Company and the Guarantors collectively own, have rights in or have the power and authority to grant the Liens contemplated by the Security Agreement in the collateral securing the Notes, free and clear of any Liens other than the Permitted Liens (as defined in the Notes Indenture).

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o.

SEC Reporting; Financial Statements. From January 1, 2024 to the date of this Agreement and to the Closing Date, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

p.

No Material Adverse Change in Business. Except as disclosed in the SEC Reports, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the SEC Reports (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that had or could be expected to have a Material Adverse Effect, (ii) except as disclosed in or contemplated by the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the Prospectus, there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its Subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary

13

course of business and (vi) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

q.

NYSE Compliance. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE.

r.

Legal Proceedings. There is no action, lawsuit, arbitration, claim or Proceeding pending or, to the knowledge of the Company, threatened, against the Company any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that would reasonably be expected to impede the consummation of the Transactions or have a Material Adverse Effect on the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

s.

Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.

t.

Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule,

14

ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

u.

Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), except as disclosed in the SEC Reports or the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

v.

Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

w.

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material and necessary to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where such non-compliance would not have or reasonably be expected to have a Material Adverse Effect.

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x.

Intellectual Property. Subject to the restrictions set forth in the Notes Indenture, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

y.

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost which would reasonably be expected to have a Material Adverse Effect.

z.

Transactions With Affiliates. Except as described in the SEC Reports, since the beginning of the Company’s last completed fiscal year, none of the executive officers or directors of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services in their capacity as executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer or director or, to the knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an executive officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of compensation (including salary, wages, bonuses and equity-based awards) or consulting fees for services or products rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including agreements under any equity incentive plan of the Company.

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aa.

Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

bb.

Certain Fees. Except for fees payable by the Company to the Advisors (as defined below), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the knowledge of the Company, the Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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cc.

No General Solicitation. None of the Company, the Guarantors or any person authorized by the Company or the Guarantors to act on their behalf, has engaged or will engage in any form of general solicitation or general advertising in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act to investors with respect to offers or sales of the Notes, the Guarantees, the Purchase Warrants, any shares of Common Stock issuable under the Notes and any Purchase Warrant Shares, under circumstances that would cause or reasonably be expected to cause the offering or issuance of the Notes, the Guarantees, the Purchase Warrants, any shares of Common Stock issuable under the Notes and any Purchase Warrant Shares not to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or any other applicable exemption.

dd.

No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the NYSE.

ee.

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor any director, officer or employee of the Company or any of their Subsidiaries, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company or any Subsidiary is aware) which is in violation of law, or (iv) violated or is in violation in any respect of any provision of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, each as amended, or any other applicable law or regulation related to anti-corruption or anti-bribery (collectively, “Anti-Corruption Laws”) or (v) made any unlawful bribe or other unlawful benefit, including without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or improper payment or benefit. No Action, Proceeding, allegation or voluntary disclosure by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to Anti-Corruption Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has instituted and maintains policies and procedures designed to ensure compliance by the Company and its Subsidiaries with Anti-Corruption Laws.

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ff.

Transactions. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company acknowledges that the terms of the Transactions have been mutually negotiated between the parties, and the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

gg.

Acknowledgment Regarding Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Shares and the Prefunded Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

hh.

Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

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ii.

Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

jj.

Sanctions and Export Controls. Neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any agent or affiliate or other Person acting on behalf of the Company or any Subsidiary (except with respect to clause (b) and (d) excluding parties engaging with the Company or any Subsidiary in an arm’s length transaction in compliance with Sanctions and Ex-Im Laws), is currently a Person that is or that is acting for or at the direction or on behalf of a Person that is (a) the target of economic, financial or trade sanctions administered or enforced by the United States (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. State Department and the U.S. Department of Commerce), the United Kingdom, the European Union or its member states or the United Nations Security Council (collectively, “Sanctions”), including any Person named on OFAC’s Specially Designated Nationals and Blocked Persons list, OFAC’s Sectoral Sanctions List or any other Sanctions-related list maintained by a Sanctions authority; (b) located, organized or resident in any country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea region and the so-called Donetsk and Luhansk People’s Republics, and the Kherson and Zaporizhzhia regions of Ukraine; and prior to June 30, 2025, the foregoing countries and territories and Syria), or whose government is the target of Sanctions (including Venezuela) or that is otherwise the target of broad Sanctions restrictions (including Afghanistan, Russia and Belarus), Myanmar and China (collectively, “Restricted Country”); (c) the target of applicable export controls, including the International Traffic in Arms Regulations administered by the U.S. Department of State and U.S. Export Administration Regulations administered by the U.S. Department of Commerce, or applicable import controls or customs, including those administered by U.S. Customs and Border Protection (collectively, “Ex-Im Laws”); or (d) owned or controlled by any such Person(s) described in clause(s) (a), (b) and/or (c) (such Persons described in clauses (a), (b), (c) or (d), collectively, “Restricted Person”). Neither the Company nor any Subsidiary has had or has assets located in, or otherwise engages in or has engaged in any business, transaction, dealing or activity in, with or involving any Restricted Country or Restricted Person (excluding third parties engaging with the Company or any Subsidiary in an arm’s length transaction in compliance with Sanctions and Ex-Im Laws). Neither the Company nor any Subsidiary has violated or is in violation of Sanctions or Ex-Im Laws. No Action, Proceeding, allegation or voluntary disclosure by or before any court or governmental agency, authority or body or any

20

arbitrator involving the Company or any Subsidiary with respect to Sanctions or Ex-Im Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has instituted and maintains policies and procedures designed to ensure compliance by the Company and its Subsidiaries with Sanctions and Ex-Im Laws. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports in compliance with Ex-Im Laws (“Ex-Im Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Ex-Im Permit.

kk.

Money Laundering. To the Company’s knowledge, the operations of the Company and its Subsidiaries are and have been at all times and are being conducted in compliance with the Bank Secrecy Act, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act), Money Laundering Control Act of 1986 and any other applicable laws and regulations related to terrorist financing or money laundering, including know-your-customer (KYC) and financial recordkeeping and reporting requirements (collectively, the “Money Laundering Laws”), and no Action, Proceeding, allegation or voluntary disclosure by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws has occurred, is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has instituted and maintains policies and procedures designed to ensure compliance by the Company and its Subsidiaries with Money Laundering Laws.

ll.

Neither the Company nor any of its controlled affiliates (i) is a “person of a country of concern”, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”) or (ii) directly or indirectly holds a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person.

5.

Representations and Warranties of the Investor. As of the date hereof and as of the Closing Date, the Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.

The Investor is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

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b.

The Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to purchase the Securities pursuant to this Agreement and to enter into this Agreement and perform all obligations required to be performed by the Investor hereunder. This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

c.

Participation in the Transactions will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound, except, with respect to clauses (1) and (2), for such contraventions that would not reasonably be expected to have a material adverse effect on the Investor’s ability to perform its obligations under this Agreement.

d.

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account acquires, pursuant to the Transactions, and will obtain any consent, approval or permission required for such acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such acquisitions or sales, and the Company shall not have any responsibility therefor, except for such consent, approval or permission that would not reasonably be expected to have a material adverse effect on the Investor’s ability to perform its obligations under this Agreement.

e.

The Investor and each Account has received a copy of this Agreement. The Investor acknowledges that: (1) no Person has been authorized to give any information or to make any representation concerning the Transactions or the Company or any Guarantor, other than as contained in this Agreement; and (2) the Company and the Guarantors do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that GLC Advisors & Co., LLC and GLC Securities, LLC (collectively, “GLC”) and Painted Valley Advisors (together with GLC, the “Advisors”) do not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in this Agreement or any such other information provided or deemed provided to the Investor by the Company.

f.

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Advisors or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Transactions. The Investor confirms that it has had an opportunity to read the Prospectus related to the Shares, the Notes Indenture relating to the Notes and the Warrants and has not relied on any statement (written or oral) of the Company, the Advisors or any of their respective affiliates as to the terms of the Shares, the Notes or the Warrants, respectively, except as expressly set forth in Section 4 herein. It is understood that information provided in the Transaction Documents, or by the Company or the Advisors or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Transactions, and that none of the Company, the Advisors or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Transactions.

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g.

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Securities. The Investor and each Account is familiar with the business and financial condition and operations of the Company and the Guarantors and has conducted its own investigation of the Company and the Guarantors and the Securities and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the SEC and such other information concerning the Company and the Guarantors and the Securities as it deems necessary to enable it to make an informed investment decision concerning the Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Transactions and the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.

h.

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of such investment.

i.

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

j.

The Investor and each Account is acquiring the Notes, the Guarantees and the Purchase Warrants solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of federal, state or other applicable securities laws. The Investor and each Account understands that the offer and sale of the Notes, the Guarantees and the Purchase Warrants have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the representations made by the Investor and each Account in this Agreement.

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k.

The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company in writing to assure its compliance with applicable U.S. federal and state securities laws and all other applicable laws in connection with the Transactions.

l.

The Investor and each Account acknowledges that the terms of the Transactions have been mutually negotiated between the Investor (for itself and on behalf of each Account) and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Transactions on behalf of itself and each Account.

m.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Advisors.

n.

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company or the Notes Trustee to complete the Transactions.

o.

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Transactions and that neither the Company nor the Advisors have placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Transactions.

p.

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by OFAC, the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Investor. The Investor is not (i) named on the lists of denied parties or blocked persons administered by OFAC, (ii) resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC, or (iii) 50 percent or more in the aggregate beneficially owned by Persons in (i) or (ii), except, in each case, as permitted under OFAC sanctions. The Investor has not been found to be in violation or, to its knowledge, under suspicion of violating OFAC, FCPA or AML rules and regulations.

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q.

The Investor and each Account acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Investor and each Account acknowledges and agrees that the Advisors have not acted as a financial advisor or fiduciary to the Investor or such Account (or in any similar capacity) and that the Advisors and their respective directors, officers, employees, representatives and controlling Persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Transactions or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the foregoing Persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Account. The Investor and each Account acknowledges that the terms of the Transactions have been mutually negotiated between the parties, and the Investor’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Investor and its representatives.

r.

The Investor and each Account acknowledges and agrees that no public market exists for the Notes or the Purchase Warrants and that there is no assurance that a public market will ever develop for the Notes or the Purchase Warrants.

Each party hereto acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect the such other party’s right to rely on the representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

6.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase, or to cause the Accounts to purchase, the Securities and of the Company to deliver the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

a.	On or prior to the Closing Date (except as indicated below), the Company shall deliver or cause to be delivered to the Investor the following:

i.	a legal opinion of O’Melveny & Myers LLP, in form and substance as previously agreed;

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ii.	a legal opinion of Modrall Sperling, in form and substance as previously agreed;

iii.

a copy of (a) the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver on an expedited basis via the DTC Deposit or Withdrawal at Custodian system (“DWAC”) the number of Shares as calculated pursuant to Section 1(a) of this Agreement, registered in the name of the Investor and (b) the irrevocable instructions to the Company’s settlement agent instructing such settlement agent to deliver on an expedited basis via the DTC Deposit or Withdrawal at Custodian system (“DWAC”) the Base Notes and the Additional Notes, if any;

iv.

a certificate, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that (i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, (ii) the Company and the Guarantors have complied in all material respects with all Transaction Documents and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the SEC;

v.

a certificate with respect to each of the Company and the Guarantors and signed by an executive officer of each of the Company and the Guarantors, dated the Closing Date, with appropriate insertions and attaching (i) a copy of the resolutions of the applicable governing body of each of the Company and the Guarantors (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Transaction Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Company, the Transactions contemplated hereunder to be made on the Closing Date, (ii) the applicable organizational documents of each of the Company and the Guarantors and, to the extent applicable in the jurisdiction of organization of such Person, (iii) a certification as to the incumbency of the authorized officers of each of the Company and the Guarantors executing the Transaction Documents to which it is a party and (iv) a certificate as to the good standing (to the extent such concept exists) of the Company and each Guarantor as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

vi.	the Registration Rights Agreement, duly executed by the Company;

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vii.

a copy of the irrevocable instructions to the Warrant Agent to register the issuance of a Purchase Warrant in the name of the Investor in the Warrant Register to purchase up to a number of shares of Common Stock equal to (x) the sum of the Base Notes and the Additional Notes Amount, if any, divided by (y) the Purchase Warrant Exercise Price, where the “Purchase Warrant Exercise Price” is equal to the product of 1.55 and the Share Purchase Price, subject to adjustment therein;

viii.

a copy of the irrevocable instructions to the Warrant Agent to register the issuance of a Prefunded Warrant in the name of the Investor in the Warrant Register to purchase up to a number of shares of Common Stock as calculated pursuant to Section 1(a) of this Agreement, minus $0.0001, with an exercise price equal to $0.0001, subject to adjustment therein; and

ix.	the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

b.

the Prospectus Supplement shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act);

c.

the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent expressly made as of an earlier date in which case such representations and warranties shall be true and correct as of such earlier date and (ii) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects on and as of the Closing Date (except to the extent that such representations and warranties shall be true and correct as of such earlier date));

d.

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed and no Proceeding for any of the foregoing shall have been initiated by any Governmental Authority which enjoins, prohibits or materially restrains or could reasonably be expected to do any of the foregoing with respect to the transactions contemplated by this Agreement;

e.

each of the covenants and agreements of the Investor, on the one hand, and the Company, on the other hand, contained in this Agreement to be performed on or before the Closing Date shall have been duly and fully performed in all material respects on or before such date;

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f.

the Company shall have paid all accrued and unpaid Investor’s Fees and Expenses, for which an invoice has been received by the Company on or before the date that is two (2) business days prior to the Closing, including, for the avoidance of doubt, reasonable estimates of Investor’s Fees and Expenses through Closing, which shall be subject to and consistent with Section 12 herein; provided, that, to the extent the actually incurred Investor’s Fees and Expenses covered by such estimate are less than the paid estimate, then such excess shall be returned to the Company within thirty (30) days from Closing;

g.

the Investor shall have delivered to the Escrow Account in accordance with the Escrow Agreement a wire transfer of the purchase price for the Securities to be purchased by such the Investor as provided hereunder;

h.

each of the Investor, the Company and the Guarantors, as applicable, shall have executed and delivered to the other party each Transaction Document (and any other agreement contemplated by the Transaction Documents) to which it is a party; and

i.

the obligations of the Investor, on the one hand, and the Company, on the other hand, contained in the Notes Repurchase Agreement to be performed on or before the Closing Date shall have been duly and fully performed or waived in all material respects on or before such date.

7.	Covenants and Acknowledgments of the Company.

a.

The Company shall (a) by the Release Time, issue a press release disclosing the material terms of the transactions contemplated hereby, including entry into this Agreement, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information that was communicated by the Company to the Investor or any Account in connection with the Transactions (and any other concurrent transactions contemplated thereby), if any. For the avoidance of doubt, the Company may be aware of other material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. In addition, effective upon the earlier of (i) the Release Time and (ii) the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, affiliates or agents, including, without limitation, the Advisors, on the one hand, and the Investor or any of their affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company other than as contemplated in the second to last sentence

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of this paragraph. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement (other than as required under Section 13 or Section 16 of the Exchange Act) without the prior consent of the Company, which consent shall not unreasonable be withheld or delayed, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or the NYSE, without the prior written consent of the Investor, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC, (b) as required in connection with any legal or regulatory proceeding or injunctions, and (c) to the extent such disclosure is required by applicable law or stock exchange regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (c) and reasonably cooperate with the Investor regarding such disclosure. The Company will file a Current Report on Form 8-K publicly disclosing the Closing as contemplated by this Agreement. Nothing contained in this paragraph 7(a) shall modify, limit or otherwise change the Company’s obligations under any confidentiality agreement between the Company and any Investor.

b.

With respect to the Shares, from and after the date hereof until the Closing Date, and with respect to the Warrant Shares, until the earlier of all of the Warrant Shares having been issued under the Warrants or the termination of any Warrant in accordance with its terms, as applicable, the Company shall at all times reserve and keep available (free of preemptive or similar rights) from its authorized but unissued shares of Common Stock, solely for the purpose of issuing the Shares or Warrant Shares, such number of shares of Common Stock as shall from time to time be sufficient to deliver the Shares or Warrant Shares (without giving effect to any beneficial ownership caps or restriction or limitation on exercise contained in the Warrants); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the delivery of such Shares or Warrant Shares (without giving effect to any beneficial ownership caps or other restriction or limitation on exercise contained in the Warrants), the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to at least such number of shares as shall be sufficient for such purpose.

c.

From and after the date hereof until the Closing Date, the Company shall (A) conduct its business and operations in the ordinary course other than with respect to the Transactions, it being understood that the entry into or amendment of any agreement or other transaction or series of transactions related to (including without limitation any redemptions, repurchases or other repayments of) the Company’s 2.50% Convertible Senior Notes due 2027 after the effectiveness of this Agreement shall be deemed to not be in the ordinary course, (B) maintain its books and records in the ordinary course, (C) use commercially reasonable efforts to preserve intact its business organizations

29

and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) or commercially reasonable replacement parties in the ordinary course, and (D) use commercially reasonable efforts to maintain in effect all of its foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations (except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect), in each case, in a manner materially consistent with past practices and in compliance with law, and (E) use commercially reasonable efforts to maintain in effect all of its foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations issued pursuant to Ex-Im Laws;

d.

From and after the date hereof until the Closing Date, the Company shall not disclose material non-public information to the Investor unless the Investor (A) has confirmed it wishes to receive such material non-public information and (B) is party to a non-disclosure agreement containing customary cleansing mechanisms as to which such information is subject;

e.

From and after the date hereof until the Closing Date, in the event that any information to be provided to the Investor in connection with this Agreement may contain material non-public information, the Company shall deliver such information to Akin on a professional-eyes-only basis, instead of delivering such information to the Investor, unless and until the Investor has entered into a confidentiality agreement in form and substance acceptable to the Investor and agreed to receive such information from the Company;

f.

From and after the date hereof until the Closing Date, neither the Company nor the Guarantors shall take any action that would constitute or result in a “Default” or an “Event of Default” under the Notes Indenture, assuming that the Notes Indenture was in full force and effect at all times from and after the date hereof until the Closing Date; and

g.	The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the transfer agent to be reasonably necessary to complete the Transactions.

8.	Covenant of the Investor. No later than two (2) business days prior to the Closing Date, the Investor agrees to deliver settlement instructions to the Company substantially in the form of Exhibit B.

9.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.

Assignability and Third-Party Beneficiaries. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

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11.

Good Faith Cooperation; Further Assurances. Subject to the other terms of this Agreement, the parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably necessary from time to time, to effectuate the Transaction, as applicable.

12.

Effectiveness. This Agreement shall be effective and binding upon the Company, the Guarantors and the Investor as of the date on which: (a) the Company and the Guarantors shall have executed and delivered counterpart signature pages of this Agreement to Akin, (b) the Investor shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company, and (c) the Company shall have paid 100% of all accrued and unpaid Investor’s Fees and Expenses through the date of this Agreement, including, for the avoidance of doubt and without limitation, all accrued and unpaid fees and expenses accrued by Akin from April 1, 2025 through October 22, 2025 (net of the Partial Accrued Payment (as defined in the Akin Engagement Letter)), to Akin for which an invoice has been received by the Company on or before two (2) business days prior to the date hereof, including for the avoidance of doubt, reasonable estimates of Investor’s Fees and Expenses to be incurred as of the date of execution of this Agreement. For the avoidance of doubt, nothing in this Section 12 shall affect the Company’s right to examine or challenge any of such Investor’s Fees and Expenses after such payment, all in accordance with, and solely to the extent provided by, the terms and provisions of the Akin Engagement Letter.

13.

FRE 408. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence in any applicable jurisdiction, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

14.

Withholding; Required Tax Forms. The Investor (or Account(s) of the Investor, if applicable) shall deliver to the Company, at least one (1) business day prior to the Closing, an accurately completed and duly executed IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form). The Investor (or Account(s) of the Investor, if applicable) acknowledges that, if the Investor (or Account(s) of the Investor, if applicable) (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security number or federal employer identification number) or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code), then the Company must be provided with an accurately completed and duly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form), establishing an exemption from or a reduction in U.S. federal withholding on interest or original issue discount. Any forms required to be delivered to the Company pursuant to this Section 14 shall be delivered in accordance with Section 22; provided that such communication shall be made via electronic mail.

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15.

Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

17.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18.

Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 16. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

19.

Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 22. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

20.	Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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21.

Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise and including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement (whether executed manually or by way of a digital signature as described herein this Section 21) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

22.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit B (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:

Name:	Virgin Galactic Holdings, Inc.
Address:	1700 Flight Way, 4th Floor
Tustin, California 92782
Attn:	Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel
Email:	doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP
Address:	610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
Attn:	Tony Wang
Email:	tonywang@omm.com

23.

Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

24.

Notification of Changes. After the date of this Agreement until the Closing, each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company or the Investor (and/or such Account), as the case may be, contained in this Agreement to be false or incorrect in any material respect.

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25.

Severability. If any term or provision (in whole or in part) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

26.

Survival. The representations and warranties of the Company and the Investor contained in this Agreement, and the provisions of Section 7(a), shall survive the consummation of the transactions contemplated hereby.

27.

Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Transactions has not occurred on or before the Cutoff Date without liability of either the Company or the Investor, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor, as the case may be, to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.

[Signature Pages Follow]

34

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

Virgin Galactic Holdings, Inc.

By
Name:
Title:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

[GUARANTORS]

By
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A

Dollar Amount of Shares Purchased	Principal Amount of Base Notes Purchased

EXHIBIT B

SETTLEMENT DETAILS

These settlement instructions are to be delivered to the Company for the Investor no later than two (2) business days prior to the Closing Date.

Name of Investor:

Investor Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Account for Shares

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

To receive Notes through DTC

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Notes to be issued upon Closing to post on December 18, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount of Notes (CUSIP #92766K AC0 set forth in Exhibit A of the Agreement). It is important that this instruction be submitted and the one-sided DWAC deposit posted by 9:00 a.m., New York City time, on December 18, 2025.

To receive Shares through DTC

You must direct your eligible DTC participant through which you wish to hold the Shares to be issued upon Closing to post on December 18, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate number of Shares as calculated pursuant to Section 1(a) of this Agreement. It is important that this instruction be submitted and the one-sided DWAC deposit posted by 9:00 a.m., New York City time, on December 18, 2025.

[Callback Contact Name and Phone Number:

FFC name:

FFC account number:	]

EXHIBIT C

FORM OF NOTES INDENTURE

SEE ATTACHED.

VIRGIN GALACTIC HOLDINGS, INC.,

as Issuer,

the Subsidiary Guarantors party hereto,

and

Wilmington Savings Fund Society, FSB,

as Trustee and Notes Collateral Agent

Indenture

Dated as of December [•], 2025

9.80% First Lien Notes due 2028

i

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	OID Legend

SCHEDULES

SCHEDULE 1 Post-Closing Deliveries
SCHEDULE 2 Existing Investments
SCHEDULE 3 Existing Liens
SCHEDULE 4 Existing Indebtedness
SCHEDULE 5 Existing Affiliate Transactions
SCHEDULE 6 Specified Agreements

INDENTURE, dated as of December [•], 2025, among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), as issuer, the Subsidiary Guarantors party hereto and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

The provisions of the Trust Indenture Act will not apply to this Indenture.

RECITALS

The Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $[•] aggregate principal amount of the Company’s 9.80% First Lien Notes due 2028 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2024 ATM Program” means the “at-the-market offering” program providing for the offer and sale of up to $300 million of shares of the Company’s common stock from time to time through Jefferies LLC, acting as sales agent, or directly to Jefferies LLC, acting as principal, pursuant to an open market sale agreement as in effect on the date hereof. The “2024 ATM Program” shall (i) include the full $300 million of shares (but no increase thereof) originally authorized by the Company under such program notwithstanding any amendment to the open market sale agreement with the sales agent and/or files an additional registration statement with the SEC in respect of such program, and (ii) exclude directed sale programs for customers and suppliers in an aggregate amount, together with any amounts issued under clause (ii)(b) of the definition of “Capital Raise”, not exceeding $50 million, and to the extent such directed sale programs are effected through the current 2024 ATM Program, the 2024 ATM Program shall be permitted to be renewed by such amount used for such directed sale programs. For the avoidance of doubt, to the extent the 2024 ATM Program is reduced for the direct issuance of shares of Common Stock pursuant to the terms of the Subscription Agreements, the amount of such reduction shall be reinstated and be added back to the 2024 ATM Program (for example, if $45 million of shares of Common Stock is issued in a directed offering under the registration statement that also covers the 2024 ATM Program, such $45 million may be added back to the 2024 ATM Program after completion of such directed offering, whether or not under the same registration statement.

“2027 Notes” means the Company’s 2.50% Convertible Unsecured Notes due 2027 issued pursuant to the 2027 Notes Indenture.

“2027 Notes Indenture” means that certain Indenture, dated as of January 19, 2022, by and between the Company and the 2027 Notes Trustee, pursuant to which the 2027 Notes were issued, as amended, supplemented or modified from time to time.

“2027 Notes Trustee” means U.S. Bank National Association, in its capacity as the trustee under the 2027 Notes Indenture, and its successors or assigns.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Subsidiary, or assumed in connection with the acquisition of assets or property from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger, amalgamation, consolidation or acquisition, and (b) Indebtedness secured by a Lien encumbering any asset or property acquired by such specified Person. The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Subsidiary or such assets or property are acquired, which Indebtedness of such Person will not be deemed to be Indebtedness of the Company or any Subsidiary.

“act” has the meaning assigned to such term in Section 13.01(b).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.11(a).

“Agent” or “Agents” means any Registrar or Paying Agent.

“Agent Members” has the meaning assigned to such term in Section 2.09(b)(3).

“Amortization Payment Date” means December 31, 2027 and each subsequent December 31, March 31, June 30, and September 30 of any year.

“Asset Sale” means, (a) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions that are part of a common plan) of assets or property of the Company or any Subsidiary or (b) the issuance or sale of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law), in each case by the Company or any of its Subsidiaries (each referred to for the purposes of this definition as a “disposition”).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) an issuance or other disposition of Capital Stock, property or other assets by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary; provided that, with respect to any such issuance, transfer or disposition by the Company or any Subsidiary Guarantor to any Non-Guarantor Subsidiary, unless such transfer or disposition constitutes a Permitted Investment, the consideration received in connection therewith shall consist exclusively of cash and Cash Equivalents and shall be in an amount no less than the Fair Market Value of the asset disposed (as evidenced by a fairness opinion, unless the transaction was conducted in the ordinary course of business and consistent with past practice);

(2)	the disposition of cash, Cash Equivalents and securities not otherwise contrary to this Indenture;

(3)

a disposition of obsolete, surplus, damaged or worn out property, equipment or other assets, or of property, equipment or other assets that are no longer useful or economically practicable to maintain in the conduct of the business of the Company and its Subsidiaries;

(4)	terminations of contracts and leases other than as a result of a default or breach by the Company or any Subsidiary;

(5)	the disposition of all or substantially all of the assets and properties of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(6)	any Restricted Payment that is permitted to be made, and is made, under Section 4.07 or any Permitted Investment;

(7)

any disposition of assets or property, or issuance or sale of Capital Stock of any Subsidiary, in a single transaction or series of related transactions with an aggregate Fair Market Value of less than or equal to $5.0 million;

(8)	the creation or incurrence of a Permitted Lien and dispositions in connection therewith;

(9)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(10)	the issuance and sale by a Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.09;

(11)

the lease, assignment, license, sublicense or sublease of any real or personal property (including, without limitation, of intellectual property or other general intangibles) in the ordinary course of business;

(12)

(a) transfers of the Specified License Agreement and any related agreements, instruments or documentation to the Company or any Subsidiary Guarantor and (b) terminations and substantially concurrent replacements of the Specified License Agreement in connection with any such transfer;

(13)

a surrender or waiver of obligations of trade creditors or customers or contract rights (including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer) or a compromise, settlement, release or surrender of any contract, tort or other claim in the ordinary course of business;

(14)	dispositions arising from any foreclosures, condemnations, eminent domain, seizure, nationalization or any similar actions on assets or property;

(15)	a disposition in the ordinary course of business;

(16)

termination of the Specified Guarantee Agreement and any related agreements, instruments or documentation in exchange for a substantially concurrent release of the Company and its Subsidiaries from all corresponding indemnification obligations in connection therewith;

(17)

dispositions of Investments in joint ventures, to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(18)	the unwinding of any Hedging Agreement;

(19)	without limiting the foregoing, the assignment, license, cross-license or sublicense of intellectual property related to any aircraft or spacecraft and/or related ground infrastructure and equipment;

(20)	[reserved]; and

(21)	the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction.

“Asset Sale Prepayment Event” shall mean the occurrence of (i) any Asset Sale made pursuant to the provisions of Section 4.10 or (ii) the sale of the Specified Asset, in each case, the Net Cash Proceeds of which, when combined with the Net Cash Proceeds of all other transactions described in the foregoing clauses (i) and (ii) occurring after the immediately preceding Asset Sale Prepayment Event (or Issue Date, if no Asset Sale Prepayment Event has occurred) exceeds $5.0 million.

“Attributable Debt” means, in respect of any lease entered into by a Person or a Subsidiary thereof as lessee in connection with a sale-lease back transaction, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges; provided that if such lease constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the Issue Date, directly or indirectly managed or advised by the Economic Interest Holder’s investment manager or any of its Affiliates or principals, (b) any direct or indirect Affiliates of the Economic Interest Holder, (c) any Person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Economic Interest Holder or any Attribution Parties and (d) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Economic Interest Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Economic Interest Holder of the Notes and all other Attribution Parties to the Beneficial Ownership Limitation.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee, which Person shall be reasonably acceptable to the Company.

“Authentication Order” has the meaning assigned to such term in Section 2.02(c).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means (i) for purposes of the Company and the Subsidiary Guarantors, any bankruptcy, insolvency or other similar statute (including, without limitation, the Bankruptcy Code or any similar federal or state law for the relief of debtors), regulation or provision of any jurisdiction in which the Subsidiary Guarantors are organized or conducting business and (ii) for purposes of the Trustee, any bankruptcy, insolvency or similar statute, regulation or provision of any jurisdiction in which the Trustee is organized.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close. If a payment date at a place of payment is not on a Business Day, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease” means a lease of (or other agreement conveying the right to use) real and/or personal property, which lease is required to be classified and accounted for as a capital lease on a balance sheet of the lessee under GAAP.

“Capital Raise” means (i) a public offering or private sale for cash by the Company or any direct or indirect parent of the Company of Capital Stock or (ii) any issuance or incurrence of Indebtedness for borrowed money pursuant to Section 4.09(b)(21), in each case, other than (a) the 2024 ATM Program, (b) customer equity offerings (if any) in an aggregate amount, together with any amounts excluded from the definition of the 2024 ATM Program pursuant to clause (ii) thereof, not exceeding $50 million, (c) Warrant Proceeds, (d) public offerings with respect to the Company’s Capital Stock, registered on Form S-4 or S-8, (e) an issuance to any Subsidiary of the Company or (f) any offering of the Company’s Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Capital Raise Threshold” means $15 million.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, participations (including rights to receive a share of profits or losses), equity appreciation rights or other equivalents (however designated) of or in equity of such Person, including any Preferred Stock or any limited liability company, membership or partnership interests (whether general or limited), together with any and all warrants, options or other rights to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof (that is, the amount in effect corresponding to the principal of such obligations), determined in accordance with GAAP.

“Cash Equivalents” means:

(1)

any readily-marketable securities or other investment property (i) issued by or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency or instrumentality of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government;

(2)

any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P,“P-1” from Moody’s or any equivalent;

(3)	any commercial paper rated at least “A-2” by S&P, “P-2” by Moody’s or equivalent and issued by any Person organized under the laws of any state of the United States of America;

(4)

any U.S. dollar denominated time deposit, demand deposit, insured certificate of deposit, overnight bank deposit, or bankers’ acceptance issued or accepted by (i) any lender or (ii) any commercial bank that is (A) organized under the laws of the United States of America, any state thereof, or the District of Columbia, or any U.S. branch of a foreign bank, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $500 million;

(5)

shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (1), (2), (3) or (4) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500 million and (iii) has obtained from either S&P, Moody’s, or equivalent, the highest rating obtainable for money market funds in the United States of America;

(6)

any direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-” from S&P,“A3” from Moody’s or any equivalent; and

(7)

any municipal notes issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “SP-1” from S&P,“ MIG-1/VMIG-1” from Moody’s or any equivalent;

provided, however, that (a) the average credit quality of the portfolio will be “A2” by Moody’s, “A” by S&P, or equivalent, (b) the maturities of all obligations specified in any of clauses (1), (2), (3), (4) and (6) shall not exceed (2) years from the settlement date and (c) the maximum weighted average maturity for the portfolio has a whole shall not exceed 12 months.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, cash aggregation, mirror or concentrator accounts, zero-balance accounts, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.

“cash transaction” has the meaning assigned to such term in Section 7.03(a).

“Certificated Note” means a certificated Note registered in the name of the Holder substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(b), but that does not bear the DTC Legend and does not have the “Schedule of Exchanges of Notes” attached thereto.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means:

(1)

the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)

the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets and properties of the Company and its Subsidiaries taken as a whole to any Person; or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.14(b).

“Change of Control Payment” has the meaning assigned to such term in Section 4.14(b)(1).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.14(b)(2).

“Chewy Provision” has the meaning assigned to such term in Section 10.06.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the present and future assets and properties of the Company or any Subsidiary Guarantors subject (or to be subject) to Liens created by the Security Documents.

“Common Stock” means the shares of Company common stock, $0.0001 par value per share.

“Company” means Virgin Galactic Holdings, Inc., or any successor obligor under this Indenture and the Notes pursuant to ARTICLE 5.

“Consolidated Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP but specifically excluding any Indebtedness which is not included in clause (a), (b), (c) (solely to the extent drawn and not reimbursed or cash collateralized), (e) or (f) of the definition thereof and any guarantees of the foregoing types of Indebtedness; provided that, for the purpose of calculating Consolidated Debt, Non-Recourse Debt shall be the lesser of (i) the Fair Market Value of all property of the Company or any Subsidiary subject to a Lien securing such Non-Recourse Debt (as demonstrated to the Notes Collateral Agent’s reasonable satisfaction), and (ii) the amount of the obligations comprising such Non-Recourse Debt.

“Consolidated Debt Leverage Ratio” means, as of any date of determination, the ratio of Consolidated Debt on such date to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters ending on or prior to such date.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	income tax expense;

(b)	Consolidated Interest Expense;

(c)	depreciation, amortization and all other non-cash charges, losses or expenses;

(d)	non-cash compensation;

(e)

Restructuring Charges and related charges (which, for the avoidance of doubt, shall include facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs and excess pension charges);

(f)

any fees and expenses related to the Transactions or fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction.

(g)	all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(h)	the amount of any loss attributed to non-controlling interests;

(i)

charges, losses, or expenses incurred to the extent covered by indemnification or refunding provisions in any document, including those pertaining to any acquisition consummated prior to the Issue Date, or any insurance, in each case, to the extent so reimbursed to the Company or any Subsidiary; and

(j)	extraordinary non-recurring or unusual charges, losses or expenses; plus

(2) proceeds of business interruption insurance received during such period (to the extent not reflected as revenue or income in such period); plus

(3) lost income that would have been generated by any failed aircraft or spacecraft received during such period in an amount not to exceed the insurance proceeds received from such failed aircraft or spacecraft; less

(4) the following to the extent included in determining Consolidated Net Income (without duplication):

(a) income tax benefits;

(b) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) including non-cash gains as a result of last-in first-out and/or first-in first-out methods of accounting; and

(c) the amount of any gains attributed to non-controlling interests;

provided that to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period (x) currency translation gains and losses related to currency remeasurements of indebtedness (including the net loss or gain (i) resulting from swap contracts for currency exchange risk and (ii) resulting from intercompany indebtedness and other intercompany investments) and (y) all other foreign currency translation gains or losses.

Notwithstanding the foregoing, (a) Consolidated EBITDA for the fiscal quarter (i) ended December 31, 2024 shall be deemed to be $(63) million, (ii) ended March 31, 2025 shall be deemed to be $(72) million, (iii) ended June 30, 2025 shall be deemed to be $(52) million and (iv) ended September 30, 2025 shall be deemed to be $(53) million and (b) where applicable, Consolidated EBITDA (including the amounts set forth in the preceding clause (a)) shall be further adjusted on a pro forma basis in accordance with the definition of “Pro Forma Basis” with respect to any transaction(s) other than the Transactions.

“Consolidated Interest Expense” means, without duplication, with respect to any Person and its Subsidiaries for any period and as determined on a consolidated basis in accordance with GAAP, whether or not capitalized, the sum of:

(a) interest incurred during such period on Indebtedness;

(b) the aggregate cost of obtaining short-term and long-term advances of credit, reported as interest expense on the consolidated income statement of such Person and its Subsidiaries for such period, including accrued and unpaid interest charges, standby fees, and discounts and fees payable in respect of bankers acceptances and letters of credit, but for greater certainty excluding arrangement and underwriting fees;

(c) payments made or required to be made during such period on account of the interest component (or portion thereof reasonably attributable to interest or other compensation for the extension of credit) of any payment under a Capitalized Lease Obligations;

(d) interest on uncertain tax positions;

(e) imputed interest;

(f) accretion interest on long term obligations;

(g) forward points on hedging instruments;

(h) net payments, if any, made pursuant to interest rate Hedging Obligations with respect to Indebtedness;

(i) any discount on the securitization of receivables, whether or not treated as interest expense under GAAP;

(j) all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Disqualified Stock or Preferred Stock of its Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or a Subsidiary of such Person; and

(k) any lease, rental or other expense in connection with Attributable Debt; less:

(k) any interest on Subordinated Obligations that is paid or satisfied by the issue of Capital Stock of the Company (other than Disqualified Stock) or from the proceeds of further Subordinated Obligations; and

(l) net payments, if any, received pursuant to interest rate Hedge Agreement with respect to Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided, that the following shall be excluded (without duplication):

(a)	all extraordinary, unusual or non-recurring items;

(b)

the after-tax effect of gains or losses attributable to asset sales made out of the ordinary course of business or gains or loses realized upon the disposal, abandonment or discontinuation of the operations of any of such Person or its Subsidiaries;

(c)	the cumulative effect of a change in accounting principles;

(d)

any net income (loss) of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not a joint venture with outstanding third party indebtedness for borrowed money that (as reasonably determined by a responsible officer of the Company) could have been distributed by such Person during such period to the Company or a Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Subsidiary, to the limitations contained in clause (e) below;

(e)	[reserved];

(f)	the after-tax effect of any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(g)

any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a responsible officer or the Board of Directors of the Company);

(h)

any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(i)

all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(j)

any unrealized gains or losses in respect of any obligations under any Hedge Agreement or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Hedge Agreement;

(k)

any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person or any of its Subsidiaries denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(l)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Subsidiary owing to the Company or any Subsidiary;

(m)

any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(n)

any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(o)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Hedging Agreement or other derivative instruments, and

(p)

any net unrealized gains and losses resulting from Hedging Agreement or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements.

“Corporate Trust Office” means, with respect to the Trustee and the Notes Collateral Agent, the office of the Trustee and the Notes Collateral Agent at which at any time its corporate trust business relating to this Indenture shall be administered, which such office on the date hereof shall be the address of the Trustee and the Notes Collateral Agent specified in Section 13.02 hereof or such other address as to which the Trustee or the Notes Collateral Agent, as applicable, may give notice to the Holders and the Company, or the principle corporate trust office of any successor trustee or collateral agent (or such address as such successor trustee or collateral agent may designate by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to such term in Section 8.03.

“Daily Share Amount” means, with respect to any Trading Day, a number of shares of Common Stock equal to one-fifth (1/5th) (or one-tenth (1/10th) in the case of a mandatory redemption under Section 3.02) of (a) $1,000 plus accrued and unpaid interest on such principal amount of Notes divided by (b) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SPCE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company for this purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“disposition” has the meaning assigned to such term in the definition of “Asset Sale.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), in each case at the option of the holder thereof or upon the happening of any event:

(1)

matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto));

(2)

is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)

is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or its Subsidiaries or a direct or indirect parent of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dividing Person” has the meaning assigned to such term in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Double-Dip Provision” has the meaning assigned to such term in Section 4.09(d).

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Economic Interest Holder” means (i) with respect to any physical Note, the Holder thereof and (ii) with respect to any Global Note, the Person holding an interest therein through an account with a Depositary participant (or similar arrangement).

“Electronic Record” has the meaning assigned to such term in Section 13.09.

“Electronic Signature” has the meaning assigned to such term in Section 13.09.

“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equivalent equity or ownership interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest, but excluding from all of the foregoing any debt securities convertible into Equity Interests or cash based on the value of such Equity Interests.

“Excess Proceeds” has the meaning assigned to such term in Section 4.10(e).

“Event of Default” has the meaning assigned to such term in Section 6.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” shall mean (i) Immaterial Subsidiaries, (ii) any Subsidiary prohibited by any applicable contractual requirement permitted under this Indenture or requirements of law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), so long as in each case such contractual restrictions have not been entered into in contemplation of such acquisition or designation (and including any requirement to obtain the consent of any governmental authority or third party pursuant to any such contractual requirement referred to in this clause (ii)), (iii) any Subsidiary that is an “investment company” under the Investment Company Act of 1940, as amended, or would be if it were to provide or maintain a Subsidiary Guarantee, (iv) any Foreign Subsidiary, (v) any U.S. Subsidiary of a Foreign Subsidiary that is a CFC whose guarantee would otherwise reasonably be expected to result in a material adverse tax consequence as reasonably determined by the Company, (vi) any FSHCO, (vii) any not-for-profit Subsidiary or any Subsidiary that is subject to regulation as an insurance company (or any Subsidiary of such Subsidiary) and (viii) any joint ventures or any Subsidiary that is not a Wholly Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Subsidiary Guarantor pursuant to the requirements of this Indenture (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary); provided that, in the case of any joint venture Subsidiary or any non-Wholly Owned Subsidiary, such joint venture Subsidiary or such non-Wholly Owned Subsidiary shall be an Excluded Subsidiary only to the extent that the organizational documents or other agreements with other equity holders of such joint venture Subsidiary or such non-Wholly Owned Subsidiary restrict, or do not permit, a Guarantee by such joint venture Subsidiary or such non-Wholly Owned Subsidiary, and such restriction or prohibition has not been waived or the Guarantee otherwise consented to by such other equity holders.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as established pursuant to an Officer’s Certificate or resolution of the Board of Directors of the Company setting out such Fair Market Value as determined by such officer or the Board of Directors in good faith).

“Floor Price” means the greater of (i) $2.00 and (ii) prior to the date of a Stockholder Approval, the Minimum Price.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“FSHCO” means a U.S. Subsidiary of the Company that owns no material assets (directly or through one or more disregarded entities) other than Equity Interests (including any Indebtedness that is treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Notwithstanding any other provision contained herein, (x) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value” as defined therein and (b) the effects of Accounting Standards Codification Topic 815, Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (y) any lease that is treated as an operating lease for purposes of GAAP as of December 31, 2018 shall be treated as an operating lease (and any future lease, if it were in effect on December 31, 2018, that would be treated as an operating lease for purposes of GAAP as of December 31, 2018 shall be treated as an operating lease), in each case for purposes of this Indenture, notwithstanding any change in, or required implementation of, GAAP after the Issue Date.

“Global Note” means a Note in registered global form substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(b).

“Grantor” means each of the Company and any other entity pledging property or assets as Collateral.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, properties, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity risks or equity risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Immaterial Subsidiary” means any Subsidiary that (i) did not have assets, taken together with all such Immaterial Subsidiaries as of such date, with a value in excess of 2.0% of Total Assets for the most recently ended fiscal quarter for which financial statements have been made publicly available and (ii) does not Guarantee any Indebtedness of the Company.

“Incora Provision” has the meaning assigned to such term in Section 9.02(h).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, all as calculated in accordance with GAAP, and whether with or without recourse):

(a)	all indebtedness of such Person for borrowed money, including obligations with respect to bankers’ acceptances;

(b)	all indebtedness of such Person evidenced by notes, bonds, debentures or similar instruments;

(c)

all indebtedness of such Person for contingent reimbursement obligations with respect to letters of credit or letters of guarantee which provide credit support for obligations which would otherwise constitute Indebtedness of such Person within the meaning of this definition or for drawn reimbursement obligations with respect to letters of credit, letters of guarantee and surety bonds;

(d)	all indebtedness of such Person for the deferred purchase price of property or services, other than:

(i) trade indebtedness on commercially reasonable terms accounted for as accounts payable or deferred revenue; and

(ii) commercially reasonable payment terms intended to reflect the commercial interests of contracting parties as opposed to the granting of credit;

each as incurred in the ordinary course of business, net of prepayments thereof;

(e)

all Purchase Money Obligations (including indebtedness in respect of which the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of the purchased property, in which case the amount attributed to Indebtedness shall be the lesser of such indebtedness and the Fair Market Value of the property to which recourse is limited);

(f)	all Capitalized Lease Obligations and other Attributable Debt;

(g)

the amount for which any Equity Interests in the capital of any such Person that is a corporation or other entity may be redeemed if the holders of such Equity Interests are entitled at such time to require such Person to redeem such Equity Interests, or if such Person is otherwise obligated at such time to redeem such Equity Interests, in each case whether on notice or otherwise (excluding any amounts so attributable to Equity Interests held by the Company or a Subsidiary of the Company);

(h)	the amount of any earn-out obligation which is reflected as a liability on the balance sheet of such Person in accordance with GAAP;

(i)

the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary (other than a Non-Guarantor Subsidiary), any Preferred Stock (but excluding, in each case, any accrued dividends);

(j)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

(k)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, provided, however, that the amount of such Indebtedness will be the lessor of (i) the Fair Market Value of such asset as of the date of determination and (ii) the amount of such Indebtedness of such other Person;

(l)

the maximum amount which may be outstanding at any time of all Indebtedness of the kinds referred to in clauses (a) through (k) above which is directly or indirectly Guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire (whether or not such Person has assumed or become liable for the payment of such Indebtedness);

if and to the extent any of the preceding items (with respect to clauses (a), (b), (c), (d), (e) and (f) above) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H.

“Intercreditor Agreements” means any intercreditor or subordination agreement entered into in accordance with the terms of this Indenture.

“Interest Payment Date” means commencing March 31, 2026, March 31, June 30, September 30, and December 31 of each year.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans, Guarantees of any obligation of such other Person, other extensions of credit, advances or capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities or similar instruments issued by such other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall exclude extensions of trade credit and loans to customers in the ordinary course of business on commercially reasonable terms in accordance with normal trade practices of such Person (including deposits received from customers in the ordinary course of business in connection with the provision of spaceflight and related services).

“Issue Date” means [•], 2025.

“Issuer” means the Company together with all successors thereto.

“J. Crew Provision” has the meaning assigned to such term in Section 4.07(d).

“Launch Hangar Construction Loan” means any debt financing incurred in connection with the construction of the launch hangar and any related assets located at or around Co Rd A021, Truth or Consequences, NM 87901.

“Legal Defeasance” has the meaning assigned to such term in Section 8.02.

“Liability Management Exercise” means any restructuring, reorganization, rescheduling, recapitalization, reduction, cancellation, termination, elimination, refinancing, retirement, exchange, repurchase or defeasance of the Notes (together, the “Original Indebtedness”) with other Indebtedness of the Company or its Subsidiaries that is temporally, contractually or structurally senior (including as to right of payment, lien priority or additional collateral) to the Original Indebtedness (including, for the avoidance of doubt, through any incurrence of Indebtedness by an Affiliate that is not a Subsidiary Guarantor). Notwithstanding the foregoing, this definition and its use (including Section 4.17) herein are not intended to, nor shall they, prohibit or restrict any financing or refinancing transaction or any Investment that is (x) consummated for a bona fide business purpose and in good faith and (y) does not have the purpose of restructuring existing Original Indebtedness of the Company or any Subsidiary Guarantor, releasing or altering the priority of Liens on any Collateral or releasing or subordinating any of the Guarantees and/or reducing or impairing the rights and remedies of any secured party (including each Holder) under this Indenture or the Notes.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset or property and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Liquidity Conditions” means, as of a given date, with respect to an issuance of Common Stock, that: (a) the Common Stock is listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market; (b) such issuance does not violate the rules of such exchange on which the Common Stock is listed or quoted; (c) no Default or Event of Default has occurred and is continuing under this Indenture; (d) a sufficient number of shares of Common Stock have been authorized under the Company’s certificate of incorporation (less the amount of any reserves on the books and records of the Company’s transfer agent for such shares) to permit such issuance; (e) the aggregate number of shares of Common Stock expected to be issued (determined consistent with Section 3.02(h) assuming the Observation Period had ended on the last Trading Day prior to the date of the applicable notice of redemption) shall not exceed the product of (i) 4.0 and (ii) the average daily trading volume for the 20 Trading Days preceding the date of the applicable notice of redemption; and (f) as of such date and as of the issuance thereof, the Company has (and will have) an effective resale registration statement under the Securities Act available providing for the resale of such shares of Common Stock by each Holder on a registered basis and such resale registration statement is expected to remain effective for the period required under the Registration Rights Agreement.

“Mandatory Redemption Amount” means an amount equal to $[30,392,486]3, which amount shall be reduced from time to time by any redemptions in accordance with Sections 3.01 and 3.02(a).

“Mandatory Redemption Date” means September 30, 2026.

“Material Property” means any assets, including intellectual property, owned by the Company and its Subsidiaries that are material to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, either (i) prior to any applicable transfer or disposition thereof or (ii) after giving pro forma effect to any applicable transfer or disposition thereof.

“Material Real Property” has the meaning assigned to such term in the Security Agreement.

[3]	NTD: Amount to be revised if required by the Subscription Agreement.

“Minimum Price” means the price per share of Common Stock that is the lesser (a) the Official Closing Price or (b) the average Official Closing Price for the five Trading Days immediately preceding the date of the applicable redemption notice.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Subsidiaries in respect of any such Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal of, premium, if any, and interest on Indebtedness required (other than pursuant to Section 4.10(c)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset or property disposed of in such transaction and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and any other costs and expenses incurred in connection therewith, and (b) with respect to any Capital Raise, the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Subsidiaries in respect of any such Capital Raise net of the direct cash costs relating to such Capital Raise and taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither Company nor any Subsidiary Guarantor (i) provides credit support or financial assistance of any nature whatsoever (including any undertaking, agreement or instrument which would constitute Indebtedness), or (ii) is liable (directly or indirectly, contingently or otherwise); and

(2)

default with respect to which (including any rights which the holders thereof may have to take enforcement action) would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary Guarantor to declare a default on such other Indebtedness or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Notes Collateral Agent” means the party named as such in the first paragraph of this Indenture.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Notes from time to time.

“NYSE” means The New York Stock Exchange.

“Obligations” means any principal, interest (including any interest, fees, and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, and expenses is an allowed claim under applicable state, federal or foreign law), premiums, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, payable by the Company or Subsidiary Guarantors under the documentation governing any Indebtedness.

“Observation Period” means the five (5) (or ten (10) in the case of a mandatory redemption under Section 3.02) Trading Day period beginning on the Trading Day immediately following the Company’s issuance of a notice of redemption.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04(a).

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Controller, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person.

“Official Closing Price” per share of the Common Stock means the official closing price on the NYSE as reported to the consolidated tape of the NYSE on the date immediately preceding the date of the applicable redemption notice.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or a direct or indirect parent of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“OID Legend” means the legend set forth in Exhibit I.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company, or other counsel retained by the Company.

“Paying Agent” refers to a Person engaged by the Issuer to perform the obligations of the Trustee in respect of payments to be made or funds to be held hereunder in respect of the Notes.

“Payment Default” has the meaning assigned to such term in Section 6.01(a)(5)(A).

“Permit” has the meaning assigned to such term in clause (30) of the definition of “Permitted Liens.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.10(b) and (c).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Debt” has the meaning assigned to such term in Section 4.09(b).

“Permitted Investment” means an Investment by the Company or any Subsidiary in:

(1)

the Company or a Subsidiary; provided that Investments, measured without giving effect to changes in exchange rates, by the Company or any Subsidiary Guarantor in any Non-Guarantor Subsidiary shall not exceed $5.0 million in the aggregate in any fiscal year (which shall not be carried forward to any subsequent fiscal year); provided, further, that acquisitions of Subsidiaries that become Subsidiary Guarantors within the time provided in Section 4.15 shall not be deemed an Investment in a Non-Guarantor Subsidiary for the purpose of this clause (1);

(2)	[reserved];

(3)	cash and Cash Equivalents, and Investments that were Cash Equivalents when made;

(4)

receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or such other concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

(5)

commission, payroll and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	[reserved];

(7)

loans or advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants and independent contractors of the Company or any Subsidiary in an aggregate amount not in excess of $500,000 outstanding at any time and individually not in excess of $100,000 at any one time outstanding;

(8)	any Investment acquired by the Company or any of its Subsidiaries:

(a)

in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)

in satisfaction of judgments or received in compromise, settlement or resolution of obligations of trade creditors, customers, dealers or distributors that were incurred in the ordinary course of business or of any litigation, arbitration or other dispute; or

(c)

as a result of a foreclosure or other remedial action by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any Investment in default;

(9)

Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided, that to the extent that the assets sold in such Asset Sale were part of the Collateral and the assets received are non-cash consideration, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Subsidiary thereof;

(10)

any Investment (a) in existence on the Issue Date that (x) has a Fair Market Value for any individual Investment that is $500,000 or less, (y) that is in the Company or any Subsidiary Guarantor or (z) is listed on Schedule 2 hereto, (b) made pursuant to binding commitments in effect on the Issue Date, or (c) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (a) or (b), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or under Section 4.07;

(11)	(A) Hedging Obligations, Cash Management Services and Guarantees permitted under Section 4.09; and (B) Permitted Bond Hedge Transactions that constitute Investments;

(12)	[reserved];

(13)

Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans;

(14)

Investments by the Company or any of its Subsidiaries, when taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment, not to exceed $25 million; provided, that, (i) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) such Investments shall be made in the ordinary course of business, for a bona fide business purpose and not undertaken in connection with a Liability Management Exercise;

(15)	Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(16)	[reserved];

(17)	Guarantees permitted by Section 4.09;

(18)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of the business of the Company and its Subsidiaries;

(19)

Investments of a Subsidiary or the Company acquired after the Issue Date or of an entity merged into or consolidated with the Company or a Subsidiary after the Issue Date to the extent that such Investments (i) were not made in contemplation of such acquisition, merger, or consolidation, (ii) were in existence on the date of such acquisition, merger or consolidation and (iii) such acquisition, merger or consolidation was permitted by this Indenture;

(20)

to the extent constituting an Investment, any Investment made by the Company or any of its Subsidiaries in the Company or any Subsidiary Guarantor in connection with the termination of the Specified Guarantee Agreement and any related agreements, instruments or documentation in exchange for a substantially concurrent release of the Company and its Subsidiaries from corresponding indemnification obligations in connection therewith; and

(21)	any repurchase of the Notes or, to the extent permitted under Section 4.20, the 2027 Notes.

“Permitted Liens” means, with respect to any Person:

(1)	[reserved];

(2)

Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (4) of Section 4.09(b) and obligations secured ratably thereunder; provided that such Liens extend only to the assets, property and/or Equity Interests, the acquisition, design, development, lease, construction, repair, replacement, maintenance, installation, improvement or insurance of which is financed thereby and any replacements, upgrades, additions, accessions and improvements thereto and any income or profits thereof and any contracts, licenses, consents, permits, authorizations, services or insurance policies relating thereto (and including, in each case, the proceeds thereof);

(3)

Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds, or as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, suppliers’, vendors’, materialmen’s, repairmen’s, construction contractors’, mechanics’ or other like Liens, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a material adverse effect as determined in good faith by management of the Company;

(5)

Liens for taxes, assessments or other governmental charges or levies (a) which are not yet due and delinquent, (b) which are being contested in good faith by proper legal proceedings or (c) with respect to which the failure to make payment would not reasonably be expected to have a material adverse effect as determined in good faith by the Company;

(6)

Liens to secure trade contracts and leases, surety, stay, appeal, bid, indemnification, warranty, release, performance or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances or similar obligations in the ordinary course of business, or Liens with respect to insurance premium financing;

(7)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	Liens securing Hedging Obligations and Cash Management Services, so long as any related Indebtedness is permitted to be Incurred under this Indenture;

(9)	leases, licenses, subleases, sublicenses, occupancy agreements or assignments of assets or real or personal property (including, without limitation, real property and intellectual property rights);

(10)

judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith or any settlement in connection therewith, in each case not giving rise to an Event of Default;

(11)

Liens (a) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (b) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, or (c) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(12)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Borrower or any Subsidiary, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(13)	Liens arising from UCC financing statement (or equivalent) filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(14)

Liens existing on the Issue Date which either (x) secure Indebtedness in a principal amount of $500,000 or less or (y) are listed on Schedule 3 hereto (other than Liens permitted under clause (18) (which clause (18) includes Liens Incurred to secure Indebtedness in respect of the Notes) of this definition);

(15)

Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such event; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any other Subsidiary;

(16)

Liens on assets or property (including Equity Interests) at the time the Company or a Subsidiary acquires the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property owned by the Company or any other Subsidiary;

(17)	Liens securing Indebtedness or other obligations of the Company owing to a Subsidiary, or of a Subsidiary owing to the Company or another Subsidiary;

(18)	Liens securing Obligations in respect of the Notes and the Subsidiary Guarantees or any Refinancing Indebtedness in respect thereof;

(19)

Liens securing Indebtedness Incurred to refinance, refund, replace, defease, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (8), (14), (15), (16), and (18) of this definition or securing Refinancing Indebtedness Incurred pursuant to clause (14) of Section 4.09(b); provided that any such Lien is limited to all or part of the same property or assets (plus any additions, improvements, accessions, replacements, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets or property that is the security for a Permitted Lien hereunder;

(20)

any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and Liens or rights of distress reserved in or exercisable under leases for payment of rent or other compliance with the terms of such lease;

(21)	Liens in favor of the Company or any Subsidiary;

(22)

Liens securing Indebtedness or other obligations in an aggregate principal amount outstanding at any one time not to exceed $10 million; provided that (a) any Liens securing such Indebtedness shall rank junior to the Liens securing the Notes and Guarantees and (b) such Liens must not secure any Indebtedness for borrowed money.

(23)	other Liens incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(24)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Subsidiaries from incurring or creating Liens on their assets or property;

(25)

Liens on deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(26)	Liens in favor of customers on customer deposits related to a spaceflight contract with a customer securing the obligations of the Company or any Subsidiary under such spaceflight contract;

(27)	cash collateral securing obligations in respect of letters of credit permitted to be Incurred under this Agreement;

(28)

applicable municipal and other governmental restrictions, including municipal bylaws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of the Person;

(29)

the right reserved to or vested in any governmental or regulatory authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(30)

the right reserved to or vested in any government or subdivision or agency thereof, by the terms of any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other similar concession (a “Permit”) acquired by such Person or by any law, to terminate any such Permit or to require annual or other payments as a condition to the continuance thereof;

(31)

the encumbrance resulting from the pledge or deposit of cash, letters of credit or securities and any right or refund, set-off or charge-back available to any bank or other financial institution (including under any consolidated banking, mirrored account or similar arrangement):

(a)	in connection with any of the Liens referred to in clause (4), (5) or (10) of this definition pending a final determination as to the existence or amount of any obligation referred to therein;

(b)	in connection with contracts, bids, tenders, leases or expropriation proceedings; or

(c)

to secure workers compensation, employment insurance or other social security benefits, pension or post-retirement benefits, liabilities to insurance carriers under insurance or self-insurance arrangements, surety or appeal bonds, performance bonds, costs of litigation when required by law and public and statutory obligations;

(32)

the security given to a public utility or any other government or subdivision or agency thereof when required by such utility or other government or subdivision or agency thereof in connection with the operations of such Person in the ordinary course of its business and not securing Indebtedness;

(33)	the reservations, limitations, provisos and conditions, if any, expressed in any grants from any public authority, and statutory exceptions to title;

(34)	Liens granted in the ordinary course of business on commercially reasonable terms as part of Permits or arrangements under material contracts to secure the return of assets;

(35)

Liens (a) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection (or comparable non-U.S. liens), (b) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry or (c) incurred in connection with a cash management program established in the ordinary course of business on the cash subject to such program;

(36)	undetermined or inchoate Liens incidental to current operations which have not at such time been filed;

(37)	Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or its Subsidiaries in the ordinary course of business;

(38)	[reserved];

(39)

Liens on Collateral Incurred to secure Obligations in respect of Indebtedness, including any Refinancing Indebtedness, permitted to be Incurred pursuant to clause (19) of the definition of “Permitted Debt”; provided that any such Lien is limited to the assets, property, design, development, lease, construction, repair, replacement, maintenance, installation, improvement or insurance of which is financed thereby and any replacements, upgrades, additions, accessions and improvements thereto and any income or profits thereof and any contracts, licenses, consents, permits, authorizations, services or insurance policies relating thereto (and including, in each case, the proceeds thereof); and

(40)	with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by applicable law.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Post-Closing Transaction Documents” means the documents set forth in Schedule 1.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, metric, basket or covenant under this Indenture, including the Consolidated Debt Leverage Ratio, and the calculation of Consolidated EBITDA or Total Assets of any Person and its Subsidiaries as of any period or date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation or Investment, any Incurrence, assumption, repayment or redemption of

Indebtedness (including Indebtedness Incurred, assumed, repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, metric, basket or covenant is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit or any operational change (including the entry into any material contract or arrangement), in each case that has occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, metric, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

For purposes of making any computation referred to above:

(1)

if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term of 12 months or longer and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term);

(2)

interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company or a direct or indirect parent of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3)

interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate; and

(4)

interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facility as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such revolving credit facility on such date).

Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of property or assets, whether or not secured, provided that any Lien incurred in respect of such obligation shall not extend to any property or assets other than the property or assets acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof; provided, that such Indebtedness is incurred or issued within 180 days of the applicable acquisition.

“Reference Period” has the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, repurchase, renew, redeem, retire, repay or extend (including pursuant to any defeasance or discharge mechanism) (or successive refundings, refinancings, replacements, exchanges, repurchases, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness existing on the Issue Date (but excluding any 2027 Notes refunded, refinanced, replaced, exchanged, repurchased, renewed, redeemed, retired, repaid or extended on or prior to the Issue Date) or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary, Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary or Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Company or any Subsidiary Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, defeasance costs or premiums (including tender premiums) required by the instruments governing such existing Indebtedness and fees, underwriting discounts and other costs and expenses incurred in connection therewith);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms not materially less favorable, when taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor;

(6)

to the extent such Refinancing Indebtedness is Secured Indebtedness, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased;

(7)	such Refinancing Indebtedness shall be Incurred by the same obligors (and guaranteed by the same guarantors, if applicable) as the Indebtedness being refinanced;

(8)	if the Indebtedness being refinanced is unsecured, such Refinancing Indebtedness is unsecured; and

(9)

in the case of any Refinancing Indebtedness with respect to the 2027 Notes, such Refinancing Indebtedness (i) shall have a Stated Maturity no earlier than the Stated Maturity of the Notes and (ii) shall not provide for the payment of cash interest in excess of the cash interest rate then applicable to the Notes at any time while the Notes remain outstanding.

“Register” has the meaning assigned to such term in Section 2.09(a).

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, among the Company and the holders party thereto, as the same may be amended, supplemented or otherwise modified.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 15, June 15, September 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Regulation S Legend” means the legend set forth in Exhibit E.

“Reinvestment Amount” has the meaning assigned to such term in Section 4.10(b).

“Related Business Assets” means assets used or useful in a Similar Business or any securities of a Person received by the Company or a Subsidiary in exchange for assets transferred by the Company or a Subsidiary; provided that any such securities shall not be deemed to be Related Business Assets, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Repurchase Agreements” means those certain repurchase agreements, dated as of December 9, 2025, among the Company and the investors party thereto.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restructuring Charges” means all charges, accruals, reserves, costs and expenses caused by or attributable to (a) any restructuring, relocation, reconfiguration, conversion, consolidation, closure, start-up, integration, termination, cost saving initiative, business optimization or transition of any business, facility, function, product, equipment or other asset or property or in respect of any acquisition, disposition or other transaction, (b) any recruiting, signing, retention or completion bonus or severance, relocation, restructuring or curtailment costs in each case for any future, current or former officers, directors, employees, managers, consultants or independent consultants or (c) any modifications to pension and post-retirement benefit plans or arrangements.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Consolidated Debt of the Company or any of its Subsidiaries secured by a Lien on property or assets of the Company or any of its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Security Agreement dated as of the date hereof, by and among the Company, the Grantors party thereto, and the Notes Collateral Agent.

“Security Documents” means the Security Agreement and each of the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Notes Collateral Agent.

“self-liquidating paper” has the meaning assigned to such term in Section 7.03(b).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business or other activities that are similar, reasonably related, incidental, complementary or ancillary thereto, or that constitute an extension, development or expansion thereof.

“Specified Asset” means that certain hangar described in Schedule 6 hereto.

“Specified Guarantee Agreement” has the meaning set forth in Schedule 6 hereto.

“Specified License Agreement” has the meaning set forth in Schedule 6 hereto.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stockholder Approval” means the appropriate number of outstanding shares of Common Stock have voted (whether in person, by proxy or by written consent) in accordance with the then in force Company governance documents to approve the issuance of shares of Common Stock in amounts sufficient to meet the requirements of the Indenture and the other transactions contemplated by the Subscription Agreements, notwithstanding the limitations under Rule 312.03 of the Listed Company Manual of the New York Stock Exchange.

“Subordinated Obligation” means any Indebtedness of the Company or the Subsidiary Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is (i) subordinated or junior in right of payment to the Notes, (ii) secured by a Lien that is junior to the Liens securing the Notes or (iii) unsecured and constituting Indebtedness for borrowed money. Notwithstanding the foregoing, the obligations with respect to (i) the 2027 Notes, (ii) any Cash Management Services and (iii) trade payables shall not be deemed Subordinated Obligations.

“Subscription Agreements” means those certain subscription agreements, dated as of December 9, 2025, among the Company, the guarantors party thereto and the investors party thereto.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the general partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Successor Company” has the meaning assigned to such term in Section 5.01(a)(1).

“Successor Guarantor” has the meaning assigned to such term in Section 5.01(b)(1).

“Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of the Company, determined on a Pro Forma Basis.

“Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the NYSE.

“Transactions” means the (i) offering and sale of the Notes and the use of proceeds thereof, (ii) the repurchase of 2027 Notes for cash from the sale of Equity Interests of the Company, Notes and warrants, (iii) payment of fees and expenses in connection with all of the foregoing, in each case, pursuant to the Subscription Agreements or Repurchase Agreements.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to ARTICLE 7.

“UCC” means, as the context requires in respect of an asset or jurisdiction, the Uniform Commercial Code applicable to any security interest granted in such asset or otherwise applicable in such jurisdiction.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Vote Influencing” has the meaning assigned to such term in Section 9.02(h).

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the NYSE, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 12:00 p.m., New York City time, on such date; provided, for the avoidance of doubt, that any activation or application of Rule 201 of Regulation SHO shall not, in and of itself, constitute a VWAP Market Disruption Event, except to the extent it results in an exchange-imposed trading halt or suspension.

“Warrant Proceeds” means the net cash proceeds from the exercise of any warrants.

“Wholly Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02. Rules of Construction.

(a) Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(7) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(8) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may divide and classify such transaction as it, in its sole discretion, determines; and

(9) any reference to “ordinary course of business”, “bona fide business purpose” or any other words of similar import shall be determined in good faith by management of the Company.

Section 1.03. Certain Compliance Calculations.

(a) Unless otherwise specified herein, the baskets set forth in this Indenture shall be tested solely at the time of consummation of the relevant transaction or action utilizing any of such baskets and, for the avoidance of doubt, if any of such baskets are exceeded as a result of fluctuations to Total Assets or Consolidated EBITDA after the last time such baskets were calculated for any purpose, such baskets will not be deemed to have been exceeded as a result of such fluctuations. U.S. dollars shall be the currency of calculation for all financial ratios.

(b) Unless otherwise specified, all calculations hereunder shall be calculated based on the Company and its Subsidiaries, and neither the Trustee nor the Notes Collateral Agent shall have any liability or responsibility for performing or verifying any calculations hereunder or for any information required in connection with such calculations.

ARTICLE 2.

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends.

(a) The Notes issued on the date hereof will be in an aggregate principal amount of $[___]. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange or usage. The Notes will be initially represented by Global Notes. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof. The Notes shall be known and designated as “9.80% First Lien Notes due 2028” of the Issuer.

(b)

(1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), Section 2.10(c) or Section 2.09(b)(4), each Note will bear the Restricted Legend or Regulation S Legend, as the case may be.

(2) Each Global Note will bear a legend in substantially the form of the DTC Legend.

(3) Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11.

(4) Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(5) Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(6) Notes issued with original issue discount shall bear a legend in substantially the form of the OID Legend.

(c) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend or the Regulation S Legend, as the case may be, is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or the Regulation S Legend, as the case may be, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend or the Regulation S Legend, as the case may be (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend or in the Regulation S Legend, as the case may be, and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication.

(a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note will be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount of $[•] upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”).

(d) The Trustee may appoint an Authenticating Agent to authenticate the Notes. Such an agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Authenticating Agent has the same rights as any Registrar, Paying Agent or any other Agent to deal with Holders and the Issuer.

(e) In case the Issuer shall be consolidated or merged with or into or wound up into any other Person or shall sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Issuer and its Subsidiaries, taken as a whole, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged or wound up into, or the Person which shall have received a sale, assignment, conveyance, transfer or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE 5, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a written order of the successor Person signed by an Officer of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02(d) in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) The Issuer may appoint one or more Registrars and one or more Paying Agents, , in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of ARTICLE 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with each Agent not party to this Indenture implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes and will promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.03 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of any Note, the Issuer will issue and the Trustee will, upon receipt of an Authentication Order, authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. The Holder must furnish an indemnity or security that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee and any Agent from any loss they may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their fees and expenses in replacing a Note, including any amounts to cover any tax or assessment. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such replacement Note.

Section 2.05. Outstanding Notes.

(a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay Notes payable on that date.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (other than in respect of any action pursuant to Section 9.02 that requires the consent of each Holder of an affected Note), Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith shall not be so disregarded and shall be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’ s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and dispose of all canceled Notes in accordance with its normal procedures and upon receipt of a written direction from the Issuer directing it to cancel any such Notes. Upon the written request of the Issuer, the Trustee shall deliver copies of such canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09. Registration, Transfer and Exchange.

(a) The Notes will be issued in registered form only, without coupons. The Trustee shall maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Upon request from the Issuer, the Registrar shall provide the Issuer with a copy of such Register.

(b)

(1) The Notes shall initially be issued in the form of one or more Global Notes. Each Global Note will be registered in the name of the Depositary for such Global Note or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.09(b)(4), (ii) if the Issuer in its sole discretion determines that any Global Note (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee, and (iii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) if required to do so pursuant to any applicable law or regulation, by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and the Registrar and in compliance with this Section 2.09 and Section 2.10.

(3) Members of, or participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuer in accordance with applicable procedures of DTC.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 120 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from Holders of a majority of the aggregate principal amount of outstanding Notes, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes as provided by the Issuer in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and upon completion of full exchange of the positions in the Global Notes, the Global Note will be canceled. If such Global Note does not bear the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend or the Regulation S Legend, as the case may be. If such Global Note bears the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend or the Regulation S Legend, as the case may be.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x) no such transfer or exchange will be effective until it is registered in such register; and

(y) neither the Trustee nor the Issuer will be required (i) to issue, register the transfer of or exchange any Note for a period beginning (1) 15 days before the mailing of a notice of redemption of Notes or an Offer to Purchase or (2) 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents may deem and treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), including without limitation the transfer or exchange of such Note, and none of the Issuer, the Trustee or any Agent shall be affected by notice to the contrary.

(e) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the applicable procedures of the Depositary. No written request with respect to any such transfer shall be required to be delivered to the Trustee pursuant to Section 2.09(d) to effect the transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note.

(f) From time to time the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate Global Notes and Certificated Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

(g) No service charge will be imposed in connection with any registration of any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)(y)).

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(1) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(2) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(3) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.09 and Section 2.11, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c) below, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this Section 2.10(b) set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Trustee or the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (c) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this Section 2.10(c) will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Offshore Global Notes. Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Regulation S Legend. During the Restricted Period, beneficial interests in the Offshore Global Note may only be transferred to or for the account or benefit of Non-U.S. Persons, unless permitted by applicable law.

ARTICLE 3.

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption.

(a) Upon not less than ten nor more than 60 days’ prior notice delivered or mailed to each Holder or otherwise given in accordance with the procedures of the Depositary, the Company may redeem all or part of the Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date).

(b) Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.03 hereof.

(c) If the optional redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Regular Record Date.

(d) Unless otherwise provided herein, any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent. The redemption date of any redemption that is subject to the satisfaction of one or more conditions precedent may, at the Company’s discretion, be extended, modified or delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions shall not have been satisfied (or waived by the Company in its discretion) by providing notice to the Holders.

Section 3.02. Mandatory Redemptions; Redemption Payments in Cash or Common Stock.

(a) If the Mandatory Redemption Amount is greater than zero, on or prior to the Mandatory Redemption Date, the Company shall redeem no less than the then Mandatory Redemption Amount of the Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date); provided, however in the event the Company has completed the issuance of all shares of its Common Stock subject to the 2024 ATM Program prior to a date that is no less than thirty (30) calendar days prior to the Mandatory Redemption Date, (i) within seven (7) Business Days after such completion, the Company shall deliver a notice of redemption to Holders specifying a date of redemption, which shall be on a date that is no fewer than five (5) Business Days and no more than thirteen (13) Business Days following the date of such notice, (ii) the Company shall redeem on such redemption date no less than the then applicable Mandatory Redemption Amount of the Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date) and (iii) following such redemption, the Company shall have no further obligations to redeem the Mandatory Redemption Amount of the Notes on the Mandatory Redemption Date.

(b) [Reserved].

(c)

(1) On each Amortization Payment Date, upon not less than ten nor more than 60 days’ prior notice delivered or mailed to each Holder or otherwise given in accordance with the procedures of the Depositary, the Company shall redeem no less than $10,130,829 in principal amount of Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date); and

(2) in the event that the Company receives Net Cash Proceeds from any Capital Raise that, combined with the Net Cash Proceeds received from all other Capital Raises following the Issue Date exceed the Capital Raise Threshold, (i) within seven (7) Business Days after receipt of such Net Cash Proceeds, the Company shall deliver a notice of redemption to Holders specifying the date of redemption, which shall be on a date that is no fewer than five (5) Business Days and no more than thirteen (13) Business Days following the date of such notice and (ii) the Company shall redeem on such redemption date Notes using an amount equal to 35% of the aggregate amount of such Net Cash Proceeds exceeding the Capital Raise Threshold at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date).

(d) If the Company is required to make a mandatory redemption under Section 4.10(b), the Company shall redeem Notes using no less than the amount of such Net Cash Proceeds at a redemption price equal to 100.0% of the aggregate principal amount thereof calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date). For purposes of this Section 3.02(c)(2), it is understood and agreed that once the Capital Raise Threshold is initially exceeded, the Net Cash Proceeds received from subsequent Capital Raises shall be applied to make a redemption to the extent required in accordance with this Section.

(e) Any redemption pursuant to this Section 3.02 shall be made pursuant to the provisions of Section 3.03 hereof.

(f) If any mandatory redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Regular Record Date.

(g) Any redemption made under Section 3.01 or Section 3.02 may be made in cash in accordance with Section 4.10(c), Common Stock of the Company in accordance with Section 3.02(h) or any combination thereof, in each case, at the Company’s sole election.

(h)

(1) If the Company elects to make any redemption using shares of Common Stock, the Company shall deliver the applicable notice of redemption, which shall be irrevocable (except as permitted under clause (2)(b) below), no later than the second Trading Day prior to commencement of the relevant Observation Period, which notice of redemption shall specify, in addition to the other requirements set forth in this Indenture, the principal amount of Notes that the Company has elected to redeem using shares of Common Stock.

(2) The number of shares of Common Stock deliverable per $1,000 principal amount of Notes that the Company has elected to redeem using shares of Common Stock will equal the sum of the Daily Share Amounts for each Trading Day in the Observation Period for such redemption on which the Daily VWAP is equal to or greater than the Floor Price; provided, however, that for each Trading Day during the Observation Period on which the Daily VWAP is less than the Floor Price, the Company shall (i) in the case of a mandatory redemption under Section 3.02, pay the redemption price in cash for a principal amount of Notes equal to one-tenth (1/10th) of the principal amount of Notes subject to the applicable redemption notice, or (ii) in the case of an optional redemption under Section 3.01, either (A) pay the redemption price in cash for a principal amount of Notes equal to one-fifth (1/5th) of the principal amount of Notes subject to the applicable redemption notice or (B) cancel the redemption with respect to one-fifth (1/5th) of the principal amount of Notes subject to the applicable redemption notice, provided that the Company shall specify whether it will rely on the immediately preceding clause (A) or clause (B) in the applicable notice of redemption.

(3) Notwithstanding the foregoing, the Company shall not be permitted to elect to redeem any Notes using shares of Common Stock unless the Liquidity Conditions are satisfied as of the date of the applicable notice of redemption.

(4) Notwithstanding anything to the contrary in this Indenture or the Notes, for so long as shares of Common Stock are registered under the Exchange Act, the Company will not effect any redemption of Notes using Common Stock of the Company to the extent that after giving effect to such redemption, the Economic Interest Holder together with the Economic Interest Holder’s Attribution Parties collectively would beneficially own in excess of 4.9% of the shares of Common Stock outstanding immediately after giving effect to such redemption (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”) and the Company shall not issue to such Economic Interest Holder any shares of Common Stock in connection with any redemption that would result in the Beneficial Ownership Limitation being exceeded, subject to an Economic Interest Holder’s compliance with the procedures set forth in Section 3.02(i)(3). Subject to the procedures set forth in Section 3.02(i)(3), if the issuance of shares of Common Stock to an Economic Interest Holder upon any redemption would result in that Economic Interest Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the relevant Economic Interest Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Economic Interest Holder and its Attribution Parties shall not have power to vote or transfer the Excess Shares; provided, the foregoing shall not prevent or otherwise affect the cancellation and retirement of the corresponding Notes which shall nonetheless cease to be outstanding following such redemption. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Indenture or the Notes in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Economic Interest Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.02(i) to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(5) For purposes of calculations regarding the above Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the relevant Economic Interest Holder and its Attribution Parties shall include the number of shares of Common Stock that may be issued upon redemption of the Notes with respect to which such determination is being made, but will exclude the number of shares of Common Stock that may be issued upon (i) redemption of the remaining, unredeemed outstanding balance of the Notes beneficially owned by the Economic Interest Holder of the Notes or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation described in this Section 3.02(i) beneficially owned by the relevant Economic Interest Holder or any of its Attribution Parties. Other than as set forth in the previous sentence, for purposes of this Section 3.02(i), beneficial ownership calculations shall be made in accordance with Section 13(d) of the Exchange Act and the applicable regulations promulgated thereunder. For purposes of this Section 3.02(i), in determining the number of outstanding shares of Common Stock, an Economic Interest Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon any written or oral request of any Economic Interest Holder, the Company shall within three (3) Business Days confirm orally and in writing or by electronic mail to such Economic Interest Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Economic Interest Holder or any of its Attribution Parties since the as of date as to which such number of outstanding shares of Common Stock was reported.

(6) Any redemption notice for a redemption of Notes using shares of Common Stock will provide Economic Interest Holders the opportunity to provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by such Economic Interest Holder together with its Attribution Parties up to two (2) Business Days prior to the date of settlement of any Common Stock upon any redemption for Common Stock of the Company (“Equity Issuances”). If any Excess Shares would be issued to an Economic Interest Holder upon settlement of any Equity Issuance, the Company shall instead issue the amount of any such Excess Shares to a single account designated for all such Excess Shares in the aggregate and held on the books and records of the Company’s transfer agent and, although such Economic Interest Holder’s Notes that are redeemed in connection with such issuance will still be retired and will no longer be outstanding as otherwise set forth in this Indenture, the shares of Common Stock will not be delivered to such Economic Interest Holder until the Company receives appropriate instructions and representations as described in this Section 3.02(i) and the relevant notice. Thereafter, upon notification by any such Economic Interest Holder (or beneficial owner of the Notes held by such Economic Interest Holder) and verification by the Company (based solely on a representation by such Economic Interest Holder regarding the current beneficial ownership of Common Stock by such Economic Interest Holder together with its Attribution Parties) that such Economic Interest Holder may receive such shares of Common Stock that it would otherwise be entitled to receive without (together with any Attribution Parties) exceeding the Beneficial Ownership Limitation, the Company shall cause its transfer agent to deliver such additional shares of Common Stock to such Economic Interest Holder or its broker through the facilities of DTC promptly thereafter.

(7) Upon delivery of a written notice to the Company, any Economic Interest Holder may increase or decrease the Beneficial Ownership Limitation to such percentage as such Economic Interest Holder shall determine, in its sole discretion; provided that (i) any such increase or decrease of the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease of the Beneficial Ownership Limitation will apply only to such Economic Interest Holder and not to any other Economic Interest Holder; provided further that such Beneficial Ownership Limitation shall not be increased above 19.9% unless the Company has first obtained Stockholder Approval. The limitation contained in this Section 3.02(i) may not be waived and shall apply to a successor Economic Interest Holder of such Notes.

Section 3.03. Method and Effect of Redemption.

(a) If the Company elects to redeem Notes pursuant to Section 3.01 or Section 4.14(e) or is required to redeem Notes pursuant to Section 3.02, it shall furnish to the Trustee, at least two Business Days (or such shorter period as the Trustee may agree) before the notice of redemption, is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01, Section 3.02, or Section 4.14(e), notification setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed, (iv) the redemption price, and (v) (i) if such redemption is being made pursuant to Section 3.02(a) or (c), that such payment may be made in cash in accordance with Section 4.01(c), Common Stock of the Company or any combination thereof, in each case, at the Company’s sole election, or (ii) if such redemption is being made pursuant to Section 3.02(c) or (d), that such payment shall be made in cash.

(b) Unless otherwise provided herein, notices of redemption must be delivered or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, at least ten days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that, notwithstanding Section 3.01, Section 3.02, or Section 4.14(e), redemption notices may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with ARTICLE 8 or ARTICLE 12 hereof. The Company shall also issue a press release or current report on Form 8-K disclosing the notice of redemption or intention to make such redemptions concurrently with or prior to such delivery.

(c) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) Notes called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part only, on or after the redemption date, upon surrender of such Note for cancellation, a new Note equal in principal amount to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note; and

(7) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d) If fewer than all of the Notes are being redeemed, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for redemption shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. The Trustee will notify the Company promptly of the Notes or portions of Notes selected for redemption, and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.

(e) Once notice of redemption is delivered or mailed to the Holders in accordance with Section 3.03(b), Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price, subject in each case to the satisfaction or waiver of any conditions to such redemption set forth in the notice of redemption. Commencing on the redemption date, Notes redeemed will cease to accrue interest. A notice of redemption, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail a notice of redemption or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Upon surrender of any Note redeemed in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unredeemed portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.04. Offer to Purchase.

(a) An “Offer to Purchase” means an offer by the Company to purchase Notes that is required by Section 4.14. The Company will notify the Trustee at least two Business Days (or such shorter period as the Trustee may agree) prior to the commencement of an Offer to Purchase.

(b) The Company shall send or cause to be sent notices of an Offer to Purchase by first class mail, postage prepaid, or electronically, at least ten days but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. The Offer to Purchase shall be made to all Holders. The notice of an Offer to Purchase, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail an Offer to Purchase or any defect in the notice to the Holder of any Note designated for purchase in whole or in part shall not affect the validity of the proceedings for the purchase of any other Note.

(c) [reserved].

(d) If any Note is to be purchased in part only pursuant to an Offer to Purchase, any notice of purchase from any Holder that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

(e) Prior to the purchase date, the Company shall accept validly tendered Notes for purchase as required by the Offer to Purchase and deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase and directing the Trustee to cancel or markdown such Notes. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, subject in each case to the satisfaction or waiver of any conditions to such purchase set forth in the Offer to Purchase in the case of a conditional offer pursuant to Section 4.14(f). Upon surrender of any Note purchased in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unpurchased portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

(f) If fewer than all of the Notes are being purchased, selection of the Notes for purchase will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. The Company will notify the Trustee promptly of the Notes or portions of Notes selected for purchase, and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased.

(g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, in each case to the extent such laws, rules or regulations are applicable in connection with the repurchase of Notes pursuant to the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

ARTICLE 4.

COVENANTS

Section 4.01. Payment of Notes.

(a) The Issuer agrees to pay the principal of, premium, if any, on and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(c) Except as otherwise permitted under Section 3.02(g), payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. Except as otherwise permitted under Section 3.02(g), with respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided that legal service of process on the Issuer may not be served at any such office of the Trustee or an affiliate of the Trustee. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any or all of such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports and Other Information.

(a) Regardless of whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall (a) file with the SEC (unless the SEC will not accept such filing), and (b) deliver to the Trustee and, upon written request, the registered Holders of the Notes, without cost to any Holder, from and after the Issue Date:

(1) within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein in all material respects (or required in such successor or comparable form);

(2) within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form); and

(3) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form).

(b) In the event that the Company is not permitted or required to file such reports with the SEC pursuant to the Exchange Act, the Company shall nevertheless deliver to the Trustee and make available such Exchange Act reports to the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act applicable to a non-accelerated filer under the SEC’s rules (including all applicable extension periods), which requirement may be satisfied by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment (with a copy to the Trustee). The Company will hold quarterly conference calls (for the avoidance of doubt, the Company’s quarterly earnings call shall satisfy such requirement) for the Holders and securities analysts to discuss such financial information for the previous reporting period no later than ten Business Days after distribution of such financial information.

(c) In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes are outstanding, make available to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d) Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or analyze such reports, information or documents. The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, information or documents, and the Trustee shall have no duty to participate in or monitor any conference calls.

(e) The Company will be deemed to have satisfied the information and reporting requirements of this Section 4.03 if the Company (or any direct or indirect parent of the Company) has filed reports or registration statements containing such information with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) within the time periods specified above and such reports are publicly available.

(f) Notwithstanding the foregoing, such reports and other information required to be provided pursuant to this Section 4.03 may be, rather than those of the Company, those of any direct or indirect parent of the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent (and other parent entities included in such information, if any), on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Section 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year ending after the Issue Date a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under this Indenture under the preceding fiscal year and that, based upon such review, to the officer’s knowledge, the Company has fulfilled its obligations hereunder or, if there has been a Default of which the officer has knowledge, specifying the Default and its nature and what action the Company is taking or proposes to take with respect thereto.

(b) If any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee, promptly and in any event within five days after the Company becomes aware of the occurrence of a Default, an Officer’s Certificate specifying the Default, and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes. The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, other than any such tax, assessment or governmental charge that is being contested in good faith by appropriate legal proceedings or with respect to which the failure to make payment would not reasonably be expected to have a material adverse effect to the Holders of the Notes as determined in good faith by the Company.

Section 4.06. Stay, Extension and Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Subsidiaries) other than:

(x) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(y) dividends or distributions by a Subsidiary so long as, if such Subsidiary is not a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution;

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(x) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any Subsidiary; or

(y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4) make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) being collectively referred to as “Restricted Payments”).

(b) Section 4.07(a) shall not prohibit:

(1) [reserved];

(2) any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of, Refinancing Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or any direct or indirect parent of the Company made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than Disqualified Stock);

(4) any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Subordinated Obligation, Disqualified Stock or Preferred Stock pursuant to provisions similar to those set forth in Section 4.10 and Section 4.14; provided that, prior to or simultaneously with such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party, to the extent permitted by this Indenture) has made any Change of Control Offer or redemption, as the case may be, with respect to the Notes and has repurchased, redeemed, defeased or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer or redemption, as the case may be;

(5) the payment of any dividend or distribution, or the consummation of any redemption, within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if at such date of declaration or notice such dividend, distribution or redemption would have complied with this provision;

(6) the purchase, redemption or other acquisition, cancellation or retirement for value (or Restricted Payments to the Company or any direct or indirect parent of the Company to finance any such purchase, redemption or other acquisition, cancellation or retirement for value) of Capital Stock (including related stock appreciation rights or similar securities) of the Company or any direct or indirect parent of the Company held, directly or indirectly, by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (6) Capital Stock held by any entity whose Capital Stock is held by any such future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any stock option plan or management equity plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amounts paid under this clause (6) shall not exceed $500,000 in the aggregate during any fiscal year and individually not exceed $100,000 during any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, that cancellation of Indebtedness owing to the Company or any Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Company or any of its Subsidiaries or any direct or indirect parent of the Company, in connection with a repurchase of Capital Stock of the Company or any direct or indirect parent of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(7) [reserved];

(8) the purchase, redemption or other acquisition, cancellation or retirement of Equity Interests of the Company: (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company if such Equity Interests represent a portion of the exercise or exchange price thereof, or (b) made in lieu of or in connection with withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or direct or indirect parent of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs or immediate family members) in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company or the grant, vesting or delivery of any of the foregoing;

(9) [reserved];

(10) payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or the exercise or exchange of options, warrants or other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for, Equity Interests of the Company;

(11) the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations;

(12) [reserved];

(13) (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in the Company’s common stock upon any early termination thereof; and

(14) Restricted Payments described in clauses (2), (3), or (4) of the definition thereof in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (14) not to exceed $2.5 million; provided that this clause (14) shall increase dollar for dollar for all Notes that are redeemed in furtherance of the Mandatory Redemption Amount under Section 3.02(a);

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clause (14) of this Section 4.07(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of any Restricted Payment made in cash shall be its face amount. The amount of any other Restricted Payment shall be the Fair Market Value (determined as of the date such Restricted Payment is made) of the assets, securities or other property proposed to be declared, paid, made, purchased, redeemed, retired, defeased or acquired pursuant to such Restricted Payment.

(d) Notwithstanding the foregoing or anything to the contrary in this Indenture, (x) the Company shall not, nor shall it permit any of the Subsidiaries to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment or otherwise or relating to the exclusive rights thereto) to any Subsidiary or Affiliate of the Company or any Subsidiary Guarantor that, in either case, is not a Subsidiary Guarantor, other than (i) the grant of a non-exclusive lease or license of property to any Subsidiary on arms’ length terms, in the ordinary course of business and for a bona fide business purpose and (ii) the sale, transfer or disposal of any Material Property from a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary, and (iii) a Permitted Investment in a Joint Venture, and (y) no Person that is either a Subsidiary or an Affiliate of the Issuer or any Subsidiary Guarantor and that, in either case, is not a Subsidiary Guarantor shall own or hold an exclusive license to any Material Property unless any such Material Property was already owned or exclusively licensed by the relevant entity as of the Issue Date (and not transferred or licensed in anticipation thereof) (this Section 4.07(d), the “J. Crew Provision”).

Section 4.08. Limitation on Restrictions on Distributions from Subsidiaries.

(a) The Company shall not, and shall not permit any Subsidiary (other than a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary (other than a Subsidiary Guarantor) to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or pay any Indebtedness owed to the Company or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness Incurred by the Company or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its assets or property to the Company or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b) Section 4.08(a) shall not apply to any encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of the Company or any of its Subsidiaries in effect on the Issue Date, including, without limitation, pursuant to the Security Documents, related Hedging Obligations and Indebtedness permitted pursuant to clause (3) of Section 4.09(b);

(2) this Indenture, the Notes and the Subsidiary Guarantees;

(3) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Company or any Subsidiary, in each case that was in existence at the time of such acquisition (or at the time it merges, amalgamates or consolidates with or into the Company or any Subsidiary or is assumed in connection with the acquisition of assets or property from such Person) or designation, but, in each case, not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the assets or property of any Person, other than the Person and its Subsidiaries, or the assets or property of the Person and its Subsidiaries, so acquired or designated (including after-acquired assets and property);

(4) in the case of clause (3) of Section 4.08(a), Permitted Liens that limit the right of the debtor to dispose of assets or property subject to such Liens;

(5) Purchase Money Obligations, mortgage financings, Capitalized Lease Obligations and similar obligations or agreements permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.08(a) with respect to the assets or property purchased, acquired, financed, designed, developed, leased, constructed, repaired, replaced, maintained, installed, improved or insured in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(6) encumbrances or restrictions contained in agreements for the sale, transfer or other disposition of assets or property, including without limitation customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or a portion of the Capital Stock, assets or property of such Subsidiary;

(7) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

(8) any provisions in joint venture agreements, stockholders agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(9) any provisions in leases, subleases, licenses, sublicenses, asset sale agreements, sale/leaseback agreements or stock sale agreements and other agreements entered into by the Company or any Subsidiary that (x) are customary and entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(10) applicable law or any applicable rule, regulation or order, or any license, permit or other authorization issued by any governmental or regulatory authority;

(11) encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the assets or property of the Company or any Subsidiary in any manner material to the Company or any Subsidiary (as determined by the Company in good faith), or (y) materially affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(12) contractual encumbrances or restrictions contained in any Indebtedness Incurred by the Company in accordance with Section 4.09 that (x) are not materially more restrictive, when taken as a whole, than those applicable in this Indenture (as determined by the Company in good faith), or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith); or

(13) any encumbrances or restrictions imposed by any amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing of any of the contracts, agreements or other instruments referred to in the immediately preceding clauses (1) through (12) of this Section 4.08(b); provided, however, that the encumbrances or restrictions contained in such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing are, in the good faith judgment of the Company, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions prior to such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing.

Section 4.09. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

(b) Section 4.09(a) shall not apply to the following Indebtedness (collectively, “Permitted Debt”):

(1) [reserved];

(2) (a) Indebtedness represented by the Notes, including any Subsidiary Guarantee thereof, and (b) Indebtedness represented by the 2027 Notes;

(3) Indebtedness of the Company and its Subsidiaries in existence on the Issue Date which either (x) are in an individual principal amount of $500,000 or less or (y) are listed on Schedule 4 hereto (other than Indebtedness described in clauses (2), (4), (5) or (6) of this Section 4.09(b) that was Incurred or existing on the Issue Date);

(4) (a) Capitalized Lease Obligations, mortgage financings and Purchase Money Obligations and (b) any Indebtedness Incurred by the Company or any of its Subsidiaries to finance all or any part of the purchase, acquisition, design, development, lease, construction, replacement, maintenance, installation, improvement or insurance of any property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or property or the Capital Stock of any Person owning any such assets or property) or any launch or in-orbit insurance premiums or launch services, and any Indebtedness arising from the conversion of the obligations of the Company or any Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness, including all Indebtedness Incurred to refund, refinance, replace, redeem, repurchase, retire, defease, discharge, exchange, renew, repay, prepay or extend any Indebtedness Incurred pursuant to this clause (4), in an aggregate principal amount outstanding at any one time not to exceed the $15.0 million, plus, in the case of any refinancing or replacement of Indebtedness permitted under this clause (4) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection therewith;

(5) any Guarantee by the Company or any Subsidiary Guarantor of Indebtedness or any other obligation of the Company or any Subsidiary Guarantor so long as the Incurrence of such Indebtedness or other obligation by the Company or such Subsidiary Guarantor is permitted under the terms of this Indenture; provided that any such guarantees by the Company shall not be, unless the underlying applicable Indebtedness being guaranteed is permitted to be as such (and solely to the extent such underlying applicable Indebtedness is), (i) secured by Liens on assets or property not constituting Collateral, (ii) secured by Liens on the Collateral ranking pari passu with or senior to the Liens on the Collateral securing the Notes or the Guarantees, as applicable, and/or (iii) pari passu or senior in right of payment with respect to the obligations under the Indenture and the Notes or the Guarantees, as applicable;

(6) Indebtedness of the Company owing to a Subsidiary or Indebtedness of a Subsidiary owing to the Company or another Subsidiary; provided, however,

(A) (i) if the Company or a Subsidiary Guarantor Incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Company’s Obligations with respect to this Indenture or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable and (ii) any such Indebtedness owing by a Non-Guarantor Subsidiary to the Company or a Subsidiary Guarantor shall be a Permitted Investment; and

(B) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Subsidiary of the Company; and

(i) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company,

will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(7) [reserved];

(8) [reserved];

(9) Hedging Obligations or Cash Management Services not Incurred for speculative purposes;

(10) obligations (including, without limitation, reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal, surety and similar bonds and completion or performance guarantees and similar obligations provided by the Company or any Subsidiary;

(11) Indebtedness Incurred by the Company or any of its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former), environmental remediation and other environmental matters or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, and any guaranties, letters of credit or performance, bid, indemnity, warranty, refund, statutory, appeal or surety bonds or similar obligations functioning as or supporting any of the foregoing;

(12) the Incurrence of Indebtedness of the Company or a Subsidiary providing for indemnification, earn-outs, adjustments of purchase or acquisition price or similar obligations, in each case Incurred or assumed in connection with the acquisition or disposition of any business, assets or property of the Company or any business, assets, property or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, property or a Subsidiary for the purpose of financing such acquisition;

(13) Indebtedness (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (B) owed or issued on a short-term basis to banks and other financial institutions in the ordinary course of business that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Company and its Subsidiaries, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, stored value cards, commercial cards, automatic clearinghouse arrangements and similar arrangements;

(14) the Incurrence by the Company or any Subsidiary of Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (2), (3) and this clause (14) of this Section 4.09(b);

(15) (A) customer deposits and advance payments received in the ordinary course of business from customers for equipment, goods or services purchased or leased in the ordinary course of business, (B) Guarantees in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners, (C) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business, (D) Indebtedness representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business, and (E) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(16) Indebtedness Incurred by the Company or its Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts, letters of credit, or similar facilities, in each case Incurred or undertaken in the ordinary course of business;

(17) [reserved];

(18) [reserved];

(19) Non-Recourse Debt Incurred in connection with the Launch Hangar Construction Loan, together with any Refinancing Indebtedness thereof (which must constitute Non-Recourse Debt), in an aggregate principal amount not to exceed $40 million at any one time outstanding; provided that such Non-Recourse Debt (including any Refinancing Indebtedness in respect thereof) shall not, at any time while outstanding, have an all-in-yield exceeding 12.0% per annum;

(20) to the extent constituting Indebtedness, any obligations Incurred by the Company or any of its Subsidiaries in connection with the termination of the Specified Guarantee Agreement and any related agreements, instruments or documentation in exchange for a substantially concurrent release of the Company and its Subsidiaries from corresponding indemnification obligations in connection therewith;

(21) in addition to the items referred to in clauses (2) through (20) of this Section 4.09(b), unsecured Indebtedness of the Company and its Subsidiaries (other than Non-Guarantor Subsidiaries) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (21) and then outstanding, will not exceed $10 million; provided that any Indebtedness incurred pursuant to this Section 4.09(b)(21) constitutes Indebtedness for borrowed money, such Indebtedness shall not have an Average Life or final maturity date that is earlier than the date that is 91 days after the latest maturity date of the Notes; and

(22) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (21) above.

The Company shall not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Non-Guarantor Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c) For purposes of determining compliance with this Section 4.09:

(1) [reserved];

(2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant;

(3) the principal amount of any Disqualified Stock of the Company or a Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, exclusive of any accrued dividends;

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(5) accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant;

(6) the amount of any Indebtedness outstanding as of any date shall be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and the principal amount or liquidation preference thereof in the case of any other Indebtedness; and

(7) the principal amount of any Indebtedness Incurred to refinance or replace other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced or replaced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus accrued and unpaid interest and the aggregate amount of premiums (including tender premiums), underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).

(d) Notwithstanding anything to the contrary in this Indenture, Indebtedness Incurred by the Issuer or a Guarantor owing to a Non-Guarantor Subsidiary and any guarantee by the Issuer or a Guarantor of Indebtedness incurred by a Non-Guarantor Subsidiary (other than a guarantee by the Issuer or a Guarantor of third-party Indebtedness incurred by a Non-Guarantor Subsidiary for a bona fide business purpose and not in connection with a Liability Management Transaction), shall, in each case, (i) be contractually junior in right of payment and lien priority to the Notes or any Guarantee in respect thereof, (ii) be unsecured and (iii) not permit any payment or prepayment thereof during the occurrence and continuance of a Default or Event of Default hereunder (this clause (d), the “Double-Dip Provision”).

Section 4.10. Limitation on Asset Sales.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless:

(1) the Company or any of its Subsidiaries, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the Capital Stock, assets or property sold or otherwise disposed of pursuant to such Asset Sale; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration from such Asset Sale received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, to the extent that the assets sold in such Asset Sale were part of the Collateral, the assets received as non-cash consideration shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Subsidiary thereof.

(b) Upon the occurrence of an Asset Sale Prepayment Event, the Company shall apply 80% of such Net Cash Proceeds to make a mandatory redemption in accordance with Section 3.02(d). The remaining 20%, if applicable, of such Net Cash Proceeds (or any portion thereof, the “Reinvestment Amount”) must be applied pursuant to Section 4.10(c) or (e), as applicable.

(c) Within 180 days after the Company’s or any Subsidiary’s receipt of the Reinvestment Amount, the Company or a Subsidiary, at its option, may apply such Reinvestment Amount as follows:

(1) to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets), properties or capital expenditures, in each case used or useful in a Similar Business or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition; provided, that if such investment, purchase or acquisition is in the form of the acquisition of Capital Stock of a Person, such investment, purchase or acquisition results in such Person becoming a Subsidiary; provided, further, that the assets acquired with the Reinvestment Amount shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Subsidiary thereof;

(2) to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets) or properties that replace the businesses, assets and/or properties that are the subject to such Asset Sale; provided, that the assets acquired with the Reinvestment Amount shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Subsidiary thereof; or

(3) any combination of the foregoing,

provided, that the Company and its Subsidiaries will be deemed to have complied with the provisions described in clause (1) or (2) of this Section 4.10(c) if and to the extent that, within 180 days after the Company’s or any Subsidiary’s receipt of such Reinvestment Amount, the Company or a Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment, purchase or other acquisition in compliance with the provision described in clause (4) or (5) of this Section 4.10(c), and that investment, purchase or other acquisition is thereafter completed within 180 days after the end of such 180-day period.

(d) Notwithstanding the foregoing, to the extent that repatriation to the United States of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would have a material adverse tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then, an amount equal to such Net Cash Proceeds will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this covenant. The time periods set forth in this covenant shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

(e) Pending the final application of any such Reinvestment Amount, the Company and its Subsidiaries may temporarily reduce Indebtedness (including under a revolving credit facility) or otherwise invest or utilize such Reinvestment Amount in any manner not prohibited by this Indenture. Any amount of Reinvestment Amount from any Asset Sale that is not applied or invested as provided and within the time period set forth in Section 4.10(c) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall be required to make a mandatory redemption in accordance with Section 3.02(d).

(f) The Company may satisfy the foregoing obligations with respect to any Reinvestment Amount from an Asset Sale by making an optional redemption with respect to such Reinvestment Amount prior to the time period that may be required by this Indenture with respect to all or a part of the available Reinvestment Amount in advance of being required to do so by this Indenture so long as such redemption complies with Section 3.01.

(g) Upon completion of any such redemption (whether pursuant to clause (e) or (f) above or any combination thereof), the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including for the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company involving aggregate consideration in excess of $1 million (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained by the Company or such Subsidiary in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate (as determined in good faith by the Company); and

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of (x) $5 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of Directors of the Company shall have determined in good faith that such Affiliate Transaction satisfies the criteria in clause (1) above and (y) $10 million, the Issuer shall deliver a third-party fairness opinion providing that such transaction complies with clause (1) above.

(b) Section 4.11(a) shall not apply to:

(1) (i) any transaction between or among the Company and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction); (ii) guarantees issued by the Company or a Subsidiary for the benefit of the Company or a Subsidiary in compliance with Section 4.09, as applicable; or (iii) the Security Documents, any Intercreditor Agreements or any documents effecting a joinder, accession, amendment or supplement thereto; provided that, in the case of the foregoing clause (i), transactions between or among the Company and/or the Subsidiaries on the one hand, and Non-Guarantor Subsidiaries on the other hand, shall be in the ordinary course of business and for a bona fide business purpose;

(2) any Restricted Payments permitted by this Indenture or any Permitted Investments;

(3) any employment, consulting, service or termination agreement, or indemnification arrangement, entered into by the Company or a Subsidiary with a future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Subsidiary (or any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of its Subsidiaries); the payment of compensation or expense reimbursement to any future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Subsidiary (including amounts paid pursuant to any benefit plan or arrangement, any health, disability or similar insurance plan or any stock option, employee stock purchase or similar plans); or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, subscription agreements, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of future, current or former directors, officers, employees, managers, consultants or independent contractors of the Company or a Subsidiary, in each case in the ordinary course of business or as otherwise approved by the Board of Directors of the Company or any direct or indirect parent of the Company;

(4) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business, in an aggregate amount not in excess of $500,000 outstanding at any time and individually not in excess of $100,000 at any one time outstanding;

(5) any agreement or arrangement as in effect as of the Issue Date which is either (x) permitted hereunder, (y) in an individual principal amount of $500,000 or less or (z) listed on Schedule 5 hereto, (as such agreement or arrangement may be amended, modified, supplemented, extended, terminated, renewed or replaced from time to time, so long as any such amendment, modification, supplement, extension, termination, renewal or replacement, when taken as a whole, is not materially more disadvantageous to the Holders (as determined in good faith by the Company) than the terms of the original agreement or arrangement in effect on the Issue Date) or any transaction contemplated thereby;

(6) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated with or into the Company or a Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger, amalgamation or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation (as determined in good faith by the Company);

(7) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, in each case which are fair to the Company and its Subsidiaries or are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unaffiliated party (as determined in good faith by the Company);

(8) any transaction with a Person that would constitute an Affiliate Transaction solely because the Company or a Subsidiary owns Capital Stock of or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries (other than the Company or a Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(9) transactions between the Company or any of its Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director, or such Person has a director who is also a director, of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(10) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights with respect thereto;

(11) transactions in which the Company or any Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(12) transactions in connection with (a) transfers of the Specified License Agreement and any related agreements, instruments or documentation to the Company or any Subsidiary Guarantor and (b) terminations and substantially concurrent replacements of the Specified License Agreement in connection with any such transfer; and

(13) termination of the Specified Guarantee Agreement and any related agreements, instruments or documentation in exchange for a substantially concurrent release of the Company and its Subsidiaries from corresponding indemnification obligations in connection therewith.

Section 4.12. Limitation on Liens.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness of any kind, on any asset or property of the Company or any of its Subsidiaries now owned or hereafter acquired.

For purposes of determining compliance with this Section 4.12, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in the definition thereof or by reference to Section 4.12(a), but may be permitted in part under any combination thereof.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class accretion of original issue discount or liquidation preference, increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

Section 4.13. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, in each case if the Company in good faith shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.07 or ARTICLE 5.

Section 4.14. Offer to Repurchase Upon a Change of Control.

(a) Upon the occurrence of a Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01 or Section 3.02, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 100.0% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to the date of purchase).

(b) Prior to or within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01 or Section 3.02, the Company shall deliver a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 100.0% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than ten days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3) if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of a Change of Control; and

(4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note (or markup the Notes, in the case of Global Notes) equal in principal amount to any unpurchased portion of the Notes surrendered, if any, in accordance with Section 3.04(e).

(c) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(d) (i) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer; and (ii) the Company will not be required to make a Change of Control Offer if the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01 or Section 3.02 pursuant to a notice of redemption that is or has become unconditional.

(e) The Company or a third party may, at its option, redeem the Notes upon not less than ten nor more than 60 days’ notice, given not more than 30 days following the consummation of the Change of Control Offer, at a redemption price of 100.0% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), in connection with the consummation of a Change of Control if at least 90.0% of the Notes outstanding prior to the Change of Control Payment Date are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

(f) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

Section 4.15. Future Subsidiary Guarantors.

(a) The Company shall cause (i) each Subsidiary (other than an Excluded Subsidiary), within sixty (60) days after the formation or acquisition of such Subsidiary, or the date such Subsidiary becomes a Subsidiary of the Company or ceases to be an Excluded Subsidiary, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture. To the extent that the assets of any such future Subsidiary Guarantor are required to pledged as collateral pursuant to any such other Indebtedness, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after such Subsidiary issues its Guarantee of the Notes.

(b) Notwithstanding the foregoing, in the event (i) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of any other Indebtedness that gave rise (or would give rise) to its obligation to provide such Subsidiary Guarantee and (ii) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 4.09 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Subsidiary (other than a Subsidiary Guarantor) under Section 4.09, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

Section 4.16. Maintenance of Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the business and assets of the Company or any Subsidiary, in such amounts and against such liabilities, casualties, risks and contingencies existing from time to time as is customary for prudent owners and operators of similar businesses and similar property. Without limiting the generality of the foregoing, if a mortgage is required pursuant to the Security Agreement with respect to any Material Real Property, and such Material Real Property is designated as, or to be in, a “flood hazard area,” the Company will maintain or cause to be maintained, with financially sound and reputable insurers, flood insurance on such Material Real Property in such total amount as required under applicable law and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973.

Section 4.17. Prohibition on Liability Management Exercises. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any stock, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Exercise.

Section 4.18. Payments Pro Rata. The Company and its Subsidiaries shall not redeem, prepay, repay, repurchase or otherwise acquire any Notes other than through procedures open to all Holders on a pro rata basis (including pursuant to the procedures described in Section 4.10 and Section 4.14) (or, in the case of Global Notes, by such method as DTC or its nominee or successor may require in accordance with Section 3.01).

Section 4.19. Post-Closing Deliveries. Within the periods of time set forth in Schedule 1, the Company shall deliver, or cause to be delivered to the Notes Collateral Agent copies of the Post-Closing Transaction Documents duly executed by the Company and each Subsidiary Guarantor, in each case, to the extent party thereto.

Section 4.20. 2027 Notes Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in any case, for cash consideration, in respect of the 2027 Notes, or any Refinancing Indebtedness in respect thereof, prior to the payment in full of the Mandatory Redemption Amount; provided, however, that at the time of and after giving effect to, any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the 2027 Notes, or any Refinancing Indebtedness in respect thereof, for cash consideration permitted under this Section 4.20, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For the avoidance of doubt, the Company may and may permit any of its Subsidiaries to, directly or indirectly, (a) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in any case, for non-cash consideration consisting solely of unsecured Indebtedness or Capital Stock (other than Disqualified Stock) in respect of the 2027 Notes, or any Refinancing Indebtedness thereof, prior to the payment or satisfaction in full of the Mandatory Redemption Amount and (b) following the payment or satisfaction in full of the Mandatory Redemption Amount, make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in any case, for any type of consideration, in respect of the 2027 Notes, or any Refinancing Indebtedness thereof.

ARTICLE 5.

MERGER AND CONSOLIDATION

Section 5.01. Merger and Consolidation.

(a) The Company shall not consummate a Division as a Dividing Person, consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) or the Division Successor surviving any Division is the Company or will be a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person will immediately cause a Subsidiary that is organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and that is a corporation to be added as a co-issuer of the Notes under this Indenture;

(2) (x) the Successor Company (if other than the Company) assumes all of the obligations of the Company under the Notes, this Indenture, any Intercreditor Agreements and the Security Documents pursuant to a supplemental indenture, amendments or other customary documents or instruments, or (y) in the case of a Division, where the Company is the Dividing Person, the Division Successor shall remain or become a co-issuer of the Notes;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transaction had occurred at the beginning of the applicable four fiscal quarter period, the Consolidated Debt Leverage Ratio for the Successor Company or the Division Successor to the Company, as applicable, would be no greater than 5.00 to 1.00;

(5) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have confirmed in writing to the Trustee that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Security Documents and Intercreditor Agreements (as applicable) shall continue to be in effect; and

(6) Collateral owned by or transferred to the Successor Company or the Division Successor to the Company, as applicable, shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties and (iii) not be subject to any Lien other than Permitted Liens.

Notwithstanding anything to the contrary above,

(1) any Subsidiary may consolidate with, merge with or into or sell, assign, convey, transfer or otherwise dispose of all or part of its assets and properties to the Company so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

(b) Subject to the provisions in this Indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Subsidiary that is a Subsidiary Guarantor, the Company shall not permit any Subsidiary Guarantor to consummate a Division as the Dividing Person (whether or not the Company or such Subsidiary Guarantor is the surviving Person), consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its assets and properties to, any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1) if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) or the Division Successor, as applicable, will be such Subsidiary Guarantor or a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (b) the Successor Guarantor or the Division Successor, as applicable, if other than such Subsidiary Guarantor or another Subsidiary Guarantor, expressly assumes all of the obligations of such Subsidiary Guarantor under the Notes, this Indenture, the Security Documents and any

Intercreditor Agreements (as applicable) pursuant to a supplemental indenture, amendments or other customary documents or instruments; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (d) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such Division, consolidation, merger, amalgamation or transfer and such supplemental indenture comply with this Indenture; and (e) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, Collateral owned by or transferred to the Successor Guarantor shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties and (iii) not be subject to any Lien other than Permitted Liens; and

(2) the transaction is made in compliance with Section 4.10 to the extent applicable (it being understood that only such portion of the Net Cash Proceeds as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and this Section 5.01.

(c) [reserved].

(d) In addition, the Company shall not, directly or indirectly, lease, or permit any Subsidiary to lease, all or substantially all of the properties of it and its Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

(e) Notwithstanding the foregoing, any Subsidiary Guarantor may (x) consolidate or merge with or into or sell, assign, convey, transfer, lease or otherwise dispose of all or part of its assets and properties to another Subsidiary Guarantor or the Company, or (y) consolidate or merge with or into or sell, assign, convey, transfer, lease or otherwise dispose of all or part of its assets and properties to a Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Subsidiaries is not increased thereby, and the resulting entity remains or becomes a Subsidiary Guarantor.

(f) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets and properties of one or more Subsidiaries of the Company, which assets and properties, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets and properties of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets and properties of the Company.

Section 5.02. Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets and properties of the Company or a Subsidiary Guarantor in accordance with Section 5.01 hereof, the Company or such Subsidiary Guarantor, as the case may be, shall be released from its obligations under this Indenture or such Subsidiary

Guarantee, as the case may be, and the Successor Company, the Successor Guarantor or Division Successor, as the case may be, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Subsidiary Guarantor, as the case may be, shall refer instead to the Successor Company, the Successor Guarantor or Division Successor, as the case may be, and not to the Company or such Subsidiary Guarantor), and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture, the Notes or such Subsidiary Guarantee.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary):

(1) default in any payment of interest on any Note within 30 days after the same becomes due;

(2) default in the payment of principal of or premium, if any, on any Note (i) upon optional redemption, upon required repurchase, upon acceleration or otherwise, or (ii) when due at its Stated Maturity;

(3) failure by the Company to comply with its obligations under Section 5.01 (other than its obligations under clause (5) of Section 5.01(a)) or the failure by any Subsidiary Guarantor to comply with its obligations under clauses (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b);

(4) failure by the Company or any Subsidiary to comply for 30 days after receipt of written notice as provided below with any of its obligations, covenants and agreements contained in this Indenture (other than a Default referred to in clause (1), (2) or (3) above);

(5) default by the Company or any Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A) is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or interest or premium, if any, on such Indebtedness (“Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $7.5 million;

(6) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or substantially all of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any Significant Subsidiary under the applicable bankruptcy laws as now or hereafter in effect that remains undismissed and unstayed for a period of 60 consecutive days;

(7) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect with respect to itself, or consents to the entry of an order for relief against it in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (v) takes any comparable action under any foreign laws relating to insolvency;

(8) failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $7.5 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged, waived or stayed for a period of 60 consecutive days after such judgments become final;

(9) any Subsidiary Guarantee of a Significant Subsidiary (i) ceases to be in full force and effect in any material respect (except as contemplated by the terms of this Indenture), (ii) is declared null and void in any court of competent jurisdiction or (iii) any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee in any pleading in any court of competent jurisdiction; and

(10) with respect to any Collateral having a fair market value in excess of $7.5 million, individually or in the aggregate, (i) the failure of the security interest with respect to such Collateral, at any time, to be perfected or in full force and effect for any reason other than in accordance with their terms or the terms of this Indenture, the Security Documents or any Intercreditor Agreements, which failure continues for a period of 30 consecutive days after any Officer of the Company or any Subsidiary Guarantor becomes aware of such failure and has not been cured during such time period or (ii) the assertion by the Company or a Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

(b) However, a Default under clause (4) of Section 6.01(a) will not constitute an Event of Default until (1) the Trustee provides written notice to the Company of the Default or the Holders of 25% in aggregate principal amount of the then-outstanding Notes provide written notice to the Company of the Default, with a copy to the Trustee, and (2) the Company does not cure such Default within the applicable time specified in clause (4) of Section 6.01(a) after receipt of such notice.

Section 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default described in clauses (6) or (7) of Section 6.01(a)) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (5) of Section 6.01(a) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c) If an Event of Default described in clauses (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(d) The Trustee shall not be deemed to have knowledge of an Event of Default under and until it obtains actual written notification of such Event of Default describing the circumstances of such and identifying the circumstances constituting such Event of Default. In order to be effective, such written notice must be actually received by a Trust Officer at the Corporate Trust Office; and the notice must state “Notice of Default.”

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may, by written notice to the Trustee and on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree of a court of competent jurisdiction, except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration) or (ii) a Default or Event of Default in a respect of a provision that cannot be amended without (x) the consent of each affected Holder of Notes under Section 9.02(e), (y) the consent of Holders of not less than 66 2/3% of the outstanding Notes under Section 9.02(f) or (z) the consent of Holders of not less than 75% of the outstanding Notes under Section 9.02(g). Upon any such waiver, rescission or cancellation, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. Subject to Section 7.02(7), the Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and/or security from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits. If an Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has received written notice, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity and/or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then-outstanding Notes have requested the Trustee, by notice in writing, to pursue the remedy;

(3) such Holders have offered the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder. For the avoidance of doubt, no amendment to or deletion of any of the covenants set forth in ARTICLE 4 (other than Section 4.01) shall be deemed to impair or affect any rights of holders to receive payment of principal of, premium, if any, and interest on such Holder’s Notes.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation of the Trustee and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other pleadings, papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation of the Trustee or for reasonable expenses, fees, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property (including any bankruptcy or insolvency cases or proceedings), and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any debtor-in-possession, custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or cast a vote with respect to or otherwise accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article (including upon exercise of remedies with respect to the Collateral), it shall pay out the money in the following order:

First: to the Trustee, the Notes Collateral Agent and the Agents, and each of their respective agents (including the reasonable and documented fees and expenses of their respective legal and professional advisors), in each case for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in aggregate principal amount of the then-outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.

THE TRUSTEE

Section 7.01. General.

(a) The duties and responsibilities of the Trustee are as expressly set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has received written notice, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notice, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, as finally adjudicated by a court of competent jurisdiction, except that:

(1) this Subsection shall not be construed to limit the effect of Section 7.01(b);

(2) neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgement made in good faith by a Trust Officer, unless it shall be proved that the Trustee or the Notes Collateral Agent, as applicable, was grossly negligent in ascertaining the pertinent facts;

(3) neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of any series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive indemnification and/or security satisfactory to it against any such loss, liability or expense (including its reasonably documented legal fees) which might be incurred by it in compliance with such request or direction.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting (except (x) as provided in Section 2.04, Section 3.03(e) and Section 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture), it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 13.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion. The Trustee shall be entitled to rely in good faith on any Officer’s Certificate, Opinion of Counsel or other evidence as it deems appropriate in formulating its opinion or in taking or not taking any action under this Indenture, and may rely in good faith on such Officer’s Certificate, Opinion of Counsel or other evidence as it reasonably deems appropriate without need for further investigation or verification.

(3) The Trustee shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company.

(4) The Trustee may act through its attorneys and agents and will not be responsible for the acts or omissions of any agent appointed with due care.

(5) The Trustee and the Notes Collateral Agent will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, security and/or indemnity satisfactory to the Trustee or the Notes Collateral Agent, as applicable, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(7) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof.

(11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and by the Notes Collateral Agent, and each Agent, custodian and other Persons employed to act hereunder.

(12) None of the permissive rights of the Trustee to do things enumerated in this Indenture shall be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction.

(13) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(14) Neither the Trustee nor the Notes Collateral Agent shall be responsible for, and make no representation as to the existence, genuineness, value or protection of, any Collateral, for the legality, effectiveness or sufficiency of any Security Document or for the creation, perfection, continuation, priority, maintenance, sufficiency or protection of any Liens securing the Notes. Neither the Trustee nor the Notes Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.

(15) The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any circumstances beyond its control, including any governmental order or applicable law which restrict or prohibit the providing of the services contemplated herein. No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(16) No provision of this Indenture or the Notes Documents shall require the Trustee to indemnify the Notes Collateral Agent, and the Notes Collateral Agent waives any claim it may otherwise have by operation of law in any jurisdiction to be indemnified by the Trustee acting as principal vis-à-vis its agent, the Notes Collateral Agent (but this does not prejudice the Notes Collateral Agent’s rights to bring any claim or suit against the Trustee (including for damages in the case of gross negligence, willful misconduct or fraud of the Trustee)).

(17) The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV. The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes. The Trustee may assume without inquiry in the absence of actual knowledge of a Responsible Officer that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(18) If any Guarantor is substituted to make payments on behalf of the Issuer hereunder, the Issuer shall promptly notify the Trustee in writing of such substitution.

(19) The Trustee shall be under no obligation to ascertain whether the actions of the Holders of a majority of the Notes are unduly prejudicial to the rights of other Holders of the Notes.

(20) The Agents shall only be obliged to perform those duties expressly set out in this Indenture and no implied obligations shall be read into this Indenture against the Agents. No Agents shall have any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any party other than the Issuer or, pursuant to Section 7.12 hereof, the Trustee.

(21) The Trustee and the Paying Agent shall be entitled to make payments net of any Taxes required by any applicable law to be withheld or deducted.

(22) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes, any Intercreditor Agreements or the Security Documents, is not accountable for the Company’s use or application of the proceeds from the Notes and is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is actually known to the Trustee, the Trustee shall deliver to each Holder notice of the Default within 90 days after it occurs or within 30 days after the Trustee has actual knowledge of the Default, whichever is later.

Section 7.06. [Reserved].

Section 7.07. Compensation and Indemnity.

(a) The Company will pay the Trustee (acting in any capacity hereunder) compensation as agreed upon with the Trustee in writing between the Company and the Trustee for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee (acting in any capacity hereunder) upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) In the event of the occurrence and continuation of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer, or, upon the failure of the Issuer to pay, the Guarantors, jointly and severally, shall pay to the Trustee promptly upon request for all such additional remuneration for such duties. Such expenses include the properly incurred compensation, disbursements, expenses and advances of the Trustee’s agents, counsel, accountants and experts.

(c) The Company shall indemnify the Trustee (acting in any capacity hereunder) for, and hold it harmless against, any loss or liability or expense incurred by it without willful misconduct or negligence on its part, as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties under this Indenture and the Notes, including reasonable and documented attorneys’ fees and expenses and the reasonable costs and expenses enforcing this Indenture (including this Section 7.07), of defending itself against any claim whether asserted by any Holder or the Company, or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly in writing of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing, the Company shall not be required to indemnify the Trustee with respect to any settlement made without the consent of the Company, which consent will not be unreasonably withheld.

(d) To secure the Company’s payment obligations in this Section, the Trustee (acting in any capacity hereunder) will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(e) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(a)(6) or Section 6.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law (including, without limitation under Section 507 of the Bankruptcy Code).

(f) The provisions of this Article shall survive the termination of this Indenture and/or the resignation or replacement of the Trustee.

Section 7.08. Replacement of Trustee.

(a) The Trustee may resign at any time by written notice to the Company.

(1) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(2) If the Trustee is no longer eligible under Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(3) The Company may remove the Trustee if: the Trustee is no longer eligible under Section 7.10; the Trustee is adjudged a bankrupt or an insolvent; a receiver or other public officer takes charge of the Trustee or its property; or the Trustee becomes incapable of acting.

(4) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the Company’s expense.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations and the rights protections and indemnities afforded the Trustee under ARTICLE 7 will continue for the benefit of any retiring or removed Trustee and the maturity of the Notes and/or termination or discharge of this Indenture.

(e) The Notes Collateral Agent and any Agent may resign in accordance with this Section 7.08.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture without the execution or filing of any instrument or paper or the performance of any further act.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under ARTICLE 8.

Section 7.12. Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby agree to be bound by, and authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver, any Intercreditor Agreements and any Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Document executed on or after the Issue Date.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DISCHARGE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this ARTICLE 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, to have satisfied all of its other obligations under such Notes, the Subsidiary Guarantees and this Indenture including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and to have cured all then-existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due, including, for the avoidance of doubt, on any Mandatory Redemption Date or Amortization Payment Date, from the trust referred to in Section 8.04 hereof;

(b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith; and

(d) this Section 8.02.

If the Company exercises the Legal Defeasance option, (a) the Subsidiary Guarantees in effect at such time shall terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes in accordance with the provisions described above.

Subject to compliance with this ARTICLE 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, terminate and be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 hereof and clause (3) and (4) of Section 5.01(a) and, clause (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (with respect to Significant Subsidiaries only), 6.01(a)(7) (with respect to Significant Subsidiaries only), 6.01(a)(8), 6.01(a)(9) and 6.01(a)(10) shall not constitute Events of Default.

If the Company exercises the Covenant Defeasance option, (a) the Subsidiary Guarantees in effect at such time will terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes in accordance with the provisions described above.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, including, for the avoidance of doubt, on any Mandatory Redemption Date or Amortization Payment Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; provided, however, that defeasance must be to a date no later then the next succeeding Mandatory Redemption Date or Amortization Payment Date, if any;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors’ rights generally;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this ARTICLE 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Subject to applicable unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Amendments Without Consent of Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Company, any Subsidiary Guarantor (with respect to its Subsidiary Guarantee or this Indenture) and the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and any Intercreditor Agreements to:

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) comply with ARTICLE 5;

(3) provide for the assumption by a successor entity (or co-issuer) of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes, any Subsidiary Guarantee, any Security Document, or any Intercreditor Agreements (whether through Division, merger, amalgamation consolidation, sale of all or substantially all of assets and properties or otherwise);

(4) provide for or facilitate the issuance of uncertificated Notes in addition to or in place of Certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(5) comply with the rules of any applicable depositary;

(6) add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, this Indenture or the Security Documents in accordance with the applicable provisions of this Indenture or the Security Documents;

(7) make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(8) [reserved];

(9) add additional secured parties to any Security Document or any Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(10) mortgage, pledge, hypothecate or grant a security interest in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Notes Collateral Agent or the Trustee in accordance with the terms of this Indenture or otherwise;

(11) provide for the succession of any parties to any of the Security Documents (and other amendments that are administrative or ministerial in nature) and any of any Intercreditor Agreements in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the relevant Security Document and any Intercreditor Agreements;

(12) add to the covenants of the Company and its Subsidiaries or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(13) make any change that does not adversely affect the rights of any Holder under this Indenture;

(14) evidence or provide for the appointment under this Indenture of a successor trustee or under the Security Documents of a successor collateral agent; provided that the successor trustee or successor collateral agent is otherwise qualified and eligible to act as such under the terms of this Indenture and of the Security Documents, as applicable;

(15) [reserved];

(16) comply with the provisions set forth in ARTICLE 10 or Section 4.15; or

(17) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment or supplement under this Indenture becomes effective, the Company is required to deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to deliver or mail such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment, supplement or waiver.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or other document that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. Amendments with Consent of Holders.

(a) Except as provided in this Section 9.02, the Company, the Subsidiary Guarantors (as applicable) and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and any Intercreditor Agreements with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing or past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents or any Intercreditor Agreements may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.05 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or other document unless such amended or supplemental indenture or other document directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver; provided that the failure to deliver or mail such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

(e) Without the consent of each affected Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of interest or extend the stated time for payment of interest on any Note (except with respect to any amendment to Section 3.02(c) and the applicable definitions thereof);

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except (a) with respect to Section 3.02(c) and (b) a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes with respect to a Payment Default and a waiver of the Payment Default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased under Section 3.01, Section 3.02, Section 4.10 and Section 4.14 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”) (other than any amendment to Section 3.02(c) and the applicable definitions thereof and provided that, for the avoidance of doubt, the provisions of Section 4.14 relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding);

(6) make any Note payable in money other than that stated in the Note;

(7) otherwise impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (except for any amendment to Section 3.02(c) and the applicable definitions thereof);

(8) make any change in the amendment provisions which require each Holder’s consent or in the provisions of this Indenture relating to waivers of Defaults or Events of Default; or

(9) modify the Subsidiary Guarantees in any manner materially adverse to the Holders of the Notes.

(f) Without the consent of Holders of not less than 66 2/3% of the outstanding Notes, with respect to any such Notes held by a non-consenting Holder an amendment, supplement or waiver under this Section 9.02 may not:

(1) (x) subordinate or have the effect of subordinating any obligations in respect of the Notes or the Guarantees in right of payment to any Indebtedness for borrowed money or (y) subordinate or have the effect of subordinating any Liens securing the obligations in respect of the Notes or the Guarantees to any Liens on the Collateral securing any Indebtedness for borrowed money except, in each case, (i) Indebtedness that is expressly permitted to rank senior to the obligations in respect of the Notes as of the Issue Date, or (ii) either (a) pursuant to a transaction providing for the incurrence of Indebtedness for borrowed money that ranks senior in Lien and/or payment priority to all obligations under the Notes, the Guarantees and this Indenture in which participation is offered to all affected Holders on a pro rata basis on the same terms and conditions as offered to all other providers of such Indebtedness (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) or (b) in connection with a “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction); or

(2) amend, modify or waive Section 4.07, Section 4.09(b)(5), Section 4.10 or the definition of “Asset Sale”; or

(3) amend, modify or waive the Double-Dip Provision; or

(4) amend, modify or waive the Incora Provision; or

(5) amend, modify or waive the Chewy Provision; or

(6) amend, modify or waive the definition of “Liability Management Exercise” or Section 4.17 or any Default or Event of Default arising from failure to comply with such Section; or

(7) amend, modify or waive the J. Crew Provision or the definition of “Material Property”; or

(8) amend, modify or waive Section 4.18 or any other provision of this Indenture, the Notes, the Security Documents or any Intercreditor Agreement providing for the pro rata treatment (including pro rata repayment) of the Notes or any Default or Event of Default arising from failure to comply with such Section 4.18 or such other provision; or

(9) amend, modify or waive Section 6.10; or

(10) have the effect of modifying Section 6.10 of this Indenture (or any comparable provision of any Intercreditor Agreement), in each case, in a manner that adversely affects the rights of the Holders and is not otherwise permitted by Section 9.02(f)(1) of this Indenture; or

(11) directly or indirectly release a material portion of the Liens on the Collateral except as permitted by this Indenture, the Intercreditor Agreement and the Security Documents, in each case as in effect on the Issue Date (or, with respect to the Intercreditor Agreement, when entered into), or (ii) materially reduce the obligation to grant Liens over newly acquired assets or for newly acquired or formed Subsidiaries to provide Guarantees in respect of the Notes; or

(12) release a material portion of the value of the Guarantees, except in accordance with the terms of this Indenture and the Intercreditor Agreement, in each case, as in effect on the Issue Date (or, with respect to the Intercreditor Agreement, when entered into); or

(13) amend, modify, or waive any provision of the Note Documents in a manner that would increase the ability of the Company or any Subsidiary to make Investments in any Non-Guarantor Subsidiary over the amount permitted under the Note Documents on the Issue Date or increase the ability of any such Non-Guarantor Subsidiary to incur Indebtedness over the amount permitted under the Note Documents on the Issue Date.

(g) Without the consent of Holders of not less than 75% of the outstanding Notes, with respect to any such Notes held by a non-consenting Holder, an amendment, supplement or waiver under this Section 9.02 may not:

(1) amend, modify or waive any provision of this Indenture in order to permit the designation of “unrestricted” Subsidiaries or to increase the ability to make investments in or other transfers to “unrestricted” Subsidiaries.

(h) Notwithstanding anything to the contrary in this Indenture, the Notes, any Intercreditor Agreement or the Security Documents, the Issuer shall not be permitted to incur any other Indebtedness for the primary purpose of influencing voting with respect to the relevant matter under this Indenture, the Notes, any Security Documents, or any Intercreditor Agreement (“Vote Influencing”). The Trustee shall be entitled to rely on its rights, protections and benefits under this Indenture at all times, including without limitation with respect to any allegations or assertions of Vote Influencing (this clause (h), the “Incora Provision”).

For the avoidance of doubt, any amendment to Section 3.02(c) and the applicable definitions thereof shall only require the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Section 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04. Trustee and Notes Collateral Agent to Sign Amendments, etc.

The Trustee and Notes Collateral Agent (if applicable) shall sign any amendment, supplement or waiver authorized pursuant to this ARTICLE 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent, as applicable. In executing any amendment, supplement or waiver, the Trustee and the Notes Collateral Agent (if applicable) shall be entitled to receive and (subject to Section 7.01 and Section 7.02 hereof) shall be fully protected in relying upon the documents required by Section 13.03 hereof.

Notwithstanding anything to the contrary herein, no Opinion of Counsel with respect to conditions precedent or as to whether the supplement is authorized or permitted will be required for the Trustee or the Notes Collateral Agent to execute any amendment or supplement entered into solely in connection with adding Subsidiary Guarantors in the form of Exhibit B hereof.

ARTICLE 10.

SUBSIDIARY GUARANTEES

Section 10.01. Subsidiary Guarantee.

(a) Subject to this ARTICLE 10, each of the Subsidiary Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, or interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in ARTICLE 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any nonpaying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(e) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02. Limitation on Subsidiary Guarantor Liability.

(a) Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.

(b) To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this ARTICLE 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03. Execution and Delivery.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

To the extent required by Section 4.15 hereof, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.15 hereof and this ARTICLE 10, to the extent applicable.

Section 10.04. Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05. Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.”

Section 10.06. Release of Subsidiary Guarantees.

A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon:

(1) the occurrence of any sale, exchange, transfer or other disposition (by merger, amalgamation, consolidation or otherwise) of all of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange, transfer or other disposition after which the applicable Subsidiary Guarantor is no longer a Subsidiary) or of all or substantially all of the assets and property of such Subsidiary Guarantor, which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of this Indenture (to the extent such provisions are required to be satisfied as of the date of the transaction);

(2) the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company, except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to Guarantee the Notes pursuant to this Indenture);

(3) [reserved];

(4) upon such Person becoming an Excluded Subsidiary as a result of a transaction or designation permitted by this Indenture;

(5) the Company exercising its Legal Defeasance option or Covenant Defeasance option as set forth in ARTICLE 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

(6) upon the full and final payment of all Obligations of the Company and such Subsidiary Guarantor; or

(7) as described in Section 4.15(b).

The Company will notify the Trustee in writing in respect of any release of a Subsidiary Guarantee; provided that such notification will not be a condition to the effectiveness of such release.

Notwithstanding anything to the contrary in this Indenture, (x) a Subsidiary Guarantor will not be released from its Guarantee solely as a result of becoming a non-Wholly Owned Subsidiary, unless (i) it became a non-Wholly Owned Subsidiary pursuant to a transaction with a non-affiliated third party for a legitimate business purpose and not for the primary purpose of releasing its Guarantee or for debt incurrence or in connection with a Liability Management Exercise and (ii) the Issuer is deemed to have made an Investment in such resulting Non-Guarantor Subsidiary, and such Investment is permitted hereunder; and (y) a Subsidiary Guarantor will not be released from its Guarantee solely as a result of becoming a Subsidiary of a Foreign Subsidiary, unless (i) it became a Subsidiary of a Foreign Subsidiary for a legitimate business purpose and not for the primary purpose of releasing its Guarantee or for debt incurrence or in connection with a Liability Management Exercise and (ii) the Issuer is deemed to have made an Investment in such resulting Non-Guarantor Subsidiary in an amount equal to the Fair Market Value of the retained Investment of the Issuer and the Subsidiary Guarantors in such Non-Guarantor Subsidiary, and such Investment is permitted hereunder (this paragraph, the “Chewy Provision”).

ARTICLE 11.

COLLATERAL AND SECURITY

Section 11.01. Security Documents. The due and punctual payment of the Obligations, including payment of the principal of, premium, if any, and interest on the Notes when the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the

Subsidiary Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of any Intercreditor Agreements. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and any Intercreditor Agreements. The Company and the Subsidiary Guarantors shall make all filings and recordings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required by the Security Documents to create, preserve, maintain or validate (at the sole cost and expense of the Issuer and the Subsidiary Guarantors) the security interests created by the Security Documents in the Collateral (subject to the terms of any Intercreditor Agreements and the Security Documents) as a perfected security interest to the extent perfection is required by the Security Documents and within the time frames set forth therein, subject only to Permitted Liens, and with the priority required by any Intercreditor Agreements, and the other Security Documents. In addition, the Trustee and Notes Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

Section 11.02. Notes Collateral Agent.

(a) The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, appointed the Notes Collateral Agent to act as its agent under the Security Documents and Intercreditor Agreements. The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, authorized the Notes Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents and Intercreditor Agreements, together with any other incidental rights, power and discretions; and (ii) execute each Security Document and Intercreditor Agreement, waiver, modification, amendment, renewal or replacement expressed to be executed by the Notes Collateral Agent on its behalf.

(b) The rights, duties and obligations of the Notes Collateral Agent will be subject to any Intercreditor Agreements.

Section 11.03. Release of Collateral. (a) The security interests in the Collateral in respect of the Notes and the Subsidiary Guarantees will be automatically and unconditionally released and discharged under any one or more of the following circumstances:

(1) to enable the Company and the Subsidiary Guarantors to consummate the sale, transfer or other disposition of such property or assets or any Subsidiary holding such property or assets (other than any such sale, transfer or other disposition to the Company or a Subsidiary Guarantor) to the extent permitted under Section 4.10;

(2) [reserved];

(3) as permitted under any Intercreditor Agreement;

(4) as permitted under ARTICLE 9;

(5) the Company exercising the Legal Defeasance option or Covenant Defeasance option pursuant to ARTICLE 8 or the Company’s obligations herein being discharged in accordance with ARTICLE 12;

(6) upon the full and final payment of all the Obligations of the Company and the Subsidiary Guarantors;

(7) as permitted under Section 4.12(b);

(8) if the property subject to such security interest is owned by a Subsidiary Guarantor, upon release of such Subsidiary from its obligations under its Note Guarantee in accordance with this Indenture; or

(9) to the extent (and only for so long as) the property subject to such security interest constitutes Excluded Assets.

(b) At the request and expense of the Issuer or the relevant pledgor, the Notes Collateral Agent and, to the extent required or necessary, the Trustee, will take all reasonably necessary action required to effectuate any release of Collateral securing the Notes and the Guarantees, including executing and delivering any appropriate document or instrument evidencing such release (in a customary form reasonably acceptable to the Notes Collateral Agent), in accordance with the provisions of this Indenture and the Intercreditor Agreement and the relevant Security Document, subject to customary protections and indemnification, if applicable. Each of the releases set forth above shall occur automatically or, if required to effect the release, be effected by the Notes Collateral Agent without the consent of the Holders or any action on the part of the Trustee (unless action is required by it to effect such release). The Notes Collateral Agent and the Trustee shall be entitled to request and rely solely upon an Officer’s Certificate and Opinion of Counsel, each certifying which circumstance, as set forth above, giving rise to a release of the security interests has occurred, and that such release complies with this Indenture.

Section 11.04. [Reserved].

Section 11.05. Authorization of Actions to be Taken by the Notes Collateral Agent. The Company, the Subsidiary Guarantors and each Holder of Notes, by their acceptance of any Notes and the Guarantees thereof, (a) hereby appoints Wilmington Savings Fund Society, FSB, as Notes Collateral Agent, and Wilmington Savings Fund Society, FSB accepts such appointment and (b) agrees that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under ARTICLE 7 hereof, including the compensation, reimbursement, and indemnification provisions set forth in Section 7.07 hereof and the resignation and removal provisions of Section 7.08 hereof (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent). Furthermore, each Holder of a Note, by accepting such Note, consents to and approves the terms of and authorizes and directs the Notes Collateral Agent to (i) enter into and perform the duties provided for in any Intercreditor Agreements and each other Security Document in each of its capacities thereunder and (ii) bind the Holders to the terms of any Intercreditor Agreements. The parties hereto (and the Holders by their acceptance of any Notes and the Guarantees thereof) further acknowledge and agree that the Notes Collateral Agent shall only act (or refrain from acting) upon the direction of Trustee, acting in accordance with the terms hereof.

Section 11.06. Authorization of Receipt of Funds by the Trustee and the Notes Collateral Agent Under the Security Documents. The Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee or the Notes Collateral Agent, to apply such funds as provided in this Indenture and to make further distributions of such funds in accordance with the applicable provisions of Section 6.10 hereof.

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (and any Collateral then securing the Notes or any Subsidiary Guarantees shall be released) as to all Notes, when:

(1) either:

(A) all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced pursuant to Section 2.04 or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from trust, have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable under this Indenture; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Issuer (accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02. Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13.

MISCELLANEOUS

Section 13.01. Holder Actions.

(a) [Reserved].

(b) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (for purposes of this Section 13.01, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(1) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuer may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.02. Notices.

(a) Any notice or communication to the Company, the Trustee or the Notes Collateral Agent will be deemed given if in writing (i) when delivered in person or (ii) three days after mailing when mailed by first class mail, (iii) when sent by electronic mail, with transmission confirmed or (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. In each case the notice or communication should be addressed as follows:

if to the Company:

Virgin Galactic Holdings, Inc.

1700 Flight Way, 4th Floor

Tustin, California 92782

Email: doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com

Attn: Douglas Ahrens, Chief Financial Officer; Sarah Kim, General Counsel

if to the Trustee or the Notes Collateral Agent:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor,

Wilmington, DE 19801

Email: Patrick Healy, phealy@wsfsbank.com

 Tom McHugh, tmchugh@wsfsbank.com

 Raye Goldsborough, rgoldsborough@wsfsbank.com

Attn: GCM

Each of the Company, the Trustee or the Notes Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or by other electronic means or such other delivery system as the Trustee agrees to accept. Notwithstanding the foregoing, as to any Global Note registered in the name of a Depositary or its nominee, any notice or communication shall be sufficiently given if given to the Depositary according to the applicable procedures of the Depositary (or as otherwise as agreed by the Company, the Trustee and the Depositary). Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d) If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or Notes Collateral Agent to take any action under this Indenture (except (x) as provided in Section 2.04, Section 3.03(e) and Section 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the original issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture and no other matters otherwise requiring an Opinion of Counsel), the Issuer shall furnish to the Trustee or Notes Collateral Agent, as applicable:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(1) a statement that each person signing the certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 13.05. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.06. Governing Law; Waiver of Jury Trial; Jurisdiction. This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, any Subsidiary Guarantee, the Security Documents, any Intercreditor Agreements or any transaction contemplated thereby. The parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan in the City of New York in any suit, action or proceeding arising out of or relating to this Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby. The Company and each Subsidiary Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or the Notes shall affect any right that the Trustee, the Notes Collateral Agent or any Holder may otherwise have to bring any suit, action or proceeding relating to this Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby against the Company or any Subsidiary Guarantor or its properties in the courts of any jurisdiction and they each hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

Section 13.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any of its Subsidiaries, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.08. Successors. All agreements of the Issuer or any Subsidiary Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee or Notes Collateral Agent in this Indenture will bind its successors.

Section 13.09. Counterparts; Electronic Signatures. This Indenture may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. This Indenture may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and.pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Unless otherwise provided herein or in the Notes or any of the Security Documents, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, the Notes, any of the Security Documents or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee or Notes Collateral Agent pursuant to procedures approved by such Trustee or Notes Collateral Agent.

Section 13.10. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.12. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.13. Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; epidemics or pandemics; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

VIRGIN GALACTIC HOLDINGS, INC., a Delaware corporation, as Issuer

By:
Name:
Title:

VIRGIN GALACTIC, LLC, a Delaware limited liability company, as a Subsidiary Guarantor

VIRGIN GALACTIC VEHICLE HOLDINGS, INC., a Delaware corporation, as a Subsidiary Guarantor

VEHICLE HOLDINGS, INC., a Delaware corporation, as a Subsidiary Guarantor

GALACTIC CO., LLC, a Delaware limited liability company, as a Subsidiary Guarantor

GALACTIC ENTERPRISES, LLC, a Delaware limited liability company, as a Subsidiary Guarantor

FANME DEVELOPMENT, LLC, a New Mexico limited liability company, as a Subsidiary Guarantor

By:
Name:
Title:

[Signatures continue on next page.]

[Signature Page to Indenture]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

VIRGIN GALACTIC HOLDINGS, INC.

9.80% First Lien Note due 2028

CUSIP 144A: 92766K AC0 / Reg S: U9228K AA7 /

ISIN 144A: US92766KAC09 / Reg S: USU9228KAA70

No.	$__________

Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________________________, or its registered assigns, the principal sum of _______DOLLARS ($__________) on December 31, 2028.

Interest Rate: 9.80% per annum.

Interest Payment Dates: March 31, June 30, September 30, and December 31, commencing March 31, 2026.

Regular Record Dates: March 15, June 15, September 15, and December 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	VIRGIN GALACTIC HOLDINGS, INC., as the Company

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 9.80% First Lien Notes due 2028 described in the Indenture referred to in this Note.

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

VIRGIN GALACTIC HOLDINGS, INC.

9.80% First Lien Notes due 2028

1.	Principal and Interest.

The Company promises to pay the principal of this Note on December 31, 2028.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.80% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the March 31, June 30, September 30, and December 31 immediately preceding the interest payment date) on each interest payment date, commencing March 31, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate on the Notes.

2.	Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of [•], 2025 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors and Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general senior obligations of the Company, pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Company. The Indenture limits the original aggregate principal amount of the Notes to $[•]. This Note may be guaranteed as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, mandatory redemption and mandatory amortization, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately. If certain events of bankruptcy or insolvency with respect to the Company occur and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Notes automatically become due and payable.

6.	Amendment and Waiver.

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law; Waiver of Jury Trial.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Trustee each irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture or this Note, or any transaction contemplated thereby.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

10.	Collateral.

The Notes are expected to be secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture, the Security Documents and any Intercreditor Agreements, subject to release or termination as provided in the Indenture, the Security Documents and any Intercreditor Agreements.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.

(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee will refuse to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box:

[ ] Section 4.14

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount (in original principal amount) below:

$________________________.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:6

[6]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for one or more Certificated Notes or a part of another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

[FORM OF] SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

VIRGIN GALACTIC HOLDINGS, INC.,

[NAME OF SUBSIDIARY GUARANTOR]

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

9.80% First Lien Notes due 2028

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [•], [•], among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, certain existing Subsidiary Guarantors and the Trustee entered into the Indenture, dated as of December [•], 2025 (as amended or supplemented from time to time, the “Indenture”), relating to the Company’s 9.80% First Lien Notes due 2028 (the “Notes”); and

WHEREAS, the Company is permitted to add further Subsidiary Guarantors without consent of the Holders pursuant to Section 9.01(6) and is required to add further Subsidiary Guarantors under certain circumstances as set forth in Section 4.15.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof. Notwithstanding the foregoing, the Subsidiary Guarantee of the Undersigned shall be automatically and unconditionally released and discharged as set forth in the Indenture, including, but not limited to, under the circumstances described in Section 4.15(b), Article 8, Section 10.06 and Article 12 thereof, and no further action by the Subsidiary Guarantor, the Company or the Trustee is required for the release of the Undersigned’s Subsidiary Guarantee as contemplated therein.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VIRGIN GALACTIC HOLDINGS, INC., as Issuer

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.

C-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

REGULATION S LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE AND (2) IN WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.

E-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

E-2

EXHIBIT F

Regulation S Certificate

________, ____

[    ]

[ADDRESS]

Attention: [    ]

Re:	Virgin Galactic Holdings, Inc.
9.80% First Lien Notes due 2028 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of [ ] relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

A.This Certificate relates to our proposed transfer of $____ aggregate principal amount of Notes issued under the Indenture. We hereby certify, represent and warrant as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

F-1

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

B.This Certificate relates to our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify, represent and warrant as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Rule 144A Certificate

________, ____

[    ]

[ADDRESS]

Attention: [   ]

Re:	Virgin Galactic Holdings, Inc.
9.80% First Lien Notes due 2028 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of [ ] relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

A.	Our proposed purchase of $____ aggregate principal amount of Notes issued under the Indenture.

B.	Our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm, represent and warrant that:

1.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ________, 20__, which is a date on or since close of our most recent fiscal year.

2.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).

3.	If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.

4.

We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

G-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

G-2

EXHIBIT H

Institutional Accredited Investor Certificate

[    ]

[ADDRESS]

Attention: [ ]

Re:	Virgin Galactic Holdings, Inc.
9.80% First Lien Notes due 2028 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of [ ] relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

A.	Our proposed purchase of $____ aggregate principal amount of Notes issued under the Indenture.

B.	Our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm, represent and warrant that:

1.

We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.

We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.

We are not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.

We understand and acknowledge that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes and any interest therein may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. We further agree to provide any Person purchasing any of the Notes from us in a transaction meeting the requirements of clauses (a) through (f) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT I

OID LEGEND

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING [•], [ADDRESS], ATTENTION: [•].

EXHIBIT D

FORM OF SECURITY AGREEMENT

SEE ATTACHED.

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

SEE ATTACHED.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of December [•], 2025, is adopted, executed and agreed to, for good and valuable consideration, by and among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), the holders party hereto (each, a “Holder”), and the other Holders (as defined herein) that may become party hereto from time to time (each, a “Party” and collectively, the “Parties”).

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with those certain Warrants, dated as of the date hereof (the “Warrants”), by and between the Company and the Holders and the Indenture, dated as of the date hereof (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, pursuant to which the Company has issued $[•] of 9.80% first lien notes due 2028 (the “Notes”);

WHEREAS, pursuant to the Warrant, the Company has issued to the Holder a warrant exercisable for shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to the terms set forth in the Warrant;

WHEREAS, pursuant to the Indenture, the Company is required to effect a Mandatory Redemption (as defined in the Indenture) in connection with which the Company may issue shares (the “Redemption Shares”) of Common Stock to redeem a portion of the Notes;

WHEREAS, resales by the Holders of the Warrant Shares and the Redemption Shares may be required to be registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”) or other Applicable Laws, depending on the status of the Holders or the intended method of distribution of the Warrant Shares or the Redemption Shares; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Warrant Shares and the Redemption Shares, as set forth in this Agreement.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings indicated below:

“Adoption Agreement” means an Adoption Agreement in substantially the form attached hereto as Exhibit A.

1

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Holder or any of its subsidiaries (and vice versa).

“Agreement” has the meaning assigned such term in the introductory paragraph.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

“Blackout Period” means in the event that the board of directors of the Company determines in good faith that a registration of securities would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect any bona fide material financing of the Company, or any material transaction under consideration by the Company, a period which is the shorter of the ending of the condition creating a Blackout Period (notice of which shall be provided promptly by the Company) and sixty (60) calendar days; provided, that a Blackout Period may not occur more than two times in any period of 12 consecutive months; provided further, that in the event there are two Blackout Periods in any 12-month period, such Blackout Periods may not occur consecutively, it being understood that a Blackout Period commencing less than twenty (20) calendar days after a preceding Blackout Period shall be deemed to have occurred consecutively.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in State of New York are authorized or obligated to be closed by Applicable Laws.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning assigned such term in the Recitals.

“Company” has the meaning assigned such term in the introductory paragraph.

“Conversion” has the meaning set forth in the definition of Equity Securities.

“Convertible Securities” has the meaning set forth in the definition of Equity Securities.

“Demand” is defined in Section 2.2(a).

“Demand Registration” is defined in Section 2.2(a).

“Demand Registration Statement” is defined in Section 2.2(a).

2

“Effectiveness Period” means the period beginning on the date that a registration statement filed pursuant to this Agreement is declared effective by the Commission and continuing until the earlier of (i) the date on which all Registrable Securities covered by such registration statement have been sold pursuant thereto or (ii) the date on which all such Registrable Securities cease to be Registrable Securities.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in each case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Registration Statement” is defined in Section 2.3(a).

“Existing Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement dated as of October 25, 2019 among the Company and certain holders identified therein, as well as such additional rights granted to holders who have entered into joinder agreements thereto prior to the date hereof.

“Existing Registration Rights Holders” means holders of Common Stock with registration rights granted by the Company pursuant to the Existing Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means a registration statement on Form S-3 or any successor form thereto.

“Form S-4” means a registration statement on Form S-4 or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 or any successor form thereto.

“Free Writing Prospectus” is defined in Section 3.1(a)(v).

“Governmental Entity” means any federal, national, state, local, municipal, international, or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing, or regulatory authority, judicial, or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, or local, domestic, or foreign, or arbitrator or SRO.

3

“Hedging Counterparty” is defined in Section 2.5(a).

“Hedging Transaction” is defined in Section 2.5(a).

“Holders” means any holder of Registrable Securities.

“Inspectors” is defined in Section 3.1(a)(xi).

“Legend Removal Documents” is defined in Section 3.2.

“Losses” means all out-of-pocket losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Marketed Underwritten Shelf Offering” is defined in Section 2.1(f).

“Minimum Block Trade Size” means an amount of Registrable Securities having an aggregate value of at least $5 million.

“Minimum Underwritten Size” means an amount of Registrable Securities having an aggregate value of at least $25 million.

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award issued by any Governmental Entity.

“Other Demanding Sellers” is defined in Section 2.3(b).

“Other Proposed Sellers” is defined in Section 2.3(b).

“Party” and “Parties” has the meaning assigned such terms in the introductory paragraph.

“Permitted Transferee” means any transferee in connection with the Transfer of Registrable Securities that has delivered to the Company a duly executed Adoption Agreement.

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.

“Piggyback Notice” is defined in Section 2.3(a).

“Piggyback Registration” is defined in Section 2.3(a).

“Piggyback Seller” is defined in Section 2.3(a).

“Records” is defined in Section 3.1(a)(xi).

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“Registrable Securities” means any and all (i) Warrant Shares, (ii) Redemption Shares, (iii) other stock or securities that Holder or its subsidiaries may be entitled to receive, or will have received, pursuant to its ownership of the Warrant, Warrant Shares, the Notes or the Redemption Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, (y) shall have ceased to be outstanding, (z) have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities or (aa) have been otherwise sold pursuant to Rule 144. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire (or the Company has the right to issue to such Person) directly or indirectly such Registrable Securities (upon redemption, conversion or exercise including in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Requested Information” is defined in Section 7.1.

“Requesting Shareholder(s)” is defined in Section 2.2(a).

“Securities Act” has the meaning assigned such term in the Recitals.

“Selling Shareholders” is defined in Section 3.1(a)(i).

“Shelf Offering” is defined in Section 2.1(f).

“Shelf Registration Statement” is defined in Section 2.1(a).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the applicable request to remove legends of Registrable Securities.

“Take-Down Notice” is defined in Section 2.1(f).

“Transfer” or “Transferred” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option, or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

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“Underwritten Offering” means an offer and/or sale of securities of the Company to an underwriter or underwriters for reoffering to the public (including, for avoidance of doubt and without limitation, any such offer and/or sale pursuant to a Take-Down Notice or Demand Registration).

“Warrant” has the meaning assigned such term in the Recitals.

“Warrant Shares” has the meaning assigned such term in the Recitals.

ARTICLE 2

REGISTRATION RIGHTS

SECTION 2.1 Shelf Registration.

(a) Within forty-five (45) calendar days of the date hereof (the “Shelf Filing Deadline”), the Company shall file, and shall use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable, but, if the registration statement is not subject to a full review by the Commission, no more than thirty (30) calendar days, or, in the event that the registration statement is subject to a full review by the Commission, no more than seventy-five (75) calendar days (the “Shelf Effectiveness Deadline”), after such filing date, a registration statement (which shall be on Form S-3 if then available to the Company), providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time and in any manner of distribution as the Holders shall reasonably request, of all of the Registrable Securities then held by the Holders and requested by such Holders to be included therein (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b) Subject to Section 2.1(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

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(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Holders who elected to participate in the Shelf Registration Statement, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in the definition of Blackout Period are met. Such certificate shall contain a representation that such certificate does not constitute material non-public information unless, no later than 7:00 AM (New York City time) on the first trading day after such notice has been delivered, the Company files a Form 8-K or issues a press release publicly disclosing all material non-public information contained in such certificate. Upon notice by the Company to such Holders of any such determination, each such Holder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential (other than if such Holder determines in consultation with counsel it has received material non-public information contained in such certificate), and in the case of a Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities pursuant to the Shelf Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if reasonably so directed in writing by the Company, will deliver to the Company any copies then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(d) After the expiration of any Blackout Period and without any further request from a Holder, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (which, in the case of a Take-Down Notice that involves an Underwritten Offering, shall, along with all other Holders similarly requesting, equal or be greater than the Minimum Underwritten Size) (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other Holders pursuant to this Section 2.1). Notwithstanding the foregoing, no Shelf Offering shall be effected as an Underwritten Offering unless the number of Registrable Securities proposed to be included in such Underwritten Offering equals or exceeds the Minimum Underwritten Size. In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road

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show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i) the Company shall, within two (2) Business Days of receipt of a Take-Down Notice that satisfies the Minimum Underwritten Size, deliver notice to all other Holders included on the Shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such Holder notifies the proposing Holder(s) and the Company within two (2) Business Days after delivery of the notice to such Holder; and

(ii) if the lead managing underwriter(s) advises the Company and the proposing Holder(s) in writing that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Holder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.2(g). Except as otherwise expressly specified in this Section 2.1, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations, and other provisions of this Agreement as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.2(e)(ii) and Section 2.2(g).

(f) In the event that the requesting Holder elects to dispose of Registrable Securities pursuant to a registered block trade with the assistance of the Company (a “Block Trade”), the Company shall, at the request of the Holder, enter into customary agreements and shall take all such other customary actions, including delivery of comfort letter and opinions of counsel and cooperation with customary “underwriter” due diligence, as are requested by the Holder in order to expedite or facilitate the disposition of such Registrable Securities.

(g) Notwithstanding any other provision of this Agreement, if the requesting Holder wishes to engage in a Block Trade or “bought” or “overnight” deal (including any such transaction off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating any such transaction), (i) such Block Trade or “bought” or “overnight” deal shall be subject to the Minimum Block Trade Size requirement and (ii) no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such transaction.

(h) Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned, or delayed).

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SECTION 2.2 Demand Registrations.

(a) Subject to the terms and conditions hereof, if the Company has failed to comply with its obligations under Section 2.1 (other than due to a material breach by a Holder of this Agreement), the Holder(s) (whether singular or plural, referred to herein as “Requesting Shareholders”) shall be entitled to make written requests under this Section 2.2 and Section 2.1 (each, a “Demand”) for registration under the Securities Act (which may be on a continuous basis pursuant to Rule 415 under the Securities Act if so requested) of an amount of Registrable Securities then held by such Requesting Shareholders (a “Demand Registration,” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement, file the Demand Registration Statement no later than thirty (30) calendar days after receipt of a Demand (the “Demand Filing Deadline” and together with the Shelf Filing Deadline, the “Filing Deadline”) and shall use its commercially reasonable efforts to effect the registration as promptly as practicable, but if the registration statement is not subject to a full review by the Commission, no more than thirty (30) calendar days, or, in the event that the registration statement is subject to a full review by the Commission, no more than sixty (60) calendar days, in each case, following the Demand Filing Date (the “Demand Effectiveness Deadline” and together with the Shelf Effectiveness Deadline, the “Effectiveness Deadline”), under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 2.2(b), but subject to Section 2.2(g); and

(iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.2, but subject to Section 2.2(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within fifteen (15) calendar days after receipt of a Demand, the Company shall give written notice of such Demand to all other Holders. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within seven (7) calendar days after the Company’s notice required by this paragraph has been given, provided that if such seven-day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 2.2(b).

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(c) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(d) The Company shall not be obligated to effect any Demand Registration within ninety (90) calendar days of a “firm commitment” Underwritten Offering in which all Holders were offered “piggyback” rights pursuant to Section 2.3 (subject to Section 2.3(b)) and at least 50% of the number of Registrable Securities requested by such Holders to be included in such Demand Registration were included.

(e) The Company shall be entitled to (i) postpone (upon written notice to the Requesting Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration and (ii) suspend the use of the prospectus forming part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in the definition of Blackout Period are met. Such certificate shall contain a representation that such certificate does not constitute material non-public information unless, no later than 7:00 AM (New York City time) on the first trading day after such notice has been delivered, the Company files a Form 8-K or issues a press release publicly disclosing all material non-public information contained in such certificate. Upon notice by the Company to such Holders of any such determination, each such Holder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential (other than if such Holder determines in consultation with counsel it has received material non-public information contained in such certificate), and in the case of a Blackout Period, it shall promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities pursuant to the Demand Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(f) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Holders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Holders on the basis of the number of such Registrable Securities requested to be included by such Holders; (ii) second, Equity Securities of the Company held by Existing Registration Rights Holders that are of the same class or series as the Registrable Securities to be sold who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement; (iii) third, a pro rata number of shares of Common Stock to consist of shares of Common Stock held by Other Demanding Sellers, based on the number of shares of Common Stock properly requested to be included in such offering; and (iv) fifth, securities the Company proposes to sell.

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(g) Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned, or delayed).

SECTION 2.3 Piggyback Registrations.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4, (ii) on Form S-8, (iii) pursuant to Section 2.1, (iv) pursuant to Section 2.2 or (v) for purposes of registering the Company’s Common Stock for issuance and sale through its existing or any future “at-the-market” offering program, the foregoing, each, an “Excluded Registration Statement”) or conduct an Underwritten Offering pursuant to a then-effective registration statement (other than an Excluded Registration Statement) (any such registration or offering, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Holders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement or prospectus supplement, as applicable, with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock (or other securities, as applicable) proposed to be registered or offered, as applicable, the proposed date of filing of such registration statement or prospectus supplement, with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any), and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 2.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Holders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within seven (7) calendar days after such Piggyback Notice is received by such Piggyback Seller.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, the Existing Registration Rights Holders, (x) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights granted by the Company to demand such registration (such Persons, excluding the Existing Registration Rights Holders, being “Other Demanding Sellers”), (y) the Piggyback Sellers, and (z) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

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(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, shares of Common Stock (or other securities, as applicable) held by Existing Registration Rights Holders who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement, (C) third, the Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (D) fourth, shares of Common Stock held by Other Demanding Sellers, based on the number of shares of Common Stock properly requested to be included in such offering, (E) fifth, shares of Common Stock sought to be registered by Other Demanding Sellers not otherwise encompassed by clause (C) of this Section 2.3(b)(i) pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, and (F) sixth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers;

(ii) if the Piggyback Registration relates to an offering for an Existing Registration Rights Holders pursuant to the Existing Registration Rights Agreement, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Existing Registration Rights Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement, (B) second, the Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock held by Other Demanding Sellers having rights of registration on parity with the Piggyback Sellers with respect to such offering, based on the number of shares of Common Stock properly requested to be included in such offering, (D) fourth, shares of Common Stock sought to be registered by Other Demanding Sellers not otherwise encompassed by clause (B) of this Section 2.3(b)(ii) pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, (E) fifth, shares of Common Stock to be sold by the Company, and (F), sixth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(iii) if the Piggyback Registration relates to an offering other than for the Company’s own account or for an Existing Registration Rights Holders’ account, then (A) first, shares of Common Stock (or other securities, as applicable) held by Existing Registration Rights Holders who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement, (B) second, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (C) third, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (D) fourth, shares of Common Stock to be sold by the Company, and (E) fifth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers.

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(c) For clarity, in connection with any Underwritten Offering under this Section 2.3 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the reasonable and customary terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company (subject to such lead managing underwriter(s) being reasonably acceptable to the Piggyback Sellers, such acceptance not to be unreasonably withheld, delayed or conditioned).

(d) If, at any time after giving written notice of its intention to register any shares of Common Stock (or other securities, as applicable) as set forth in this Section 2.3 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within fifteen (15) calendar days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 2.2, Holders may continue the registration as a Demand Registration pursuant to the terms of Section 2.2.

(e) Notwithstanding anything to the contrary contained herein, the priorities set forth above shall be subject to rights, if any, of holders under the Existing Registration Rights Agreement, that may conflict with the terms of this Section 2.3.

SECTION 2.4 Opt-Out Notice. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering or Piggyback Registration or the withdrawal of any Underwritten Offering or Piggyback Registration; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder regarding any proposed Underwritten Offering or Piggyback Registration, the withdrawal of any Underwritten Offering or Piggyback Registration, and such Holder shall no longer be entitled to the rights associated with any such notice unless and until such Opt-Out Notice has been revoked.

SECTION 2.5 Withdrawal Rights. Any Holder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act or an Underwritten Offering shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration or offering, as applicable, by giving written notice to such effect to the Company prior to the effective date of such registration statement or the pricing date of such Underwritten Offering, as applicable. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration or Underwritten Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. No Demand Registration withdrawn pursuant to this Section 2.5 shall count against the number of Demands which may have been made under Section 2.2(a) hereof.

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SECTION 2.6 Failure to File or Obtain Effectiveness of the Registration Statement or Remain Current; Partial Liquidated Damages. If: (i) a Shelf Registration Statement is not declared effective on or prior to the date on which the Warrants become exercisable for Warrant Shares, or (ii) after such time as the Warrants become exercisable for Warrant Shares and a Shelf Registration Statement registering the Warrant Shares has been declared effective, such Shelf Registration Statement ceases for any reason to remain continuously effective as to the Warrant Shares, or (iii) if after the date that is six months from the date hereof, the Company does not have available adequate current public information as set forth in Rule 144(c) (any such failure or breach being referred to as an “Event” and the date of any such Event, the “Event Date”), then in addition to any other rights the Holder may have hereunder or under Applicable Law, the Company shall be in breach of the terms and conditions of this Agreement. During the period of the existence of an uncured Event, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate purchase price paid by such Holder pursuant to the Warrant. The Parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 20.0% of the aggregate purchase price paid by such Holder pursuant to the Warrant. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.6 in full within seven (7) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by Applicable Law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

SECTION 2.7 Hedging Transactions.

(a) The provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities shall apply also to sales of Registrable Securities in connection with (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put- or call-equivalent position, collar, margin loan, sale of exchangeable security, or similar transaction (including the registration, offer, and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the applicable Holder(s) and (ii) any derivative transactions in which a broker-dealer, other financial institution, or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including (subject to Section 2.7(b) below) short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged, or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Holder’s legal counsel has determined in its reasonable judgment (after good faith consultation with counsel of the Company) that it is reasonably necessary to register under the Securities Act such sales of Registrable Securities in connection with a Hedging Transaction. Any written information regarding the Hedging Transaction provided to the Company by a Hedging Counterparty for inclusion in any registration statement, prospectus, or Free Writing Prospectus filed pursuant to Sections 2.1 and 2.2 shall, for purposes of Section 5.1(b), be deemed to be written information provided by a Selling Shareholder for purposes of Section 5.1(b).

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(b) For avoidance of doubt, the clarifications provided in this Section 2.7 to the effect that Hedging Transactions are among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities shall in no manner be read to imply that any other particular types of transactions, by virtue of not having a similar clarifying provision in this Agreement, are not among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities.

SECTION 2.8 Holdback Agreements.

(a) Each Holder shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which such Holder participates for a period commencing on the date of such agreement and continuing until the earlier of (i) the 60th calendar day after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement) pursuant to which such Underwritten Offering shall be made and (ii) the earliest date on which similar restrictions applicable to any of the Company’s directors or executive officers terminate or expire. The Company shall not include Registrable Securities of any Holder in such an Underwritten Offering unless such Holder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s) to the extent set forth in the preceding sentence.

(b) If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not, and will use commercially reasonable efforts to cause its directors and executive officers to not, effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than an Excluded Registration Statement) for its (or their, as applicable) own account within sixty (60) calendar days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

ARTICLE 3

REGISTRATION PROCEDURES

SECTION 3.1 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect, or otherwise to effect, the registration of any Registrable Securities under the Securities Act or the offer and/or sale of any Registrable Securities, in each case as provided in

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this Agreement, the Company shall, subject in the case of clause (i) below to the proviso in Section 2.1(a), as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities (and, in the case of a registration, thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement); provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement, prospectus, prospectus supplement or any amendments thereto, the Company will furnish to counsel to the Holders including Registrable Securities in such registration or offering (“Selling Shareholders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two (2) Business Days prior to filing in connection with an Underwritten Offering) which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, the Company will provide such counsel reasonable opportunity to participate in the preparation of such document(s) and, with respect to the underwriter(s), if any, and their counsel only, such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants, and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders of a majority of Registrable Securities, their counsel, or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of counsel for the Company, such filing is necessary to comply with Applicable Law. The Company shall, upon request, furnish to each Selling Shareholder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the offering of the Registrable Securities;

(ii) except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Agreement and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered thereby;

(iii) in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Holders cease to be Registrable Securities;

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(iv) if requested by the lead managing underwriter(s), if any, or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.1(a)(iv) that are not, in the good faith opinion of counsel for the Company, in compliance with Applicable Law;

(v) furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi) use commercially reasonable efforts to (I) register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, (II) keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective, and (III) take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(vii) use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Common Stock) to be listed on each securities exchange on which shares of Common Stock are then listed;

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(viii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) enter into such agreements (including an underwriting agreement) in form, scope, and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s)) to expedite or facilitate the disposition of such Registrable Securities, and in connection with an Underwritten Offering, (A) the Company shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries and the registration statement, prospectus, and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance, and scope as customarily made by issuers in underwritten offerings, (B) the underwriting agreement shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 5.1, except as otherwise agreed between the Company and the Holders of a majority of the Registrable Securities being sold, and (C) the Company shall deliver such documents and certificates as reasonably requested by the Holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s) to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(x) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) and the Selling Shareholders (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof signed by the independent public accountants who have certified the financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi) in connection with a customary due diligence review, make available for inspection by any underwriter participating in any disposition pursuant to any registration statement and any attorney or other advisors retained in connection with such offering by such underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and the Company shall cause the officers, directors, and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that the Company shall not be required to

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provide any information under this Section 3.1(a)(xi) if (A) the Company believes, after advice of outside counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing;

(xii) If any Selling Shareholder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Shareholder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Shareholder Underwriter Registration Statement”), then, as a condition to the Company’s obligations under clauses (i) through (iii) below, the applicable Selling Shareholder shall, at its expense, furnish to the Company, prior to the effectiveness of the relevant Selling Shareholder Underwriter Registration Statement (and, with respect to any subsequent requests during the Effectiveness Period, at the time of such request), a letter from independent legal counsel to such Selling Shareholder stating that, based on the facts and circumstances described therein, such Selling Shareholder could reasonably be deemed to be an “underwriter” in connection with the applicable Selling Shareholder Underwriter Registration Statement, then, until the Effectiveness Period ends, (i) cooperate with such Selling Shareholder in allowing such Selling Shareholder to conduct the customary due diligence described in Section 3.1(a)(xi); (ii) until the Effectiveness Period ends, at any Selling Shareholder request, furnish to such Selling Shareholder, on the date of the effectiveness of any Selling Shareholder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from the Company’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Shareholder, (B) an opinion, dated as of such date, of counsel representing the Company for purposes of such Selling Shareholder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Shareholder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of the Company addressed to such Selling Shareholder; and (iii) permit legal counsel of such Selling Shareholder to review and comment upon any Selling Shareholder Underwriter Registration Statement at least five (5) Business Days prior to its filing with the Commission and all amendments and supplements to any such Selling Shareholder Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Selling Shareholder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Shareholder’s legal counsel reasonably objects;

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(xiii) as promptly as practicable notify in writing, subject to Section 2.4, the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.1(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, the Company shall promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 3.1(a)(vi), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(xv) cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates or book entries (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

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(xvi) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii) in connection with an Underwritten Offering that involves an amount that is equal to or greater than the Minimum Underwritten Size, have appropriate executive officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing, or selling of the Registrable Securities; provided, however, that such marketing efforts shall not require the Company’s officers to travel outside the city in which they are primarily located at such time and that the scheduling of any such “road shows” and other meetings shall not otherwise materially and unduly interfere with the normal operations of the business of the Company (it being understood that any involvement of the officer(s) in such marketing efforts in excess of one (1) day shall be deemed as materially and unduly interfering with the normal operations of the business of the Company); and

(xviii) take all other actions customary and reasonably requested by the Selling Shareholders or the lead managing underwriter(s) reasonably necessary to effect the intent of this Agreement.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E), and (F) of Section 3.1(a)(xiii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(a)(xiii) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that (i) any amount of time the Holder is required to discontinue disposition of such securities shall reduce by an equal amount of time the length of any Blackout Period the Company would otherwise be permitted to effect pursuant to this Agreement and (ii) the Company shall extend the time periods under Section 2.2(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

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(d) With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell shares of Common Stock to the public without registration, the Company shall, for so long as Registrable Securities remain outstanding:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to any Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such Holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

SECTION 3.2 Removal of Restrictive Legends. The restrictive legend on any Registrable Securities covered by this Agreement shall be removed if (a) such Registrable Securities are sold pursuant to an effective registration statement, (b) (i) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and/or (ii) such Registrable Securities may be sold in compliance with Rule 144 under the Securities Act, and in either case Holder delivers to the Company a reasonably acceptable representation and/or “will comply” letter, as applicable, certifying that, among other things, Holder will only Transfer such Registrable Securities pursuant to such effective registration statement or Rule 144, as applicable, and will, upon request following any lapse of effectiveness of such registration statement or availability of Rule 144, as applicable, cooperate with the Company to have any then applicable restrictive legends reincluded on such Registrable Securities, (c) such Registrable Securities are being sold pursuant to Rule 144 under the Securities Act and the applicable Holder delivers to the Company a representation letter regarding such Holder’s compliance with the terms thereof; provided, that with respect to each of clause (a), (b) and (c) above, the applicable Holder has provided all documentation and evidence (which, in the case of clauses (b) and (c), shall include an opinion of counsel to such Holder) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 3.2 within the later of (i) one (1) Business Day and (ii) the Standard Settlement Period, in each case, after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all of its own direct costs and expenses associated with the removal of a legend pursuant to this Section 3.2; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

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ARTICLE 4

REGISTRATION EXPENSES

SECTION 4.1 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Agreement, including, without limitation, (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 3.1(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Holder) and copying expenses, (c) [reserved], (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” undertaken pursuant to Section 3.1(a)(xvi), other than any expense paid or payable by the underwriters, and (f) reasonable and documented fees and disbursements of one counsel for all Holders whose Registrable Securities are included in a registration statement and any additional local counsel, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Holders requesting such offering or in the case of any other registration, the Holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Agreement, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

ARTICLE 5

INDEMNIFICATION

SECTION 5.1 Registration Indemnification.

(a) In connection with any registration statement in which a Selling Shareholder is participating, the Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, and partners, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the

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officers, directors, members, shareholders, employees, managers, and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact (i) contained in any registration statement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) included in any prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.1(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, and agents of each such controlling Person, each such underwriter, and each such Person who controls any such underwriter for any reasonable, customary and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b) In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers, and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact (i) contained in any registration statement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) included in any prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.1(b)) will reimburse the Company, its directors, officers, and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any reasonable, customary, and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder in writing for inclusion in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 5.1(b) for amounts in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to such liability.

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(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 5.1, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in

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connection with the actions, statements, or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g) The provisions of this Section 5.1 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

ARTICLE 6

TRANSFERS OF REGISTRATION RIGHTS

SECTION 6.1 Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be Transferred only (a) by operation of law, (b) if such transferee is a Permitted Transferee or (c) if such transfer is not made in accordance with clauses (a) and (b), with the express prior written consent of the Company (such consent not to be unreasonably withheld), provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a duly executed Adoption Agreement. Notwithstanding anything to the contrary contained in this Section 6.1, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 6.1.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1 Requested Information. Not less than ten (10) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Holder entitled to register Registrable Securities in such registration statement of the information, documents, and instruments from such Holder that the Company or, to the extent a Holder participates in an underwritten offering, any underwriter reasonably requests in

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connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter, and underwriting agreement in customary forms (including, for the avoidance of doubt, customary lock-up letters of at least sixty (60) days from Holders participating in an Underwritten Offering as requested by the underwriters and indemnification and contribution provisions in customary form, the “Requested Information”). If the Company has not received, on or before the Business Day before the expected filing date, the Requested Information from such Holder, the Company may file the registration statement without including Registrable Securities of such Holder. The failure to so include in any registration statement the Registrable Securities of a Holder (with regard to that registration statement) shall not result in any liability on the part of the Company to such Holder.

SECTION 7.2 Conflicting Rights. The Company shall not grant to any Person any demand, piggyback, or shelf registration rights the terms of which would violate the rights granted to the Holders hereunder, or provide for superior “cutback” priority relative to the Holders, in each case, pursuant to Sections 2.1(f)(ii), 2.2(g), and 2.3(b)(i) through (iii) without the prior written consent of the Holders of a majority of Registrable Securities. For the avoidance of doubt, as of the date hereof and excluding the rights granted by the Company to the Existing Registration Rights Holders pursuant to the Existing Registration Rights Agreement, no such violative or superior rights have been granted by the Company to any Person.

SECTION 7.3 Free Writing Prospectuses. No Selling Shareholder shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Agreement without the prior written consent of the Company. Notwithstanding the foregoing, a Selling Shareholder may use any free writing prospectus prepared and distributed by the Company.

SECTION 7.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith.

SECTION 7.5 Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company and Holders of a majority of the Registrable Securities then outstanding. The provisions of this Agreement shall terminate and be of no further force or effect, as to any Holder, as of the date on which all Registrable Securities held by such Holder have been disposed.

SECTION 7.6 Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) if sent by first-class mail, three (3) Business Days following the date on which the piece of mail containing such communication is posted, (b) when sent, if sent by e-mail, provided that such e-mail is sent by 5:00 p.m. (New York City time) on a Business Day (otherwise, the following Business Day), or (c) when delivered, if delivered by hand, via courier or by overnight delivery service to the intended recipient, provided that such delivery is delivered by 5:00 p.m. (New York City time) on a Business Day (otherwise, the following Business Day). A notice will be deemed given pursuant to the foregoing sentence only if properly addressed to a Party at the following address for such

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Party (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.6):

If to the Company, to:

Virgin Galactic Holdings, Inc.

1700 Flight Way, 4th Floor

Tustin, California 92782

Attention: Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel

Email: doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with copies (which shall not constitute notice) to:

O’Melveny & Meyers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, CA 92660

Attention: Tony Wang

E-mail: tonywang@omm.com

If to a Holder, to the address or email address of such Holder as they appear on such Holder’s signature page or signature page to the Adoption Agreement.

SECTION 7.7 Binding Effect; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 6.1, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

SECTION 7.8 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

(b) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

SECTION 7.9 Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

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SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts. Each Party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any Party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a Party with the intent to sign such record, contract, document or instrument.

SECTION 7.11 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of December [●], 2025, among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), the holders party thereto and the other Holders that may be party thereto from time to time (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring all or a portion of the Warrant and/or certain shares of Common Stock subject to the terms and conditions of the Registration Rights Agreement.

2. Agreement. Transferee (a) agrees that the portion of Warrant and/or shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby agrees to be bound by, and subject to, the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3. Notice. All notices, requests, claims, demands, waivers and other communications under the Registration Rights Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and in the Registration Rights Agreement.

Signature:

Address:

Contact person:

Telephone number:

E-mail address:

EXHIBIT F

FORM OF WARRANT AGREEMENT

SEE ATTACHED.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of December [•], 2025, is entered into by and between Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the warrants to be issued pursuant to this Agreement (the “Warrants”);

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.

Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1.

Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, (c) signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer, Treasurer or Chief Legal Officer and Corporate Secretary of the Company and (d) shall be reflected on statements issued by the Warrant Agent from time to time to the holders thereof. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2.	Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.	Registration.

2.3.1.

Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2.

Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.	Concerning the Warrant Agent and Other Matters.

3.1.

Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of common stock, par value $0.0001 per share (the “Common Stock”) upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

3.2.	Resignation, Consolidation, or Merger of Warrant Agent.

3.2.1.

Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed;

2

but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

3.2.2.

Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

3.2.3.

Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

3.3.	Fees and Expenses of Warrant Agent.

3.3.1.

Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

3.3.2.

Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

3.4.	Liability of Warrant Agent.

3.4.1.

Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

3.4.2.

Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

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3.4.3.

Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of the Warrant or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

3.5.

Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

4.	Miscellaneous Provisions.

4.1.	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

4.2.

Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Name:	Virgin Galactic Holdings, Inc.
Address:	1700 Flight Way, 4th Floor
Tustin, California 92782
Attn:	Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel
Email:	doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP
Address:	610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
Attn:	Tony Wang
Email:	tonywang@omm.com

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn:  Compliance Department

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

4.3.

Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 4.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

4.4.

Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

4.5.

Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant.

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4.6.

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.7.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

4.8.

Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Agreement. All other modifications or amendments shall require the written consent of the Company and the registered holders of then-outstanding warrants exercisable for a majority of the Common Stock issuable upon exercise of such Warrants, provided, however, that any amendment, modification, waiver, or supplement to this Agreement that has a material, disproportionate, and adverse effect on any registered holder (as compared to other registered holders and without giving effect to such registered holder’s specific tax or economic position or any other matters personal to such registered holder) shall also require the approval of such holder in order to be effective and enforceable against such registered holder.

4.9.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

[attached]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

Virgin Galactic Holdings, Inc.,

a Delaware Corporation

Issue Date: December [ ], 2025

1. Definitions. Unless the context otherwise requires, when used herein, the following terms shall have the meanings indicated.

“10-Day VWAP” means, as of any date, the volume weighted average price per share (rounded to the nearest second decimal place) of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Warrantholder) from 9:30 a.m. (New York City time) on the Trading Day that is 10 Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Acquisition Transaction” means (a) any transaction or series of related transactions (including, for avoidance of doubt, any Business Combination) as a result of which any Person or Group (excluding the Warrantholder or any of its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; (b) any transaction or series of related transactions in connection with a Business Combination in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; (c) the individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board; (d) the sale of all or substantially all of the Company’s assets to another Person; (e) any other transaction constituting a “Change in Control,” “Change of Control” or other similar construct under the Secured Notes Documents; (f) any merger of the Company in which the Company is not the surviving entity; or (g) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on The New York Stock Exchange.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Warrantholder or any of its Affiliates (and vice versa).

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

“Applicable Law” means all applicable law and regulation, including any regulation of an SRO, which from time to time is binding on the Company or the Warrantholder.

“Appraisal Procedure” means a procedure in accordance with the American Institute of Certified Public Accounts, Inc. (“AICPA”) “VS Section 100—Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” and such other associated AICPA guidance as is reasonable and applicable whereby two independent appraisers, each employed by firms nationally recognized for valuation expertise and each reasonably experienced in appraising the market value of securities of size in value and characteristics of the Warrant (each a “Qualified Appraiser”), one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its Qualified Appraiser within 15 days after the date that the Appraisal Procedure is invoked. If within 30 days after receipt by each party of the notices appointing the two Qualified Appraisers, such appraisers are unable to agree upon the amount in question, a third Qualified Appraiser shall be chosen within ten days after the end of such 30-day period by: (i) the mutual consent of such first two Qualified Appraisers; or (ii) if such two first Qualified Appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of Qualified Appraisers on the application of either of the first two Qualified Appraisers. If any Qualified Appraiser initially appointed shall, for any reason, be unable to serve, a successor Qualified Appraiser shall be appointed in accordance with the procedures pursuant to which the predecessor Qualified Appraiser was appointed. In the event a third Qualified Appraiser is appointed, the decision of such third Qualified Appraiser shall be given within 30 days after such Qualified Appraiser’s selection. If three Qualified Appraisers are appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then (a) the determination of such appraiser shall be excluded, (b) the remaining two determinations shall be averaged, and (c) such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive upon the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by the Warrantholder. The Qualified Appraisers shall act as experts and not arbitrators.

“Assumed Payment Amount” has the meaning set forth in Section 12(iii).

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“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the date of this Warrant, directly or indirectly managed or advised by the Warrantholder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Warrantholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Warrantholder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Warrantholder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Owns” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance hereunder.

“Beneficial Ownership Limitation” has the meaning set forth in Section 13(ii).

“Board” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, sale of all or substantially all of the assets of the Company or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” means Virgin Galactic Holdings, Inc., a Delaware corporation.

“Company Benefit Plan” has the meaning set forth in Section 14(i)(B).

“Company Stock Plans” has the meaning set forth in Section 14(i)(C).

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) the Warrantholder shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

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“Conversion” has the meaning set forth in the definition of Equity Securities.

“Designated Company Office” has the meaning set forth in Section 4(i).

“DTC” means The Depository Trust Company.

“Equity Agreements” has the meaning set forth in Section 14(i)(A).

“Equity Awards” means equity awards issued to directors, officers, employees, advisors, or consultants of the Company in connection with their employment with or service to the Company, in each case authorized by the Board and issued pursuant to the Company Stock Plans or any other compensatory equity plan or contract of the Company, including any equity plans or contracts assumed by the Company pursuant to a merger, acquisition or similar transaction.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in any case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercisability Date” means June [•], 20261.

“Exercise Conditions” has the meaning set forth in Section 4(ii).

“Exercise Period” has the meaning set forth in Section 4(i).

“Exercise Price” means $[•].

[1]	NTD: To be 6 months following the date of this Warrant.

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“Existing Convertible Notes” means the Company’s 2.50% Convertible Senior Notes due 2027, issued pursuant to that certain Indenture, dated as of January 19, 2022, between the Company and U.S. Bank National Association, as trustee.

“Expiration Time” has the meaning set forth in Section 4(i).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Warrantholder (which written notice shall include certified resolutions of the Board in respect thereof). If the Warrantholder objects in writing to the Board’s calculation of fair market value within ten Business Days after receipt of written notice thereof, and the Warrantholder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either the Company or the Warrantholder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt the Fair Market Value of cash shall be the amount of such cash.

“Fully Diluted Basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company (excluding any Equity Awards that have not settled, vested, been exercised or otherwise converted but including, for the avoidance of doubt, as of the date of this Warrant, the Warrant Shares).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on The New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event,

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(a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including without limitation the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industries in which the Company operates; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

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“Property Dividend” means any payment by the Company to all holders of its Common Stock of any dividend, or any other distribution by the Company to such holders, of any shares of capital stock of the Company, evidences of indebtedness of the Company or other assets, other than any dividend or distribution pursuant to Section 12(ii), Section 12(iv), Section 12(v), Section 12(viii) or Section 12(ix).

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed on and quoted for trading, and which, as of the Issue Date is The New York Stock Exchange.

“Qualified Appraiser” has the meaning set forth in the definition of “Appraisal Procedure.”

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated on or about the date hereof, between [•] and the Company.

“Repurchases” means any transaction or series of related transactions to acquire by purchase or otherwise Equity Securities of the Company or any of its subsidiaries by the Company or any subsidiary thereof for a purchase price greater than the 10-Day VWAP of such Equity Security, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and in each case, whether for cash, Equity Securities of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property or assets (including Equity Securities, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, Repurchases as defined herein shall not include one or more purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC Reports” means the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission, in each case after December 31, 2023.

“Secured Notes” means, collectively, (i) those certain 9.80% Senior Secured Notes due 2028 issued by the Company under the Secured Notes Indenture on or about the date hereof, and (ii) any additional Secured Notes issued under the Secured Notes Indenture by the Company.

“Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof.

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“Secured Notes Indenture” means, collectively, (i) that certain Indenture, dated on or about the date hereof, between the Company and the Secured Notes Trustee, and (ii) any supplemental indenture entered into by the Company and the Secured Notes Trustee pursuant to such Indenture from time to time after the date hereof.

“Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Secured Notes Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Share Delivery Date” has the meaning set forth in Section 5(i).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Subject Adjustment” has the meaning set forth in Section 12(xi).

“Subject Record Date” has the meaning set forth in Section 12(xi).

“Subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Transaction Documents” means, collectively, this Warrant, the Warrant Agreement, the Secured Notes Documents, the Registration Rights Agreement and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

“Transfer” means, with respect to this Warrant, Warrant Shares or any of the rights or obligations set forth herein, any transfer, pledge, assignment or other disposition thereof.

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Whenever any other word derived from “Transfer” is used in this Warrant, such derived word shall have the meaning correlative thereto.

“Warrant” means this Warrant.

“Warrant Agent” means Continental Stock Transfer & Trust Company, a New York corporation.

“Warrant Agreement” means the Warrant Agreement dated as of December [__], 2025 by and between the Company and the Warrant Agent.

“Warrant Register” has the meaning set forth in the Warrant Agreement.

“Warrant Shares” has the meaning set forth in Section 4.

“Warrantholder” means, in relation to the Warrant, the Person (or Persons) who is registered as the holder (or holders) of such Warrant in the Warrant Register.

2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant.

3. Number of Warrant Shares; Exercise Price. This certifies that, for value received, the Warrantholder or its permitted assigns or transferees is entitled, upon the terms hereinafter set forth, to acquire from the Company, in whole or in part, up to a maximum aggregate of the number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) set forth in the Warrant Register, at a purchase price per share of Common Stock equal to the Exercise Price. The Warrant Shares and Exercise Price are subject to adjustment and/or may be supplemented by or converted into other Equity Securities as provided herein, and all references to “Common Stock,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

4. Exercise of Warrant; Term; Other Agreements; Book Entry; Cancelation.

(i) Subject to the terms and conditions set forth in this Warrant, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time, from and after the Exercisability Date, but in no event later than 5:00 p.m., New York City time, on December [•], 20302 (subject to extension pursuant to Section 4(ii), such time as extended if applicable, the “Expiration Time” and such period from the Exercisability Date through the Expiration Time, the “Exercise Period”), by (a) the surrender of this Warrant and the Notice of Exercise attached as Annex A hereto, duly completed and executed on behalf of the Warrantholder, to the Warrant Agent in accordance with

[2]	NTD: To be the 5th anniversary of the Issue Date.

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Section 20 (or such other office or agency of the Company in the United States as it may designate by notice to the Warrantholder in accordance with Section 20 hereof (the “Designated Company Office”)), and (b) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company, in the amount equal to the Exercise Price multiplied by the number of Warrant Shares thereby purchased. At the request of the Warrantholder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 4 in order to accomplish such intent.

(ii) Notwithstanding the foregoing, if at any time during the Exercise Period the Warrantholder is not able to exercise this Warrant in full as a result of any Applicable Law with respect to the Company prohibiting the exercise of this Warrant (including, for the avoidance of doubt, any approval required under the Antitrust Laws, if applicable) (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until sixty (60) days after such date as the Warrantholder is able to acquire all of the Warrant Shares without violating any Exercise Conditions.

(iii) Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Warrantholder shall be entitled to receive from the Company, upon request, a new warrant of like tenor in substantially identical form to this Warrant for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares and the number of Warrant Shares as to which this Warrant has been exercised.

(iv) The Warrant Agent shall maintain books for the original issuance and the transfer and exercises of the Warrant issuable in connection therewith, in each case in accordance with the terms hereof in book-entry form. The Warrant Agent agrees that it will accept instructions from the Warrantholder for the transfer and exercise of the Warrants, to the extent permitted hereby. The Company shall be responsible for all fees and expenses with respect to maintaining the Warrant in book-entry form.

(v) Notwithstanding anything to the contrary in the Secured Notes Documents, this Warrant may remain in effect subsequent to a termination of the Secured Notes Indenture pursuant to its terms. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if the Warrantholder delivers to the Company a written, irrevocable commitment not to exercise this Warrant, then the Company shall have no obligation to issue, and the Warrantholder shall have no right to acquire, any unissued Warrant Shares under this Warrant.

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5. Issuance of Warrant Shares; Authorization; Listing; Cash Settlement.

(i) The Company shall issue a certificate or certificates or book-entry or book-entries (in any such case at the election of the Warrantholder) for the Warrant Shares issued upon exercise of this Warrant on or before the second (2nd) Business Day following the date of exercise of this Warrant (the “Share Delivery Date”) in accordance with its terms in the name of the Warrantholder and shall deliver such certificate or certificates, or evidence of such book-entry or book-entries, to the Warrantholder. To the extent such Warrant Shares are otherwise permitted or required to be issued without a restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, in lieu of issuing a physical share certificate or book-entry, the Warrant Agent shall, if requested by the Warrantholder, use the DTC Fast Automated Securities Transfer Program to credit such aggregate number of Warrant Shares to which the Warrantholder is entitled pursuant to such exercise to the Warrantholder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. The Company shall be responsible for all fees and expenses of the Warrant Agent and all fees and expenses with respect to the issuance of Warrant Shares, if any, including without limitation for same day processing.

(ii) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Warrantholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Warrantholder’s delivery of the associated exercise price and the Notice of Exercise substantially in the form attached as Annex A hereto.

(iii) The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 4 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by this Warrant, transfer restrictions arising as a matter of U.S. federal securities laws or created by or at the direction of the Warrantholder or any of its Affiliates). The Warrant Shares so issued shall be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates or book entries representing such Warrant Shares may not be actually delivered or made, as applicable, on such date or credited to the Warrantholder’s DTC account, as the case may be. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time). If at any time during the term of this Warrant (and, in particular, upon Warrantholder’s exercise of this Warrant), the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company shall, as promptly as practicable, take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes and, to the extent necessary and then applicable, to receive the approval of the Principal Trading Market on which Equity Securities of the Company are then listed, to list such shares of Common Stock. Warrantholder

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shall, in addition to any and all other rights and remedies that may be available to such Warrantholder at law (and, for avoidance of doubt, without in any way limiting the scope of Warrantholder’s rights under the Warrant, including (without limitation) Section 22 hereof), at equity or otherwise, be entitled to equitable relief, including the remedy of specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy, to compel the Company to increase its authorized but unissued shares of Common Stock upon such Warrantholder’s exercise of this Warrant, so as to permit such Warrantholder to exercise this Warrant.

(iv) The Company hereby represents and warrants that, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the Principal Trading Market has been approved by such Principal Trading Market.

(v) The Company hereby acknowledges that the exercise of this Warrant by the Warrantholder may subject the Company and/or the Warrantholder to the filing requirements of certain Antitrust Laws. The Company shall use its commercially reasonable efforts to timely prepare and submit, or to assist the Warrantholder in the timely preparation and submission of, as the case may be, any such filings. If any Antitrust Law or provision or restriction on ownership in the governing documents of the Company is or may become applicable to the transactions contemplated hereby, the Company shall grant such approvals and take all such actions as are reasonably necessary or advisable so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Warrant and otherwise act to eliminate or minimize the effects of such law, provision or restriction.

6. No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Securities or scrip representing fractional Warrant Shares or other Equity Securities shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares or other Equity Securities shall be rounded up or down, as the case may be, to the nearest whole Warrant Share or other Equity Securities, and the Warrantholder shall be entitled to receive such rounded number of Warrant Shares or other Equity Securities.

7. No Rights as Shareholders; Transfer Books. Without limiting in any respect the provisions of the Secured Notes Indenture and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder, in such capacity, to (i) consent to any action of the shareholders of the Company, (ii) receive notice of or vote at any meeting of the shareholders, (iii) receive notice of any other proceedings of the Company, and (iv) except as set forth in Section 12, exercise any other rights whatsoever, in any such case, as a stockholder of the Company prior to the date of exercise of this Warrant.

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8. Charges, Taxes, and Expenses. Issuance of this Warrant and issuance of Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, registration or transfer tax, assessment or similar governmental charge (other than any such taxes, assessments or charges in respect of any transfer by the Warrantholder to another person occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes, assessments, charges and expenses shall be paid by the Company. The Company shall pay all reasonable out-of-pocket expenses of the Warrantholder, including reasonable and documented legal expenses, incurred by the Warrantholder in connection with the preparation of this Warrant and the Registration Rights Agreement.

9. Transfer/Assignment.

(i) Transfers. Subject to the applicable conditions referred to in the legend endorsed hereon and the other applicable provisions of this Warrant, the Warrantholder may Transfer at any time, in whole or in part, all or any portion of this Warrant or all or a portion of its Warrant Shares without the consent of the Company. The Company will cooperate with such Warrantholder to facilitate the timely preparation and delivery of certificates, book-entry notations or DTC credits, as applicable, of Warrants and Warrant Shares to evidence a Transfer, including by promptly preparing or causing to be prepared any opinions, authorizations, certificates, directions and other documentation and information required by the Warrant Agent to effectuate such Transfer. Any Transfer pursuant to this Section 9(i) shall include a duly executed and delivered instruments of Transfer in customary form and substance for such Transfer. The acceptance and execution of a new Warrant by the Transferee thereof shall be deemed the acceptance by such Transferee of all of the rights and obligations in respect of such Warrant that the Warrantholder has in respect of this Warrant, excluding, for the avoidance of doubt, the agreements and acknowledgements set forth in Section 15(ii) hereof. If any transfer taxes arise in connection with such Transfer, such transfer taxes shall be paid by the Transferee. In connection with a Transfer, the Warrant Agent shall register the Transferees in the Warrant Register, and the Transferees shall be deemed to have become, and shall be treated for all purposes as, the holder of record of the new Warrants or Warrant Shares immediately upon issuance of the new Warrants or Warrant Shares to such Transferees.

(ii) If and for so long as reasonably requested by the Company for purposes of compliance with applicable securities laws, except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, the Warrant shall contain a legend in substantially the form of the legend endorsed hereon.

10. Registry of Warrant. The Warrant Agent shall maintain the Warrant Register showing the name and address of the Warrantholder as the registered holder of this Warrant.

11. Non-Business Day Extension. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

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12. Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.

(i) Stock Splits, Subdivisions, Reclassifications, or Combinations. If the Company shall at any time or from time to time split or subdivide, or reclassify the outstanding shares of Common Stock into a greater number of shares (except pursuant to a stock dividend or distribution to which Section 12(ii) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such event becomes effective shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased.

(ii) Common Stock Dividends. In the event the Company shall at any time or from time to time make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its capital stock payable in, shares of Common Stock (other than a dividend or distribution upon a Business Combination to which Section 12(vii) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination and the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Repurchases. If the Company shall at any time or from time to time effect Repurchases, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the date of first purchase of Equity Securities comprising such Repurchases by a fraction of which the numerator shall be (a) the product of (1) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (b) the Assumed Payment Amount, and of which the denominator shall be the product of (X) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases minus the number of shares of Common Stock so repurchased and (Y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the

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Company of the intent to effect such Repurchases. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iii). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(iv) Distributions of Warrants or Rights. In the event the Company shall at any time or from time to time make or issue a dividend or distribution to all holders of its Common Stock of any warrants or other rights to subscribe for or purchase any shares of Common Stock, whether or not the warrants or rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Market Price per share of Common Stock on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution, then and in each such event the Exercise Price at the opening of business on the day after such date for determination shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of shares of Common Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights.

(v) Property Dividends. If the Company shall at any time or from time to time make or issue a dividend or distribution to holders of Common Stock of a Property Dividend then and in each such event the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1): (a) the numerator of which shall be the Market Price per share of Common Stock on such date for determination minus the portion applicable to one share of Common Stock of the Fair Market Value (as determined in good faith by the Board) of such Property Dividend so distributed; and (b) the denominator of which shall be such Market Price per share of Common Stock. Any adjustment under this Section 12(v) shall become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution. If the Board determines the Fair Market Value of any Property Dividend for purposes of this Section 12(v) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share of Common Stock.

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(vi) Adjustment to Number of Warrant Shares. Whenever the Exercise Price is adjusted as provided pursuant to Section 12(i), Section 12(ii), Section 12(iii), Section 12(iv), Section 12(v) or Section 12(viii) the number of shares of Common Stock into which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(vii) Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Warrantholder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than ten Business Days prior to the effectiveness thereof), (b) the Warrant shall immediately become nonforfeitable, and subject to clause (c) below, become immediately exercisable upon consummation of such Acquisition Transaction or reclassification (notwithstanding that the date thereof may be prior to the Exercisability Date), and (c) solely in the event of an Acquisition Transaction that is a Business Combination or a reclassification, the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire, or, at the election of the Warrantholder, this Warrant shall be exchanged for, the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification without regard to any limitations on exercise contained herein. If an exercise of any portion of this Warrant is to be made in connection with an Acquisition Transaction, such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of such Acquisition Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition Transaction. In determining the kind and amount of stock, securities, or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder shall receive upon exercise of this Warrant. The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein (including, for the avoidance of doubt, an equitable adjustment to the Exercise Price to give effect to such Business Combination), and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

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(viii) Spin-Offs. If the Company shall at any time or from time to time make or issue a dividend or distribution to holders of Common Stock of shares of capital stock, or similar equity interests in, a Subsidiary of the Company, or other business unit of the Company (i.e., a spin-off) that are, or when issued will be, traded or quoted on any national or regional securities exchange or market, then and in each such event the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1): (a) the numerator of which shall be the Market Price of the Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution; and (b) the denominator of which shall be (x) the Market Price of the Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution plus (y) the Market Price of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution.

(ix) Cash Dividends and Distributions. If the Company shall at any time or from time to time make or declare, or fix a record date for the determination of holders of Common Stock issuable upon exercise of the Warrants) entitled to receive, a dividend or any other distribution of cash, then, and in each such event, the Warrantholder shall receive, simultaneously with the distribution to the holders of Common Stock, the amount of cash it would have been entitled to receive had its Warrants been exercised in full into Warrant Shares on the date of such event (without regard to any limitations on exercise thereof, including the Beneficial Ownership Limitation), giving application to all adjustments called for during such period under this Section 12 with respect to the rights of the Warrantholder.

(x) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12(i) shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be, and (ii) to the extent approved by the Board and absent any manifest error, shall be binding on the parties hereto. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more, provided, however, that any such adjustments that have been deferred shall become immediately applicable in connection with an exercise of the Warrants regardless of amount.

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(xi) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

(xii) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable after the event giving rise to the adjustment; provided that, to the extent any such statement contains material non-public information, the Company shall, simultaneously with the delivery of such statement to the Warrantholder, disclose such information (including, if it constitutes material non-public information, the cause of such adjustment) in a Current Report on Form 8-K.

(xiii) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(xiv) No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle the Warrantholder to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

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(xv) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall promptly take any and all action which may be necessary, including obtaining regulatory or other governmental, The New York Stock Exchange, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(xvi) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Warrantholder, if, in connection with an exercise of the Warrants, the Company fails to cause the Company’s transfer agent to transmit to the Warrantholder the Warrant Shares or otherwise fails to issue the Warrant Shares to the Warrantholder on or before the Share Delivery Date in accordance with the provisions of Section 5(i), and, if after such date, the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrantholder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrantholder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Warrantholder $1,000. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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(xvii) Abeyance. To the extent that the Warrantholder’s right to participate in any such distributions of shares of Common Stock or derivatives related thereto due to the adjustments in this Section 12 would result in the Warrantholder and the other Attribution Parties’ beneficial ownership exceeding the Beneficial Ownership Limitation, then the Warrantholder shall not be entitled to participate in such adjustment to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such adjustment to such extent) and the portion of such adjustment shall be held in abeyance for the benefit of the Warrantholder until such time or times as its right thereto would not result in the Warrantholder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Warrantholder shall be granted such adjustment (and any distributions declared or made on such initial distribution or on any subsequent distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

13. Beneficial Ownership Limitation.

(i) Notwithstanding anything in this Warrant to the contrary, the Company shall not effect any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, the Warrantholder together with the Warrantholder’s Attribution Parties would collectively Beneficially Own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised and non-cancelled portion of this Warrant Beneficially Owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted or non-cancelled portion of any other securities of the Company (including any warrants) Beneficially Owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Other than as set forth in the previous sentence, for purposes of this Section 13, Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 13, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (Y) a more recent public announcement by the Company, or (Z) a more recent notice by the Company or the Warrant Agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written or oral request of a Warrantholder, the Company shall, within two Trading Days thereof, confirm in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Warrantholder or any of its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder. In the event that the issuance of shares of Common Stock to a Warrantholder upon

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exercise of this Warrant would result in such Warrantholder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which such Warrantholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Warrantholder and its Attribution Parties shall not have the power to vote or to transfer the Excess Shares.

(ii) The “Beneficial Ownership Limitation” shall initially be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant held by the Warrantholder or its Attribution Parties (to the extent permitted pursuant to this Section 13); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Company, the Warrantholder may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.9 % of the number of shares of Common Stock upon exercise of this Warrant held by the Warrantholder or its Attribution Parties, and the provisions of this Section 13 shall continue to apply. Upon any increase or decrease of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further increased or decreased by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Warrantholder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 13 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

14. Additional Representations and Covenants of the Company.

(i) Representations. The Company represents and warrants as of the date hereof to the Warrantholder that:

(A) The Company has full corporate powers, authority and legal right to enter into, deliver and perform its respective obligations under this Warrant and the Registration Rights Agreement (together, the “Equity Agreements”) and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof and thereof. Each of the Equity Agreements has been duly executed and delivered by the Company and, assuming due

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authorization, execution and delivery hereof or thereof, as applicable, by the Warrantholder, are in full force and effect and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing. This Warrant is duly authorized, validly issued, fully paid and nonassessable and has been issued in compliance with all Applicable Laws and is not subject to preemptive rights of any other stockholder of the Company, and is free and clear of all liens, except restrictions imposed by the Securities Act and this Warrant.

(B) The execution, delivery and performance by the Company of the Equity Agreements and the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (including, for the avoidance of doubt, the issuance of this Warrant and the Warrant Shares), will not (A) (x) violate or conflict with any provision of its certificate of incorporation (or analogous organizational documents) or (y) result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or material assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”); (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan; (F) require the funding or acceleration of funding of any trust or other funding vehicle of the Company; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan, except, in the case of clauses (C) through (G), as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Section 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2024.

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(C) The authorized capital stock of the Company consists of (x) 700,000,000 shares of Common Stock of which, immediately prior to the execution hereof, 63,200,245 shares were issued and outstanding and no shares were held in treasury, as of November 6, 2025, and (y) 10,000,000 shares of preferred stock, $0.0001 par value per share, of which, immediately prior to the execution hereof, no shares were issued and outstanding. As of immediately prior to the execution hereof, the Company has (i) [•] shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (ii) [•] shares of Common Stock subject to issuance pursuant to restricted stock units, (iii) [•] shares of Common Stock available for future issuance under the Company’s employee stock purchase plan and (iv) [•] shares of Common Stock subject to issuance upon the conversion of the Existing Convertible Notes. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above or pursuant to this Warrant, there are no (A) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (B) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities, or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, excluding for the purposes hereof, any purchases of Equity Securities of the Company or any Affiliate pursuant to the Company Stock Plans pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act and any purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans, (D) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company, or (E) voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan, Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan, and 2025 Employee Stock Purchase Plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and Applicable Law. The issuance of this Warrant and the Warrant Shares will not result in any

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adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately prior to the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals [•]% of the outstanding shares of Common Stock on a Fully Diluted Basis.

(D) The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The New York Stock Exchange, and the Company has not received any notice of deregistration or delisting from the Commission or The New York Stock Exchange, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other governmental authority, or of The New York Stock Exchange, preventing or suspending trading in the Common Stock of the Company has been issued, and no proceedings for such purpose are, to the Company’s knowledge, pending, contemplated or threatened. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The issuance of this Warrant and the Warrant Shares will be made in compliance with applicable rules and regulations of the Principal Trading Market and will not require any vote of the Company’s shareholders.

(E) Since January 1, 2024, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act. The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Warrant.

(F) The Company is in material compliance with any and all applicable requirements of SOX that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

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The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(G) The Company is eligible to register the resale of the Warrant Shares to be issued to the Warrantholder pursuant to this Warrant under a Registration Statement on Form S-3 promulgated under the Securities Act.

(H) Neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of this Warrant or the Warrant Shares, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in any applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with other offerings by the Company.

(I) The Company is not now, and immediately after the consummation of the transactions contemplated hereunder, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii) Covenants. The Company hereby covenants that, from the date hereof until the Expiration Time, Company shall use its reasonable best efforts to (i) maintain the listing of the Common Stock on the Principal Trading Market and (ii) maintain compliance in all material respects with all filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act, including (without limitation) to ensure that no such filings include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any such filing that is a registration statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading).

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15. Agreement to Comply with the Securities Act; Legend.

(i) The Warrantholder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 15(i)and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Warrantholder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(ii) The initial Warrantholder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Securities Act or under any state or other applicable securities laws. The initial Warrantholder (a) acknowledges that it is acquiring this Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute this Warrant or the Warrant Shares to any person in violation of the Securities Act or any other applicable state securities laws, (b) will not sell, transfer, or otherwise dispose of any of this Warrant or the Warrant Shares, except in compliance with this Warrant and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) as well as a “qualified institutional buyer” (as that term is defined by Rule 144A of the Securities Act) and (e)(1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and the Warrant Shares, (2) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of an investment in this Warrant and the Warrant Shares and is able to afford a complete loss of such investment.

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16. Governing Law and Jurisdiction; Trial By Jury.

NOTWITHSTANDING THE PLACE WHERE THIS WARRANT AND/OR THE WARRANTS MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS WARRANT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS WARRANT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AND/OR THE WARRANTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT.

17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

18. Amendments. This Warrant may be amended by the parties hereto without the consent of any Warrantholder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Warrant. All other modifications or amendments shall require the written consent of the Company and the Warrantholders of the Warrant exercisable for a majority of the Common Stock issuable upon exercise of such Warrant, provided, however, that any amendment, modification, waiver, or supplement to this Warrant that has a material, disproportionate, and adverse effect on any Warrantholder (as compared to other Warrantholders and without giving effect to such Warrantholder’s specific tax or economic position or any other matters personal to such Warrantholder) shall also require the approval of such Warrantholder in order to be effective and enforceable against such Warrantholder.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by United Parcel Service or FedEx on an overnight basis, signature receipt required, one Business Day after mailing, (b) if sent by email, with a copy mailed on the same day (or next Business Day, if such day is not a Business Day) in the manner provided in clause (a) of this Section 20 when transmitted and receipt is confirmed, or (c) if otherwise personally delivered, when delivered with signature receipt required. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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If to the Company, to:

Name:	Virgin Galactic Holdings, Inc.
Address:	1700 Flight Way, 4th Floor
Tustin, California 92782
Attn:	Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel
Email:	doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP
Address:	610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
Attn:	Tony Wang
Email:	tonywang@omm.com

If to the Warrant Agent, to:

Name:	Continental Stock Transfer & Trust Company
Address:	1 State Street, 30 FL
New York, New York 10004
Attn:	Compliance Department
Email:	Compliance@continentalstock.com

If to the Warrantholder, to the address or email address of such Holder as they appear on such Holder’s signature page.

20. Entire Agreement. The Transaction Documents constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

21. Specific Performance. The parties agree that failure of any party to perform its agreements and covenants under this Warrant, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated by this Warrant, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations under this Warrant, this being in addition to any other remedies to which the parties are entitled at law or equity.

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22. Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The sole liability of the Warrantholder under this Warrant shall be the applicable aggregate Exercise Price if and when this Warrant is exercised in part or in whole.

23. Interpretation. When a reference is made in this Warrant to “Sections” or “Annexes” such reference shall be to a Section of, or Annex to, this Warrant unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. References to “herein,” “hereof,” “hereunder,” and the like refer to this Warrant as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Warrant. The headings contained in this Warrant are for reference purposes only and are not part of this Warrant. Whenever the words “include,” “includes,” or “including” are used in this Warrant, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Warrant, as this Warrant is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Warrant, all references to any statute, rule, or regulation are to the statute, rule or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December [•], 2025

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Warrant]

Annex A

[Form of Notice of Exercise]

Date:

TO:	Continental Stock Transfer & Trust Company, a New York corporation

RE:	Election to Purchase Shares of Warrant Shares

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Warrant Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 4 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining Warrant Shares covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder. Capitalized terms used herein without definition are used as defined in the Warrant.

Current Aggregate Beneficial Ownership of Common Stock of Warrantholder and its Attribution Parties (prior to the exercise of this Warrant): ____________________shares of Common Stock.

Number of Warrant Shares with respect to which the Warrant is being exercised:

Payment of Exercise Price:

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

A-1

EXHIBIT G

FORM OF PREFUNDED WARRANT

SEE ATTACHED.

FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT

VIRGIN GALACTIC HOLDINGS, INC.

Issue Date: ______, 2025

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, the investor or its assigns (the “Holder”) in whose name(s) the Warrant is registered in the Warrant Register (as defined below) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the sixth (6th) Business Day after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”), to subscribe for and purchase from VIRGIN GALACTIC HOLDINGS, INC., a Delaware corporation (the “Company”), up to the number of shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) registered in the name of such Holder in the Warrant Register. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated December [•], 2025, among the Company and the Holders signatory thereto.

Section 2. Appointment of Warrant Agent. The Company hereby appoints Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”) to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth herein. References herein to Company shall apply equally to the Warrant Agent, to the extent applicable.

Section 3. Exercise.

a. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Warrant Agent of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days (as defined in Section 3(c) herein) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 3(e)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by certified check payable to the order of the Warrant Agent or by wire transfer to an account specified by the Company unless the cashless exercise procedure specified in Section 3(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any defective Notice of Exercise within one (1) Trading Day of receipt of such notice.

b. Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c. Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 3(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 3(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the Principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, as of any date, the bid price of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day to 4:00 p.m. (New York City time).

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed on and quoted for trading, and which, as of the Initial Exercise Date is The New York Stock Exchange.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“VWAP” means, as of any date, the volume weighted average price per share (rounded to the nearest second decimal place) of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day to 4:00 p.m. (New York City time).

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3(c).

d. [Reserved]

e. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the

Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (A) the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period, in each case after the delivery to the Company of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the Fast Automated Securities Transfer (“FAST”) program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. [Reserved].

iii. Rescission Rights. If the Company fails to cause the Warrant Agent to transmit to the Holder the Warrant Shares pursuant to Section 3(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Warrant Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

f. Beneficial Ownership Limitation. Notwithstanding anything in this Warrant to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that, after giving effect to an exercise set forth on an applicable Notice of Exercise, a Holder, together with the Holder’s Attribution Parties (as defined below), would collectively Beneficially Own (as defined below) a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Holder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised and non-cancelled portion of this Warrant Beneficially Owned by such Holder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted or non-cancelled portion of any other securities of the Company (including any warrants) Beneficially Owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Other than as set forth in the previous sentence, for purposes of this Section 3(f), Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations promulgated thereunder. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the U.S. Securities and Exchange Commission (the “Commission”), as the case may be, (Y) a more recent public announcement by the Company, or (Z) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written or oral request of a Holder, the Company shall, within two Trading Days thereof, confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Holder or any of its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. In the event that the issuance of shares of Common Stock to a Holder upon exercise of this Warrant would result in such Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder and its Attribution Parties shall not have the power to vote or to transfer the Excess Shares.

The “Beneficial Ownership Limitation” shall initially be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant held by the Holder or its Attribution Parties (to the extent permitted pursuant to this Section 3(f)); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Holder to the Company, the Holder may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of Common Stock upon exercise of this Warrant held by the Holder or its Attribution Parties, and the provisions of this Section 3(f) shall continue to apply. Upon any increase or decrease of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further increased or decreased by the Holder without first providing the minimum written notice required by the immediately preceding sentence. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.f to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Holder or any of its Affiliates (and vice versa).

“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the date of this Warrant, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Owns” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance hereunder.

Section 4. Adjustments and Other Rights.

a. Dividends and Distributions. Subject to the provisions of this Section 4.a, if the Company shall, at any time or from time to time after the Initial Exercise Date, make or declare, or fix a record date for the determination of holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants), options, or other convertible securities in respect of outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants)), cash, or other property, then, and in each such event, the Holder shall receive, simultaneously with the distribution to the holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants), the kind and amount of securities of the Company, cash, or other property which the Holder would have been entitled to receive had its Warrants been exercised in full into Warrant Shares on the date of such event (without regard to any limitations on exercise thereof, including the Beneficial Ownership Limitation), giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided, however, to the extent that the Holder’s right to participate in any such distribution would result in the Holder exceeding the Beneficial Ownership Limitation, if applicable, then the Holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation, if applicable.

b. Common Stock Dividends and Splits; Subdivision, Reverse Stock Splits or Combination of Common Stock. If the Company shall, at any time or from time to time after the Initial Exercise Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a greater number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to any such dividend, distribution, or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a smaller number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4.b shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

c. Distributions of Warrants or Rights. In addition to any adjustments pursuant to this Section 4, if at any time after the Initial Exercise Date the Company grants, issues or sells any rights to purchase shares, warrants, securities or other property pro rata to the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that any Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent, and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d. Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4.b), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Holder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than ten Business Days prior to the effectiveness thereof), (b) the Warrant shall immediately become nonforfeitable, and subject to clause (c) below, become immediately exercisable upon consummation of such Acquisition Transaction or reclassification, and (c) solely in the event of an Acquisition Transaction that is a Business Combination or a reclassification, the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire, or, at the election of the Holder, this Warrant shall be exchanged for, the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification without regard to any limitations on exercise contained herein. If an exercise of any portion of this Warrant is to be made in connection with an Acquisition Transaction, such exercise may, at the election of the Holder, be conditioned upon the consummation of such Acquisition Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition Transaction. In determining the kind and amount of stock, securities, or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder shall receive upon exercise of this Warrant. The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein (including, for the avoidance of doubt, an equitable adjustment to the Exercise Price to give effect to such Business Combination), and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

e. Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4(e) shall be made to the nearest one-hundredth (1/100th) of a share, as the case may be, and (ii) to the extent approved by the board of directors of the Company (the “Board”) and absent any manifest error, shall be binding on the parties hereto. Any provision of this Section 4 to the contrary notwithstanding, no adjustment to the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one-tenth (1/10th) of a share of Common Stock, or more, provided, however, that any such adjustments that have been deferred shall become immediately applicable in connection with an exercise of the Warrants regardless of amount.

f. Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Holder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

g. Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 4, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Holder as promptly as practicable after the event giving rise to the adjustment; provided that, to the extent any such statement contains material non-public information, the Company shall, simultaneously with the delivery of such statement to the Warrantholder, disclose such information (including, if it constitutes material non-public information, the cause of such adjustment) in a Current Report on Form 8-K.

h. Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock. If the Company at any time decreases the par value per share of the unissued Warrant Shares, the Exercise Price shall be decreased to equal the decreased par value per share.

i. No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle the Holder to an adjustment under this Section 4 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

j. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall promptly take any and all action which may be necessary, including obtaining regulatory or other governmental, The New York Stock Exchange, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

k. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if, in connection with an exercise of the Warrants, the Company fails to cause the Warrant Agent to transmit to the Holder the Warrant Shares or otherwise fails to issue the Warrant Shares to the Holder on or before the Warrant Share Delivery Date in accordance with the provisions of Section 3(e), and, if after such date, the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

l. Abeyance. To the extent that the Holder’s right to participate in any such distributions of shares of Common Stock or derivatives related thereto due to the adjustments in this Section 4 would result in the Holder and the other Attribution Parties’ beneficial ownership exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such adjustment to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such adjustment to such extent) and the portion of such adjustment shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such adjustment (and any distributions declared or made on such initial distribution or on any subsequent distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

For purposes of this Warrant,

“Acquisition Transaction” means (a) any transaction or series of related transactions (including, for avoidance of doubt, any Business Combination) as a result of which any Person or Group (excluding the Holder or any of its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; (b) any transaction or series of related transactions in connection with a Business Combination in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; (c) the individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board; (d) the sale of all or substantially all of the Company’s assets to another Person; (e) any other transaction constituting a “Change in Control,” “Change of Control” or other similar construct under the Secured Notes Documents; (f) any merger of the Company in which the Company is not the surviving entity; or (g) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on The New York Stock Exchange.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, sale of all or substantially all of the assets of the Company or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed.

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) the Holder shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in any case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Holder (which written notice shall include certified resolutions of the Board in respect thereof). If the Holder objects in writing to the Board’s calculation of fair market value within ten Business Days after receipt of written notice thereof, and the Holder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Holder’s objection, the Appraisal Procedure may be invoked by either the Company or the Holder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Holder objection. For the avoidance of doubt the Fair Market Value of cash shall be the amount of such cash.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on The New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Secured Notes” means, collectively, (i) those certain 9.80% Senior Secured Notes due 2028 issued by the Company under the Secured Notes Indenture on or about the date hereof, and (ii) any additional Secured Notes issued under the Secured Notes Indenture by the Company.

“Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof.

“Secured Notes Indenture” means, collectively, (i) that certain Indenture, dated on or about the date hereof, between the Company and the Secured Notes Trustee, and (ii) any supplemental indenture entered into by the Company and the Secured Notes Trustee pursuant to such Indenture from time to time after the date hereof.

“Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Secured Notes Indenture.

Section 5. Additional Representations and Covenants of the Company.

a. Representations. The Company represents and warrants as of the date hereof to the Holder that:

(A) The Company has full corporate powers, authority and legal right to enter into, deliver and perform its respective obligations under this Warrant and the Registration Rights Agreement, dated on or about the date hereof, between [•] and the Company (together, the “Equity Agreements”) and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof and thereof. Each of the Equity Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Holder, are in full force and effect and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing. This Warrant is duly authorized, validly issued, fully paid and nonassessable and has been issued in compliance with all applicable laws and is not subject to preemptive rights of any other stockholder of the Company, and is free and clear of all liens, except restrictions imposed by the Securities Act and this Warrant.

(B) The execution, delivery and performance by the Company of the Equity Agreements and the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (including, for the avoidance of doubt, the issuance of this Warrant and the Warrant Shares), will not (A) (x) violate or conflict with any provision of its certificate of incorporation (or analogous organizational documents) or (y) result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or material assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any applicable law or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”); (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan; (F) require the funding or acceleration of funding of any trust or other funding vehicle of the Company; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan, except, in the case of clauses (C) through (G), as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Section 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2024.

(C) The authorized capital stock of the Company consists of (x) 700,000,000 shares of Common Stock of which, immediately prior to the execution hereof, 63,200,245 shares were issued and outstanding and no shares were held in treasury, as of November 6, 2025, and (y) 10,000,000 shares of preferred stock, $0.0001 par value per share, of which, immediately prior to the execution hereof, no shares were issued and outstanding. As of immediately prior to the execution hereof, the Company has (i) [•] shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (ii) [•] shares of Common Stock subject to issuance pursuant to restricted stock units, (iii) [•] shares of Common Stock available for future issuance under the Company’s employee stock purchase plan and (iv) [•] shares of Common Stock subject to issuance upon the conversion of the Existing Convertible Notes. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any applicable law). Except as set forth above or pursuant to this Warrant, there are no (A) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (B) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities, or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, excluding for the purposes hereof, any purchases of Equity Securities of the Company or any Affiliate pursuant to the Company Stock Plans pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act and any purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans, (D) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company, or (E) voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan, Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan, and 2025 Employee Stock Purchase Plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and applicable law. The issuance of this Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately prior to the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals [•]% of the outstanding shares of Common Stock on a Fully Diluted Basis.

(D) The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The New York Stock Exchange, and the Company has not received any notice of deregistration or delisting from the Commission or The New York Stock Exchange, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other governmental authority, or of The New York Stock Exchange, preventing or suspending trading in the Common Stock of the Company has been issued, and no proceedings for such purpose are, to the Company’s knowledge, pending, contemplated or threatened. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The issuance of this Warrant and the Warrant Shares will be made in compliance with applicable rules and regulations of the Principal Trading Market and will not require any vote of the Company’s shareholders.

(E) Since January 1, 2024, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act. The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Warrant.

(F) The Company is in material compliance with any and all applicable requirements of SOX that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The

Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(G) The Company is eligible to register the resale of the Warrant Shares to be issued to the Holder pursuant to this Warrant under a Registration Statement on Form S-3 promulgated under the Securities Act.

(H) The Company is not now, and immediately after the consummation of the transactions contemplated hereunder, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii) Covenants. The Company hereby covenants that, from the date hereof until the Termination Date, Company shall use its reasonable best efforts to (i) maintain the listing of the Common Stock on the Principal Trading Market and (ii) maintain compliance in all material respects with all filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act, including (without limitation) to ensure that no such filings include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any such filing that is a registration statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading).

For purposes of this Warrant,

“Equity Awards” means equity awards issued to directors, officers, employees, advisors, or consultants of the Company in connection with their employment with or service to the Company, in each case authorized by the Board and issued pursuant to the Company Stock Plans or any other compensatory equity plan or contract of the Company, including any equity plans or contracts assumed by the Company pursuant to a merger, acquisition or similar transaction.

“Existing Convertible Notes” means the Company’s 2.50% Convertible Senior Notes due 2027, issued pursuant to that certain Indenture, dated as of January 19, 2022, between the Company and U.S. Bank National Association, as trustee.

“Fully Diluted Basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company (excluding any Equity Awards that have not settled, vested, been exercised or otherwise converted but including, for the avoidance of doubt, as of the date of this Warrant, the Warrant Shares).

“Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including without limitation the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industries in which the Company operates; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC Reports” means the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission, in each case after December 31, 2023.

“Transaction Documents” means, collectively, this Warrant, the Secured Notes Documents, the Registration Rights Agreement and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

Section 6. Transfer of Warrant.

a. Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon delivery to the Warrant Agent of a written assignment of this Warrant substantially in the form of Exhibit B attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall cause the Warrant Agent to register the Warrant in the name of the assignee or assignees in the Warrant Register and in the denomination or denominations specified in such instrument of assignment.

b. [Reserved].

c. Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time and such registration shall be reflected on statements issued by the Warrant Agent from time to time to the Holder. On the Issue Date, the Warrant Agent shall issue and register the Warrants in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. The Company and Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 7. Miscellaneous.

a. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

b. Appointment of Warrant Agent Successor. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant

Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

c. Warrant Agent Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

d. Warrant Agent Liability. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant or with respect to the validity or execution of this Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

e. No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(e)(i), except as expressly set forth in Section 4. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” and to receive the cash payments contemplated pursuant to Section 3(e)(i) and Section 4(k), in no event will the Company be required to net cash settle an exercise of this Warrant.

f. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant. The applicant for a new certificate or instrument under such circumstances shall pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement warrant.

g. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

h. Authorized Shares. The Company covenants that, at all times during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action, which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

i. Applicable Law. The validity, interpretation and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.k hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

j. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. For the avoidance of doubt, the foregoing shall in no way modify or qualify the right to exercise this Warrant terminating on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant or the Subscription Agreement, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

k. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

Any notice, request or other document required or permitted to be given or delivered by the Holder or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn: Compliance Department

Email: Compliance@continentalstock.com

l. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

m. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

n. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

o. Amendment. This Warrant may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Warrant. All other modifications or amendments shall require the written consent of the Company and the Holders of the Warrant exercisable for a majority of the Common Stock issuable upon exercise of the Warrant, provided, however, that any amendment, modification, waiver, or supplement to this Warrant that has a material, disproportionate, and adverse effect on any Holder (as compared to other Holders and without giving effect to such Holder’s specific tax or economic position or any other matters personal to such Holder) shall also require the approval of such Holder in order to be effective and enforceable against such Holder.

p. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

q. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Pre-Funded Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: Continental Stock Transfer & Trust Company, a New York corporation

(1) Current Aggregate Beneficial Ownership of Common Stock of Holder and its Attribution Parties (prior to the exercise of this Warrant): ____________________shares of Common Stock.

(2) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(3) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _________ __ ____

Holder’s Signature:

Holder’s Address:

B-1

EXHIBIT H

FORM OF ESCROW AGREEMENT

SEE ATTACHED.